Exhibit 10.29

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IMMUNOME, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO IMMUNOME, INC. IF PUBLICLY DISCLOSED.

COLLABORATION AND OPTION AGREEMENT

by and between

IMMUNOME, INC.

AND

ABBVIE GLOBAL ENTERPRISES LTD.

Dated as of January 4, 2023

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS1

ARTICLE 2 DEVELOPMENT; OPTION22

2.1 Research Plan22

2.2 Stages of the Research Plan.22

2.3 VTP Verification Dispute; Abandoned VTPs26

2.4 Conduct of Research Activities.26

2.5 IP Assignment Obligation28

2.6 Options.28

2.7 Activities under Research Plan after Option Effective Date29

2.8 HSR.29

2.9 No Exercise of Option.30

2.10 Substitution Rights.30

2.11 Target Disclosures31

ARTICLE 3 MANAGEMENT OF THE RESEARCH33

3.1 Joint Research Committee33

3.2 Responsibilities33

3.3 Meetings and Minutes34

3.4 Procedural Rules34

3.5 Decision-Making35

3.6 Alliance Managers35

3.7 Discontinuation of the JRC.35

3.8 Interactions Between the JRC and Internal Teams35

3.9 Working Groups36

3.10 Expenses36

3.11 Authority36

ARTICLE 4 ASSIGNMENT OF OPTION PACKAGE ASSETS; LICENSE GRANTS36

4.1 Assignment and License Grants to AbbVie.36

4.2 Substituted VTPs.37

4.3 Sublicensing Rights38

4.4 No Other Rights38

ARTICLE 5 ABBVIE ACTIVITIES38

5.1 AbbVie Development and Commercialization38

ARTICLE 6 GENERAL PROVISIONS RELATING TO ACTIVITIES38

6.1 Compliance38

6.2 Subcontracting.38

6.3 Records and Reports.39

ARTICLE 7 UPFRONT FEE; MILESTONES AND ROYALTIES; PAYMENTS39

7.1 Upfront Fee39

7.2 One-Time Platform Access Payments.39

7.3 Option Exercise Fee40

7.4 Development Milestone Payments.40

7.5 Commercial Milestone Payments41

7.6 Sales-Based Milestone Payments42

7.7 Royalties.43

7.8 Estimated Sales Levels44

7.9 Third Party Licenses44

7.10 Floor on Royalty Reductions44

7.11 Reports; Royalty Payments44

7.12 Financial Records45

7.13 Audit; Audit Dispute.45

7.14 Methods of Payments45

7.15 Taxes.46

7.16 In-License Agreements.47

ARTICLE 8 EXCLUSIVITY47

8.1 Immunome Exclusivity Obligation.47

8.2 Limitations to Exclusivity48

ARTICLE 9 BUY-BACK OPTION; RIGHT OF FIRST NEGOTIATION48

9.1 General48

9.2 Abandoned VTP Buy-Back Option.49

9.3 ROFN Transaction Notice50

9.4 Exercise of ROFN50

9.5 ROFN Transaction50

ARTICLE 10 INTELLECTUAL PROPERTY RIGHTS50

10.1 Ownership of Intellectual Property; Disclosure.50

10.2 Patent Prosecution and Maintenance.51

10.3 Patent Enforcement.52

10.4 Invalidity or Unenforceability Defenses or Actions.53

10.5 Cooperation53

10.6 Infringement Claims by Third Parties54

10.7 Product Trademarks54

10.8 Inventor’s Remuneration55

10.9 International Nonproprietary Name55

ARTICLE 11 CONFIDENTIALITY55

11.1 Product Information.55

11.2 Confidentiality Obligations; Exceptions55

11.3 Permitted Disclosures.56

11.4 Use of Name57

11.5 Public Announcements57

11.6 Publications58

11.7 Return of Confidential Information58

11.8 Survival58

ARTICLE 12 REPRESENTATIONS AND WARRANTIES58

12.1 Representations and Warranties of Both Parties58

12.2 Representations, Warranties and Covenants of Immunome59

12.3 Covenants of Immunome64

12.4 Disclaimer64

12.5 Anti-Bribery and Anti-Corruption Compliance64

12.6 Bring Down Limitations64

ARTICLE 13 INDEMNIFICATION; INSURANCE64

13.1 Indemnification by AbbVie64

13.2 Indemnification by Immunome65

13.3 Procedure.66

13.4 Insurance67

13.5 Limitation of Liability68

ARTICLE 14 TERM AND TERMINATION68

14.1 Term68

14.2 Termination.68

14.3 Modification in Lieu of Termination70

14.4 Effects of Termination of Agreement.70

14.5 Accrued Rights; Surviving Provisions of the Agreement.71

ARTICLE 15 MISCELLANEOUS72

15.1 Governing Law; Service.72

15.2 Dispute Resolution72

15.3 Assignment.73

15.4 Force Majeure74

15.5 Notices74

15.6 Export Clause75

15.7 Waiver; Non-Exclusion of Remedies75

15.8 Further Assurance76

15.9 Severability76

15.10 Equitable Relief.76

15.11 Entire Agreement; Amendments77

15.12 Relationship of the Parties77

15.13 Headings; Construction; Interpretation77

15.14 Books and Records78

15.15 English Language78

15.16 Parties in Interest78

15.17 Counterparts78

EXHIBITS AND SCHEDULES

Exhibit A Research Plan

Schedule 1.105Existing Immunome Background Patents

Schedule 11.5Form of Press Release

Schedule 12.2Immunome Disclosure Schedule

Schedule 12.2.5Existing Patent Rights

Schedule 12.2.6Existing Platform In-License Agreements

Schedule 12.2.7Existing Product In-License Agreements

Schedule 15.2.2ADR Procedures

COLLABORATION AND OPTION AGREEMENT

This COLLABORATION AND OPTION AGREEMENT (this “Agreement”) is entered into and made effective as of January 4, 2023 (the “Effective Date”), by and between Immunome, Inc., a corporation organized under the laws of the State of Delaware, having a place of business at 665 Stockton Drive, Suite 300, Exton, PA 19341 (“Immunome”), and AbbVie Global Enterprises Ltd., a limited company organized under the laws of Bermuda, having its principal place of business at Thistle House, 4 Burnaby Street, Hamilton Pembroke HM 11, Bermuda (“AbbVie”). Immunome and AbbVie shall be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Immunome has developed a proprietary discovery platform technology for identifying Antibodies and corresponding Novel Targets (each as defined below);

WHEREAS, AbbVie possesses expertise in the research, development, manufacturing and commercialization of human pharmaceuticals; and

WHEREAS, Immunome and AbbVie desire to engage in a collaborative effort pursuant to which Immunome will carry out certain research activities set forth in a Research Plan (as defined below) and pursuant to which AbbVie will have an option to purchase certain Option Package Assets (as defined below) and license certain other intellectual property rights arising from Immunome’s research activities under the Research Plan, in each case, as set forth in, and subject to the terms of, this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

As used in this Agreement, the following terms will have the meanings set forth in this ARTICLE 1 (Definitions) unless context dictates otherwise:

1.1“Abandoned VTP” has the meaning set forth in Section 2.3 (VTP Verification Dispute; Abandoned VTPs).
1.2“Abandoned VTP Buy-Back Exercise Notice” has the meaning set forth Section 9.2.1 (Abandoned VTP Buy-Back Option).
1.3“Abandoned VTP Buy-Back Exercise Period” has the meaning set forth Section 9.2.1 (Abandoned VTP Buy-Back Option).
1.4“Abandoned VTP Buy-Back Fee” has the meaning set forth Section 9.2.1 (Abandoned VTP Buy-Back Option).
1.5“Abandoned VTP Buy-Back Option” has the meaning set forth Section 9.2.1 (Abandoned VTP Buy-Back Option).
1.6“Abandoned VTP Development Costs” has the meaning set forth Section 9.2.1 (Abandoned VTP Buy-Back Option).

1.7“Abandoned VTP Lead Generation Completion Date” has the meaning set forth in Section 9.2.1 (Abandoned VTP Buy-Back Option).
1.8“Abandoned VTP Package” has the meaning set forth Section 9.2.1 (Abandoned VTP Buy-Back Option).
1.9“Abandoned VTP Research Program IP” has the meaning set forth in Section 9.2.1 (Abandoned VTP Buy-Back Option).
1.10“AbbVie” has the meaning set forth in the introductory paragraph.
1.11“AbbVie Background IP” means AbbVie Background Know-How and AbbVie Background Patents.
1.12“AbbVie Background Know-How” means all information (including regulatory data, files, approvals and other documentation) and Know-How, other than Research Know-How, that is (a) Controlled by AbbVie or any of its Affiliates as of the Effective Date or at any time during the Term, (b) is not generally known, and (c) is necessary for Immunome to perform the allocated activities under the Research Plan.
1.13“AbbVie Background Patents” means all of the Patent Rights other than Research Patents that (a) are Controlled by AbbVie or any of its Affiliates during the Term and (b) are necessary or useful (or, with respect to patent applications, would be necessary or useful if such patent applications were to issue as patents) for the conduct of the Research Plan or Exploitation of the Option Package Assets, Identified Antibody or Product.
1.14“AbbVie Improvement Patents” has the meaning set forth in Section 1.14 (AbbVie Improvements).
1.15“AbbVie Improvements” means (a) all Research Know-How that (i) constitutes an improvement to the AbbVie Background IP, (ii) is conceived, reduced to practice, generated, discovered, developed or otherwise made [***], and (iii) does not include, or rely upon the use of, any Confidential Information of Immunome, and (b) all Patent Rights that claim such Research Know-How described in the foregoing subclause (a) (such Patent Rights, the “AbbVie Improvement Patents”).
1.16“AbbVie Prosecuted Patents” has the meaning set forth in Section 10.2.4(a) (Research Patents).
1.17“AbbVie Supplies” has the meaning set forth in Section 2.4.5 (AbbVie Supplies).
1.18“Academic Research Disclosure” has the meaning set forth in Section 1.96 (High Impact Disclosure).
1.19“Accounting Standards” means, with respect to a Party or its Affiliates or its or their (sub)licensees/Licensees/Sublicensees, United States generally accepted accounting principles or International Financial Reporting Standards as issued by the International Accounting Standards Board, as applicable, in each case, which are currently used at the relevant time and consistently applied by the applicable Party or its Affiliates or its or their (sub)licensees/Licensees/Sublicensees.
1.20“Additional Proposed VTP” means any Proposed VTP presented by Immunome following delivery to AbbVie of the minimum number of VTPs for a given Stage.

1.21“ADR” has the meaning set forth in Section 15.2.1 (General).
1.22“Adverse Ruling” has the meaning set forth in Section 14.2.1(b) (Disagreement as to Material Breach).
1.23“Affiliate” means, with respect to a Person, any Person that, directly or indirectly through one (1) or more intermediaries, controls, is controlled by or is under common control with such first Person for so long as such Person controls, is controlled by or is under common control with such first Person, regardless of whether such Affiliate is or becomes an Affiliate on or after the Effective Date. A Person shall be deemed to “control” another Person if it (a) owns, directly or indirectly, beneficially or legally, more than fifty percent (50%) of the outstanding voting securities or capital stock of such other Person, or has other comparable ownership interests with respect to any Person other than a corporation; or (b) has the power, whether pursuant to Contract, ownership of securities or otherwise, to direct the management and policies of such other Person.
1.24“Aggregate Minimum VTP Obligation” means the delivery by Immunome (taken in the aggregate across Stage 1, Stage 2 and Stage 3) of complete Data Packages for (a) [***] Validated Target Pairs [***].
1.25“Agreement” has the meaning set forth in the introductory paragraph.
1.26“Alliance Manager” has the meaning set forth in Section 3.6 (Alliance Managers).
1.27“Amount” has the meaning set forth in Section 7.15.2 (Withholding Taxes).
1.28“Annual Net Sales” means, with respect to a Product, the total Net Sales of such Product in the Territory in a particular Calendar Year.
1.29“Annual Net Sales Milestone Threshold” has the meaning set forth in Section 7.6 (Sales-Based Milestone Payments).
1.30“Annual Net Sales-Based Milestone Payment” has the meaning set forth in Section 7.6 (Sales-Based Milestone Payments).
1.31“Annual Net Sales-Based Milestone Table” has the meaning set forth in Section 7.6 (Sales-Based Milestone Payments).
1.32“Antibody” means any polypeptide, including full immunoglobulin molecules (such as IgG, IgM, IgE, IgA, and IgD molecules), single chain immunoglobulin molecules (such as VHH, VHH-Fc, or engineered single cell IgG molecules), and immunoglobulin fragments (such as ScFv, Fv, and Fab molecules), that has a paratope by virtue of which the polypeptide specifically binds to an antigen, molecule, immunogen, or hapten, and wherein the paratope contains a functionally operating region of an antibody variable region (such as a heavy chain complementarity determining region or a light chain complementarity determining region), and includes any naturally-occurring, engineered, or recombinant form of any such polypeptide (including, without limitation, any chimeric, humanized, human, non-human, monovalent, divalent, polyvalent, monospecific, bispecific, and multispecific), polynucleotides and/or amino acids encoding such polypeptide, and mutations to relevant backbones.
1.33“Audit Expert” has the meaning set forth in Section 7.13.2 (Audit Dispute).

1.34“Available Substitute VTP” has the meaning set forth in Section 2.9.1 (No Exercise of Option).
1.35“Bankruptcy Code” has the meaning set forth in Section 15.3.3 (Applicability of 11 U.S.C. § 365(n)).
1.36“Bayh-Dole Act” means the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401.
1.37“Biosimilar Product” means, with respect to a Product in a Country, any biological product sold by a Third Party (other than a Party or its licensee/Licensee, sublicensee/Sublicensee or a Person authorized by such Party or any of its Affiliates, licensee/Licensees, or sublicensee/Sublicensees) that (a) has been granted a Regulatory Approval as a biosimilar or interchangeable product by the FDA pursuant to Section 351(a) or 351(k) of the Public Health Service Act (PHSA), as may be amended, or any subsequent or superseding law, statute, or regulation, with such Product being the reference product for the grant of such Regulatory Approval; (b) has been granted a Regulatory Approval in the EU or any member state thereof as a generic medicinal product or a similar biological medicinal product with such Product as the reference medicinal product pursuant to Directive 2001/83/EC, as may be amended, or any subsequent or superseding law, statute, or regulation; or (c) has otherwise received Regulatory Approval as a biosimilar or interchangeable product from any applicable Regulatory Authority in such Country, with such Product being the reference product for the grant of such Regulatory Approval.
1.38“BLA” means a Biologics License Application (as more fully defined in 42 U.S.C. § 262, 21 C.F.R. § 601.2(a), as amended from time to time) submitted to the FDA, or any foreign counterpart to the foregoing filed with any Regulatory Authority outside of the United States, in each case, including all amendments and supplements thereto.
1.39“Board of Directors” has the meaning set forth in Section 1.45 (Change of Control).
1.40“Breaching Party” has the meaning set forth in Section 14.2.1(a) (Material Breach).
1.41“Business Day” means a day other than a Saturday or Sunday on which banking institutions in New York, New York, United States are open for business.
1.42“Calendar Quarter” means a period of three (3) consecutive months ending on the last day of March, June, September, or December, respectively, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date and the last Calendar Quarter shall end on the last day of the Term.
1.43“Calendar Year” means a period of twelve (12) consecutive months beginning on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.
1.44“CDA” has the meaning set forth in Section 15.11 (Entire Agreement; Amendments).
1.45“Change of Control” with respect to a Party, shall be deemed to have occurred if any of the following occurs after the Effective Date:

1.45.1any “person” or “group” (as such terms are defined below) (a) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of capital stock or other interests (including partnership interests) of such Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party representing more than fifty percent (50%) of the total voting power of all outstanding classes of Voting Stock of such Party or (b) has the power, directly or indirectly, to elect a majority of the members of the Party’s board of directors, or similar governing body (“Board of Directors”); the Parties acknowledge that in the case of certain entities organized under the Laws of certain countries outside of the United States, the maximum percentage ownership permitted by Law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management or policies of such entity; or
1.45.2such Party enters into a merger, consolidation or similar transaction with another Person (whether or not such Party is the surviving entity) and as a result of such merger, consolidation or similar transaction (a) the members of the Board of Directors of such Party immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of such Party or such surviving Person immediately following such transaction or (b) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of such Party representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person immediately prior to such transaction.

For the purpose of this definition of Change of Control, (a) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d 5(b)(1) under the said Act; (b) a “beneficial owner” shall be determined in accordance with Rule 13d 3 under the aforesaid Act; and (c) the terms “beneficially owned” and “beneficially own” shall have meanings corresponding to that of “beneficial owner.”

Notwithstanding the foregoing, the following will not constitute a Change of Control: (i) a sale of capital stock to underwriters in an underwritten public offering of a Party’s capital stock solely for the purpose of financing, or (ii) the acquisition of securities of a Party by any Person or group of Persons in a transaction or series of related transactions the primary purpose of which is to obtain financing for such Party through the issuance of equity securities.

1.46“Clinical Data” means all information made, collected, or otherwise generated under or in connection with Clinical Trials (including Phase 4 Clinical Trials) for any Product, including any data (including raw data), reports, and results with respect thereto.
1.47“Clinical Trial” means any study in which human subjects or patients are dosed with a Product, whether approved or investigational.
1.48“Collaboration Tumor Types” means [***] .
1.49“Combination Product” means a Product that contains an Identified Antibody as an active ingredient, together with one (1) or more other active ingredients that are not Identified Antibodies, which is sold either as a fixed dose/unit or as separate doses/units in a single package. [***].
1.50“Commercial Milestone Event” has the meaning set forth in Section 7.5 (Commercial Milestone Payments).

1.51“Commercial Milestone Payment” has the meaning set forth in Section 7.5 (Commercial Milestone Payments).
1.52“Commercialization” and “Commercialize” means any and all activities related to the preparation for sale of, offering for sale of, or sale of a Product, including activities related to marketing, promoting, distributing, importing and exporting such Product, and, for purposes of setting forth the rights and obligations of the Parties under this Agreement, shall be deemed to include interacting with Regulatory Authorities or other Governmental Authorities regarding any of the foregoing. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization, and “Commercialized” has a corresponding meaning.
1.53“Commercially Reasonable Efforts” means, with respect to the efforts and resources to be expended by Immunome with respect to any objective, activity or decision to be undertaken, [***] that would be comparable with the efforts and resources normally used in the biotechnology industry for research and development of novel biopharmaceutical products. Without limiting the foregoing, Commercially Reasonable Efforts includes, with respect to an obligation, that [***] .
1.54“Competing Program” means, individually or collectively (as the context requires), a Tumor Type Competing Program or Target Pair Competing Program.
1.55“Confidential Information” means any information or data that is made available and accessed or provided, whether orally, visually, in writing, or in any other form, by or on behalf of one (1) Party (or an Affiliate or Representative of such Party) to the other Party (or to an Affiliate or Representative of such Party) in connection with this Agreement, whether prior to, on, or after the Effective Date, including information or data provided by or on behalf of a Party as set forth in the Research Plan, or generated under the Research Plan, information relating to the terms of this Agreement, an Identified Antibody, or a Product, or any Exploitation of a Product, any Know-How with respect thereto developed by or on behalf of the disclosing Party or its Affiliates, or the scientific, regulatory or business affairs or other activities of either Party.  In addition, each Party’s confidential information under the CDA will be deemed to be such Party’s Confidential Information under this Agreement.  Notwithstanding the foregoing, (a) the existence and terms of this Agreement, will be deemed to be the Confidential Information of both Parties, and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto [***].
1.56“Contract” means any written legally binding contract, agreement, instrument, commitment or undertaking (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts and purchase orders).
1.57“Control” means, subject to Section 15.3.2 (Assignment) and Section 7.16 (In-License Agreements), with respect to a Person and any material (including Materials), Know-How, Patent Right or other Intellectual Property Right, the possession by such Person or any of its Affiliates of the right, whether through ownership or license (other than by a license under this Agreement), to grant the licenses, sublicenses or other rights as provided herein without violating the terms of any agreement or other arrangement with any Third Party. “Controlled” will have a corresponding meaning.
1.58“Convicted Individual” or “Convicted Entity” means an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. § 335a (a) or 42 U.S.C. § 1320a – 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.
1.59“Country” means a country or other jurisdiction, as applicable, in the Territory.

1.60“Data Package” means, with respect to a given Proposed VTP or Validated Target Pair (including, for clarity, any Abandoned VTP for which AbbVie has exercised its Option pursuant to Section 2.3 (VTP Verification Dispute; Abandoned VTPs) or the Abandoned VTP Buy-Back Option), a data package containing: (a) all [***] that (i) comprises any deliverables set forth in the Research Plan and applicable to such Proposed VTP, Abandoned VTP (or VTP), or (ii) relates to (A) the applicable Validated Target Pair, Proposed VTP or Abandoned VTP, or (B) [***]; and (c) [***], as identified in the Research Plan (in such amounts set forth under the Research Plan) and required to be included in the Data Package. For clarity, a Data Package shall not include (x) any Immunome Platform Technology, (y) [***], or (z) [***].
1.61“Data Security and Privacy Laws” means all applicable Laws relating to the privacy, Processing and security of Personal Data, including, but not limited to, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, and all rules and regulations promulgated thereunder.
1.62“Debarred Entity” means a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. § 335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or Affiliate of a Debarred Entity.
1.63“Debarred Individual” means an individual who has been debarred by the FDA pursuant to 21 U.S.C. § 335a (a) or (b) from providing services in any capacity to a Person that has an approved or pending drug or biological product application.
1.64“Default Notice” has the meaning set forth in Section 14.2.1(a) (Material Breach).
1.65“Delivery Site” as the meaning set forth in Section 4.1.1 (Option Package Assets).
1.66“Development” means all activities related to research, pre-clinical and other non-clinical testing, research or discovery, including IND-enabling studies, test method development and stability testing, toxicology, formulation, process development, manufacturing scale up, qualification and validation, quality assurance/quality control, pre-clinical studies (including safety studies, toxicology studies and drug metabolism and pharmacokinetics (DMPK) studies), biomarker-translational studies, Clinical Trials, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of INDs and Regulatory Approval Applications, regulatory affairs with respect to the foregoing, all other activities necessary or useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval, and, for purposes of setting forth the rights and obligations of the Parties under this Agreement, [***] . When used as a verb, “Develop” means to engage in Development. Notwithstanding the foregoing, Development does not include any Commercialization activities. “Developed” will have a corresponding meaning.
1.67“Development Milestone Event” has the meaning set forth in Section 7.4.1 (Development Milestone Payments).
1.68“Development Milestone Payment” has the meaning set forth in Section 7.4.1 (Development Milestone Payments).
1.69“Dispute” has the meaning set forth in Section 15.2 (Dispute Resolution).
1.70“Dispute Settlement Licensee” means any Licensee or Sublicensee that is granted a license or sublicense, as applicable, under the rights granted to AbbVie under Section 4.1 (Assignment and License Grants to AbbVie) (a) in order to settle a litigation or dispute related to any Patent Rights in connection with a Product or a Biosimilar Product thereof, including any such litigation or dispute with any Third Party that has submitted an application to a Regulatory Authority to market a Biosimilar Product with respect to a Product, or (b) pursuant to a compulsory license or otherwise as a result of the actions of any Governmental Authority.
1.71“Distributor” means any Person appointed by AbbVie or any of its Affiliates or its or their Licensees and/or Sublicensees (other than Dispute Settlement Licensees) to distribute, market and sell a Product with or without packaging rights, in one (1) or more Countries, in circumstances where such Person purchases its requirements of such Product from AbbVie or its Affiliates or its or their Licensees and/or Sublicensees (other than Dispute Settlement Licensees); provided that [***] .
1.72“DOJ” means the Antitrust Division of the United States Department of Justice, and any successor entity thereto.
1.73“Dollars” or “$” means the legal tender of the United States.
1.74“Drug Development Entity” means any Person, whether academic, commercial, governmental or otherwise, that is engaged in the conduct of research, discovery and/or development of pharmaceutical products.
1.75“Effective Date” has the meaning set forth in the introductory paragraph.
1.76“EMA” means the European Medicines Agency, and any successor entity thereto.
1.77“Encumbrance” means any lien, pledge, charge, mortgage, owner’s mortgage, easement, encroachment, imperfection of title, title exception, title defect, right of possession, right of negotiation or refusal, leasehold interest, security interest, encumbrance, adverse claim, interference, or other restriction on transfer, ownership or use.
1.78“End of Stage 1 Payment” has the meaning set forth in Section 7.2.1 (End of Stage 1 Payment).
1.79“European Market” means [***] the major European markets of United Kingdom, France, Germany, Italy and Spain.
1.80“Excluded Individual” or “Excluded Entity” means (a) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services, or (b) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA).
1.81“Excluded Liabilities” has the meaning set forth in Section 4.1.2 (Excluded Liabilities).
1.82“Exclusivity Period” means with respect to the conduct of (a) a Tumor Type Competing Program, the exclusivity period set forth in Section 8.1.1 (Tumor Type Exclusivity), and (b) a Target Pair Competing Program, the exclusivity period described in Section 8.1.2 (Target Pair Exclusivity).
1.83“Executive Officers” means the Chief Executive Officer, or his or her designee, in the case of Immunome, and the Vice President, Head of Oncology Discovery Research, or his or her designee, in the case of AbbVie.

1.84“Exercise Notice” has the meaning set forth in Section 2.6.2(a) (Exercise of Option).
1.85“Exercise Period” has the meaning set forth in Section 9.4 (Exercise of ROFN).
1.86“Existing Patent Rights” has the meaning set forth in Section 12.2.5 (Representations, Warranties, and Covenants of Immunome).
1.87“Existing Platform In-License Agreements” has the meaning set forth in Section 1.160 (Platform In-License Agreements).
1.88“Exploit” or “Exploitation” means to make, have made, import, export, use, have used, sell, have sold, or offer for sale, including to research, Develop, Commercialize, register, modify, enhance, improve, Manufacture, have Manufactured, hold, or keep (whether for disposal or otherwise), formulate, optimize, have used, export, transport, distribute, promote, market, have sold, or otherwise dispose of.
1.89“FDA” means the United States Food and Drug Administration, and any successor entity thereto.
1.90“FDA’s Disqualified/Restricted List” means the list of clinical investigators restricted from receiving investigational drugs, biologics, or devices if the FDA has determined that the investigators have repeatedly or deliberately failed to comply with regulatory requirements for studies or have submitted false information to the study sponsor or the FDA.
1.91“FFDCA” means the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).
1.92“Field” means all human and non-human diagnostic, prophylactic, and therapeutic uses.
1.93“First Commercial Sale” means, with respect to a Product and a Country, the first sale for monetary value for use or consumption by the end user of such Product in such Country after all Regulatory Approvals for the sale of such Product in such Country have been granted by the applicable Regulatory Authority or Governmental Authority of such Country.  [***].
1.94“FTC” means the United States Federal Trade Commission, and any successor entity thereto.
1.95“Governmental Authority” means any multinational, federal, national, state, provincial, local or other entity, office, commission, bureau, agency, political subdivision, instrumentality, branch, department, authority, board, court, arbitral or other tribunal exercising executive, judicial, legislative, police, regulatory, administrative or taxing authority or functions of any nature pertaining to government.
1.96“High Impact Disclosure” means, with respect to an Included Target, any of the following occurring within [***] following the date that Immunome delivers such Included Target as part of a Data Package for a Validated Target Pair (a) a public disclosure (whether orally, written, electronically, or through any other medium) [***], of such Included Target as [***] for an Antibody; provided that if such disclosure relates to [***], such public disclosure [***]; provided, further, that a High Impact Disclosure shall exclude any [***], (b) any public disclosure of information that [***], whether orally, written, electronically, or through any other medium, to the effect that [***], or (c) any public disclosure of information referencing or including [***], other than by AbbVie or its Affiliates.

1.97“HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.
1.98“HSR Clearance” means (a) the earlier of (i) notification to the Parties from the FTC or DOJ of early termination of the applicable waiting period under the HSR Act with respect to the HSR Filings, or (ii) expiration of the applicable waiting period under the HSR Act, or any voluntary agreement not to consummate the transaction, with respect to the HSR Filings and (b) that there is no Order issued by a court of competent jurisdiction that remains in effect that prevents the consummation of the transactions contemplated by this Agreement.
1.99“HSR Extension Period” has the meaning set forth in Section 2.8.1 (HSR).
1.100“HSR Filings” means any filings by Immunome and AbbVie with the FTC and the DOJ of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto.
1.101“Identified Antibody” means an Antibody (a) that is specifically identified and included in the applicable Option Package Asset or (b) that is [***] may develop an Antibody that [***] [through activities outside of this Agreement, and without any use of or benefit from [***]. For purposes of this Section 1.101 (Identified Antibody) only, [***].
1.102“Immunome” has the meaning set forth in the introductory paragraph.
1.103“Immunome Background IP” means the Immunome Background Know-How and Immunome Background Patents.
1.104“Immunome Background Know-How” means all information (including regulatory data, files, approvals and other documentation) and Know-How, other than Research Know-How, that (a) is Controlled by Immunome or any of its Affiliates (subject to Section 15.3.2 (Assignment)) as of the Effective Date or at any time during the Term, (b) is not generally known, and (c) is necessary or useful for (i) the conduct of activities allocated to either Party under the Research Plan or (ii) the use of any Option Package Assets; but, excluding: [***]; provided that, with respect to an Abandoned VTP for which AbbVie exercises an Abandoned VTP Buy-Back Option or for which AbbVie has exercised its Option pursuant to Section 2.3 (VTP Verification Dispute; Abandoned VTPs), “Immunome Background Know-How” shall additionally include all Know-How that is (x) is Controlled by Immunome or any of its Affiliates (subject to Section 15.3.2 (Assignment)) as of the Effective Date or at any time during the Term, (y) is not generally known, and (z) is necessary or useful for the conduct of Development or other Exploitation activities performed by Immunome with respect to such Abandoned VTP prior to the exercise of the applicable Abandoned VTP Buy-Back Option or Option pursuant to Section 2.3 (VTP Verification Dispute; Abandoned VTPs), excluding, for clarity, [***].
1.105“Immunome Background Patents” means all Patent Rights, other than Research Patents, that (a) are Controlled by Immunome or any of its Affiliates (subject to Section 15.3.2 (Assignment)) as of the Effective Date, or at any time during the Term, and (b) (i) are necessary or useful for the Exploitation of the Option Package Assets and (ii) claim any Immunome Background Know-How.  The Immunome Background Patents existing as of the Effective Date are listed on Schedule 1.105 (Existing Immunome Background Patents). For the avoidance of doubt, Immunome Background Patents exclude any Patent Rights that claim any Immunome Platform Technology.
1.106“Immunome Improvement Patents” has the meaning set forth in Section 1.107 (Immunome Improvements).

1.107“Immunome Improvements” means (a) all Research Know-How that (i) constitutes an improvement to the Immunome Background IP, (ii) is conceived, reduced to practice, generated, discovered, developed or otherwise made [***] and (b) all Patent Rights that claim such Research Know-How described in the foregoing subclause (a) (such Patent Rights, the “Immunome Improvement Patents”). For the avoidance of doubt, Immunome Improvements exclude Immunome Platform Improvements.
1.108“Immunome Platform Improvement Patents” has the meaning set forth in Section 1.109 (Immunome Platform Improvements).
1.109“Immunome Platform Improvements” means (a) all Research Know-How that (i) constitutes an improvement to the Immunome Platform Technology, (ii) is conceived, reduced to practice, generated, discovered, developed or otherwise made [***] and (b) all Patent Rights that claim such Research Know-How described in the foregoing subclause (a) (such Patent Rights, the “Immunome Platform Improvement Patents”).
1.110“Immunome Platform Technology” means: (a) Immunome’s discovery platform that identifies Antibodies and corresponding targets, including all Patent Rights, Know-How and Materials Controlled by Immunome as of the Effective Date, or at any time during the Term, that relate to (i) [***] (ii) [***], or (iii) methods, processes or algorithms related to [***] and (b) all Intellectual Property Rights licensed to Immunome from the relevant Third Parties under the Platform In-License Agreements.  For clarity, all Immunome Platform Improvements will be included within Immunome Platform Technology upon their creation.
1.111“Immunome Prosecuted Patents” has the meaning set forth in Section 10.2.4(b) (Research Patents).
1.112“Included Target” means (a) a target that is included in a Validated Target Pair that is the subject of an Option Package Asset, or (b) [***] .
1.113“IND” means an application filed with a Regulatory Authority for authorization to commence Clinical Trials, including (a) an Investigational New Drug Application as defined in the FFDCA, 21 C.F.R. Part 312, or any successor application or procedure filed with the FDA, (b) any equivalent of a United States IND in other countries or regulatory jurisdictions, (i.e., Clinical Trial application (CTA)), and (c) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.
1.114“Indemnification Claim Notice” has the meaning set forth in Section 13.3.1 (Notice).
1.115“Indemnified Party” has the meaning set forth in Section 13.3.1 (Notice).
1.116“Indemnifying Party” has the meaning set forth in Section 13.3.1 (Notice).
1.117“Indemnitee” has the meaning set forth in Section 13.3.1 (Notice).
1.118“Independent Affiliate” means, in connection with a Change of Control of Immunome, any Affiliate of Immunome following such Change of Control that was not an Affiliate of Immunome prior to such Change of Control.
1.119“Indirect Taxes” has the meaning set forth in Section 7.15.3 (Indirect Taxes).
1.120“Infringement” has the meaning set forth in Section 10.3.1 (Notice).

1.121“Initial Disclosure Schedule” has the meaning set forth in Section 12.6 (Bring Down Limitations).
1.122“Initial Target Disclosure” has the meaning set forth in Section 2.11.2 (Initial Target Disclosure Prior to Option Effective Date).
1.123“Initiation of First GLP Toxicology Study” means, with respect to a Product, the commencement, [***]  conducted in accordance with current good laboratory practices to characterize the toxicity profile of the Product by identifying its pharmacologic activity and safety profile through non-human testing, with the intent to support the filing of an IND.
1.124“Intellectual Property Rights” means any and all proprietary rights provided under (a) patent law, including any Patent Rights; (b) trademark law; (c) copyright law; (d) design patent or industrial design law; © mask work law; or (f) any other applicable statutory provision or common law principle, including trade secret law, that may provide a right in ideas, formulae, algorithms, concepts, inventions, or Know-How, or the expression or use thereof.
1.125“JRC” has the meaning set forth in Section 3.1 (Joint Research Committee).
1.126“Know-How” means all knowledge, data, and information of a technical, scientific, business, and other nature, including inventions, discoveries, know-how, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data (including raw data), results and other biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing, and quality control data and information, including study designs, and protocols, and biological methodology; in each case, in written, electronic or any other form now known or hereafter developed.
1.127“Knowledge” means, with respect to Immunome or any of its Affiliates, the knowledge of the chief executive officer, chief financial officer, chief legal officer, chief scientific officer, chief technology officer and chief operating officer of Immunome, or such Affiliate, as applicable or any equivalent positions [***] .
1.128“Law” means federal, state, local, national and supra national laws, statutes, rules, and regulations, including any rules, regulations, regulatory guidelines, or other requirements of the Regulatory Authorities, major national securities exchanges or major securities listing organizations, that may be in effect from time to time during the Term and applicable to a particular activity or Country hereunder.
1.129“Lead Generation” means the pre-clinical stage of Development performed for each Validated Target Pair, with the goal to initially identify Identified Antibodies suitable for Product candidates, completion of which shall be determined by [***]; provided that [***].
1.130“Lead Generation Payment” has the meaning set forth in Section 7.2.2 (Lead Generation Payment).
1.131“Lead Optimization” means the pre-clinical stage of Development following Lead Generation, aimed at enhancing the identified Product candidate to improve effectiveness, diminish toxicity or increase absorption, completion of which shall be determined by [***]; provided that [***].
1.132“Lead Optimization Payment” has the meaning set forth in Section 7.2.3 (Lead Optimization Payment).

1.133“Liabilities” means all debts, liabilities and obligations, whether presently in existence or arising hereafter, accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, asserted or unasserted, known or unknown, including those arising under any Law, action or governmental order and those arising under any Contract.
1.134“Licensee” means any Third Party to which AbbVie has granted a license to Develop, Manufacture, and/or Commercialize in any manner in the Field any Product.
1.135“Losses” has the meaning set forth in Section 13.1 (Indemnification by AbbVie).
1.136“Low Impact Disclosure” means, with respect to an Included Target, a disclosure occurring within [***] following the date that Immunome delivers such Included Target as part of a Data Package for a Validated Target Pair that is a public disclosure (whether orally, written, electronically, or through any other medium) by any Third Party of [***], as of the Option Effective Date, [***] , in each case that is not [***]. For clarity, if the Parties agree to conduct activities under the Research Plan on a target that the Parties agree in writing is already in the public domain, but the activities under the Research Plan will be conducted with respect to [***], then for the purposes of Section 2.11 (Target Disclosures), (a) such initial known disclosure shall be deemed [***], (b) any subsequent disclosure of such target generally, or [***] shall also be deemed [***] , and (c) any subsequent disclosure of [***]  that the Parties are pursuing under the Research Plan shall be deemed [***].
1.137“Manufacture” and “Manufacturing” means all activities related to the synthesis, making, production, processing, purifying, formulating, filling, finishing, packaging, labeling, shipping, and holding of the Identified Antibody, any Product, or any intermediate thereof, including process development, process qualification and validation, scale up, pre-clinical, clinical and commercial production and analytic development, product characterization, stability testing, quality assurance, and quality control. “Manufactured” will have a corresponding meaning.
1.138“Materials” means all physical materials of a technical and scientific nature, including reagents, plasmids, proteins, cells, cell lines, assays, compounds, patient-derived Antibodies, and such other materials specified in the Research Plan.
1.139“Medical Affairs Activities” means, with respect to any Country, the coordination of medical information requests and Field based medical scientific liaisons with respect to Identified Antibodies or Products, including activities of medical scientific liaisons and the provision of medical information services with respect to a Product.
1.140“Mono Product” has the meaning set forth in Section 1.142 (Net Sales).
1.141“Negotiation Period” has the meaning set forth in Section 9.4 (Exercise of ROFN).
1.142“Net Sales” means, with respect to any Product for a particular period, the total amount invoiced on sales of such Product during such period by AbbVie, any of its Affiliates, Licensees, and/or Sublicensees (other than a Dispute Settlement Licensee) (each, a “Selling Party”) in the Territory to a Third Party (including wholesalers or Distributors) in bona fide arm’s length transactions, less the following deductions, in each case related specifically to the Product and actually allowed and taken by such Third Parties and not otherwise recovered by or reimbursed to the Selling Party:
1.142.1trade, cash and quantity discounts;

1.142.2price reductions or rebates, retroactive or otherwise, imposed by, negotiated with or otherwise paid to Governmental Authorities or other payees;
1.142.3taxes on sales (such as sales, value added, or use taxes) to the extent added to the sale price and set forth separately as such in the total amount invoiced;
1.142.4amounts repaid or credited by reason of rejections, defects, return goods allowance, recalls or returns, or because of retroactive price reductions, including rebates or wholesaler charge backs;
1.142.5the portion of administrative fees paid during the relevant time period to group purchasing organizations, pharmaceutical benefit managers or Medicare Prescription Drug Plans relating to such Product;
1.142.6any consideration actually paid or payable for any Delivery System related to a billed or invoiced sale of such Product, where for purposes of this Net Sales definition, a “Delivery System” means any delivery system designed to assist in the administration of such Product;
1.142.7any invoiced amounts from a prior period which are not collected and are written off by AbbVie or any of its Affiliates, Licensees and/or Sublicensees, including bad debts;
1.142.8that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended) and reasonably allocable to sales of the Products;
1.142.9freight, insurance, import/export, and other transportation charges to the extent added to the sale price and set forth separately as such in the total amount invoiced, as well as any fees for services provided by wholesalers and warehousing chains related to the distribution of such Product; and
1.142.10any other similar and customary deductions that are consistent with Accounting Standards, but which may not be duplicative of the deductions specified in Sections 1.142.1-1.142.9 above.

Net Sales shall not include transfers or dispositions for charitable, promotional, pre-clinical, clinical, regulatory, or governmental purposes. Net Sales shall not include sales between or among AbbVie, its Affiliates, Licensees and/or Sublicensees.

Subject to the above, Net Sales shall be calculated in accordance with the standard internal policies and procedures of AbbVie, its Affiliates, or applicable Licensees and/or Sublicensees, which must be in accordance with Accounting Standards.

For purposes of calculating Net Sales, all Net Sales shall be converted into Dollars in accordance with Section 7.14 (Methods of Payments).

In the event a Product is a Combination Product, the Net Sales for such Combination Product shall be calculated as follows:

(a)If a Selling Party separately sells in such Country, (i) a product containing as its sole active ingredient the Identified Antibody contained in such Combination Product (the “Mono Product”) and (ii) products containing as their sole active ingredients the other active ingredients in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where: “A” is such

Selling Party’s average Net Sales price during the period to which the Net Sales calculation applies for the Mono Product in such Country and “B” is the Selling Party’s average Net Sales price during the period to which the Net Sales calculation applies in such Country, for products that contain as their sole active ingredients the other active ingredients in such Combination Product.
(b)If a Selling Party separately sells in such Country the Mono Product but does not separately sell in such Country products containing as their sole active ingredients the other active ingredients in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by multiplying the Net Sales of such Combination Product by the fraction A/C where: “A” is such Selling Party’s average Net Sales price during the period to which the Net Sales calculation applies for the Mono Product in such Country, and “C” is the Selling Party’s average Net Sales price in such Country during the period to which the Net Sales calculation applies for such Combination Product.
(c)If a Selling Party does not separately sell in such Country both the Mono Product and the other active ingredient or ingredients in such Combination Product, and subclause (b) above does not apply, the Net Sales attributable to such Combination Product shall be determined by the Parties in good faith based on the relative fair market value of such Mono Product and such other active ingredient or ingredients. If the Parties cannot agree on such relative value, the dispute shall be resolved pursuant to Section 15.2 (Dispute Resolution).
1.143“Non-Breaching Party” has the meaning set forth in Section 14.2.1(a) (Material Breach).
1.144“Novel Target” means any target that is not the subject of a High Impact Disclosure or Low Impact Disclosure.
1.145“Option” has the meaning set forth in Section 2.6.1 (Grant of Option).
1.146“Option Effective Date” means, with respect to each Option (including, for clarity, the Option as described in Section 2.3 (VTP Verification Dispute; Abandoned VTPs) and the Abandoned VTP Buy-Back Option), the date upon which AbbVie delivers to Immunome an Exercise Notice or an Abandoned VTP Buy-Back Exercise Notice, as applicable, in accordance with Section 2.3 (VTP Verification Dispute; Abandoned VTPs) or Section 15.5 (Notices); provided that, if AbbVie determines in its sole discretion prior to the delivery of any Exercise Notice or Abandoned VTP Buy-Back Exercise Notice, as applicable that the transactions to be consummated upon the exercise of the applicable Option require HSR Filings, the applicable Option Effective Date or Abandoned VTP Buy-Back Exercise Notice, as applicable, shall mean the Business Day following the date on which the applicable HSR Clearance occurs.
1.147“Option Exercise Fee” has the meaning set forth in Section 7.3 (Option Exercise Fee).
1.148“Option Package Assets” means, on a VTP-by-VTP (including for clarity, on an Abandoned VTP-by-Abandoned VTP for which AbbVie has exercised its Option pursuant to Section 2.3 (VTP Verification Dispute; Abandoned VTPs) or the Abandoned VTP Buy-Back Option) basis, (a) all of Immunome’s or its Affiliates’ right, title and interest in and to, for all uses in all territories and fields, (i) the Validated Target Pair, or Abandoned VTP, for which AbbVie has exercised its Option, the Option set forth in Section 2.3 (VTP Verification Dispute; Abandoned VTPs) or Abandoned VTP Buy-Back Option and (ii) the corresponding Data Package and, as applicable, the Abandoned VTP Package, and (b) [***] but for clarity excluding [***].
1.149“Option Package License” has the meaning set forth in Section 4.1.3 (Option Package License).

1.150“Order” means a temporary restraining order, preliminary or permanent injunction, law, regulation, executive order, judgment, ruling or other order issued, promulgated, enforced or entered into by any Governmental Authority with authority to enforce the HSR Act or applicable antitrust Laws.
1.151“Party” and “Parties” has the meaning set forth in the introductory paragraph.
1.152“Patent Right” means (a) all national, regional and international patents and patent applications, including provisional patent applications and rights to claim priority from any of these patents or patent applications, (b) all patent applications filed either from such patents, patent applications or provisional patent applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any patent term extensions, supplementary protection certificates, pediatric exclusivity periods and the like) of the foregoing patents or patent applications ((a), (b), and (c)), a©(e) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.
1.153“Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, Governmental Authority, or any other entity not specifically listed in this Section 1.153 (Person).
1.154“Personal Data” means (a) all information identifying, or in combination with other information, identifiable to an individual, including pseudonymized (key-coded) Clinical Data containing such information; and (b) any other information that is governed, regulated or protected by one (1) or more Data Security and Privacy Laws.
1.155“Phase 1 Clinical Trial” means a human Clinical Trial of a Product, the principal purpose of which is a preliminary determination of safety, tolerability, pharmacological activity or pharmacokinetics in healthy individuals or patients or similar clinical study prescribed by the applicable Regulatory Authority, including the trials referred to in 21 C.F.R. § 312.21(a), as amended.
1.156“Phase 2 Clinical Trial” means a human Clinical Trial of a Product, the principal purpose of which is a determination of safety and efficacy in the target patient population, which is prospectively designed to generate sufficient data that may permit commencement of a Phase 3 Clinical Trial, or a similar clinical study prescribed by the Regulatory Authorities, from time to time, pursuant to applicable Law or otherwise, including the trials referred to in 21 C.F.R. § 312.21(b), as amended.
1.157“Phase 3 Clinical Trial” means a human Clinical Trial of a Product on a sufficient number of subjects in an indicated patient population that is designed to establish that a Product is safe and efficacious for its intended use and to determine the benefit/risk relationship, warnings, precautions, and adverse reactions that are associated with such product in the dosage range to be prescribed, which trial is intended to support marketing approval of such Product, including all tests and studies that are required by the FDA (or any Regulatory Authority outside of the United States) from time to time, pursuant to applicable Law or otherwise, including the trials referred to in 21 C.F.R. § 312.21(c), as amended, or comparable Clinical Trials required by the relevant Regulatory Authority in a country other than the United States.

1.158“Phase 4 Clinical Trial” means a post-marketing human clinical study for a Product with respect to any indication as to which Regulatory Approval has been received or for a use that is the subject of an investigator-initiated study program.
1.159“Platform Access Payments” means the End of Stage 1 Payment, Lead Generation Payment, Lead Optimization Payment and Stage 3 Payment.
1.160“Platform In-License Agreements” means, collectively: (a) (i) the Exclusive Patent License Agreement dated [***], by and between Immunome and [***], (ii) the Exclusive License Agreement dated [***], by and between Immunome and [***], and (iii) the Exclusive License Agreement dated [***] by and between Immunome and [***] (the “Existing Platform In-License Agreements”), and (b) any other Contract between Immunome or its Affiliate, on one hand, and a Third Party on the other hand under which Immunome or its Affiliates is granted a license, sublicense or other right under the Intellectual Property Rights of such Third Party to be used or practiced in connection with the Immunome Platform Technology, or the conduct of activities allocated to Immunome under this Agreement, but where such Intellectual Property Right is not necessary for the Exploitation of any VTP included in any Option Package Asset for which AbbVie exercises the Option.
1.161“Pricing Approval” means such approval, agreement, determination or decision establishing prices for a Product that can be charged to consumers or will be reimbursed by Governmental Authorities in a Country in the Territory where Governmental Authorities of such Country approve or determine pricing for pharmaceutical or biological products for reimbursement or otherwise.
1.162“Processing” (or its conjugates) means any operation or set of operations that is performed upon Personal Data, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alternation, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.
1.163“Product” means, upon and following the Option Effective Date, (a) any product or compound that [***] that is [***], and/or (b) any other product or compound that [***].
1.164“Product In-License Agreement” means any Contract between Immunome or i ts Affiliate, on one hand, and a Third Party on the other hand under which (a) Immunome or its Affiliates is granted a (sub)license or other right under Intellectual Property Rights necessary or reasonably useful for AbbVie to Exploit a Validated Target Pair (or the Included Target or Antibody that is comprised therein) included in any Option Package Asset for which AbbVie exercises an Option, and (b) AbbVie is granted a sublicense or other right under this Agreement as provided in Section 4.1.5 (Unblocking License).
1.165“Product Information” has the meaning set forth in Section 11.1 (Product Information).
1.166“Proposed Upstream Agreement” has the meaning set forth in Section 7.16.2 (In-License Agreements).
1.167“Proposed VTP” means a Qualified Target Pair for which Immunome has completed all activities in the Research Plan related thereto that is [***].
1.168“Proposed VTP Commitment Point” means, with respect to each Included Target, the completion by Immunome of the activities set forth in the Research Plan in Table 2 Step 1 and Step 2(A) that includes both [***], in connection with such Included Target.

1.169“Prosecution and Maintenance” or “Prosecute and Maintain,” with respect to a particular Patent Right, means all activities associated with the preparation, filing (including any election under the Unitary Patent Convention), prosecution and maintenance of such Patent Right (and patent application(s) derived from such Patent Right), as well as re-examinations, reissues, applications for patent term adjustments and extensions, supplementary protection certificates and the like with respect to that Patent Right, together with the conduct of interferences, derivation proceedings, the defense of oppositions, defense of inter partes review and other similar proceedings with respect to that Patent Right.
1.170“Qualified Target Pair” or “QTP” means a patient-derived Antibody, isolated from a Collaboration Tumor Type sample, and a Novel Target, identified using the Immunome Platform Technology, to which such patient-derived Antibody is directed.
1.171“Registrational Clinical Trial” means a human Clinical Trial of a Product for which the applicable Regulatory Authority has provided guidance that the design of such Clinical Trial and results of such Clinical Trial, together with prior data and information concerning such Product, (a) [***] and (b) [***], regardless of whether such Clinical Trial is referred to as a Phase 2 Clinical Trial or Phase 3 Clinical Trial; provided that any human Clinical Trial that is classified as a Phase 2 Clinical Trial when it is initiated, but later meets the foregoing criteria for a Phase 3 Clinical Trial, shall constitute, for purposes of this Agreement, a Phase 3 Clinical Trial [***]; and provided, further, that [***] .
1.172“Regulatory Approval” means, with respect to a Country, all approvals, licenses, registrations, or authorizations of any Regulatory Authority necessary to Commercialize a Product in such Country, including, where applicable, (a) Pricing Approvals, (b) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto), and (c) approval of the expansion or modification of the label for additional indications or uses.
1.173“Regulatory Approval Application” means (a) a BLA, or (b) any other corresponding foreign application in the Territory to seek Regulatory Approval of a product in any country or multinational jurisdiction, as defined in applicable Laws and filed with the relevant Regulatory Authorities of such country or jurisdiction.
1.174“Regulatory Authority” means any applicable supra national, federal, national, regional, state, provincial, or local governmental or regulatory authority, agency, department, bureau, commission, council, or other entities (e.g., the FDA and EMA) regulating or otherwise exercising authority with respect to activities contemplated in this Agreement, including the Exploitation of the Products in the Territory.
1.175“Regulatory Exclusivity” means, with respect to a Product and any Country, an additional market protection, other than Patent Right protection or Patent Right-related exclusivity, granted by a Regulatory Authority in such Country which confers an exclusive Commercialization period during which AbbVie or its Affiliates or Sublicensees have the exclusive right to market and sell, and any other Third Party is prevented from marketing or selling, the Product in such Country.
1.176“Rejected VTP” has the meaning set forth in Section 2.9.2 (No Exercise of Option).
1.177“Representatives” has the meaning set forth in Section 11.2 (Confidentiality Obligations; Exceptions).
1.178“Research Know-How” means all Know-How that is conceived, reduced to practice, generated, discovered, developed or otherwise made (a) [***], or (b) [***] and that specifically pertains to a Qualified Target Pair; provided that, with respect to an Abandoned VTP for which AbbVie exercises an Abandoned VTP Buy-Back Option or an Option pursuant to Section 2.3 (VTP Verification Dispute;

Abandoned VTPs), “Research Know-How” shall additionally include all Know-How that is conceived, reduced to practice, generated, discovered, developed or otherwise made [***]  and that specifically pertains to such Abandoned VTP commencing upon the date of [***] determination that the relevant Proposed VTP has failed to achieve VTP Verification and ending upon the date of AbbVie’s exercise of the applicable Abandoned VTP Buy-Back Option or Option pursuant to Section 2.3 (VTP Verification Dispute; Abandoned VTPs).
1.179“Research Patent” means any Patent Right that claims Research Know-How.
1.180“Research Plan” means a detailed research plan that is mutually agreed by the Parties in accordance with the terms of this Agreement, as may be amended from time to time in accordance with the terms of this Agreement, that sets forth in reasonable detail (a) (i) all Development activities to be conducted by Immunome to identify and discover Validated Target Pairs and (ii) the limited activities that the Parties mutually agree that AbbVie will perform in support of the generation of the Data Package, (b) all information and Materials required to be in the Data Package, and (c) the Target Criteria and Selection Criteria.
1.181“Research Program IP” means collectively, the Research Patents and the Research Know-How.
1.182“Research Term” means the period commencing on the Effective Date and ending on the earliest to occur of (a) the date that Immunome has met the Aggregate Minimum VTP Obligation, provided that it shall not be less than sixty-six (66) months, or (b) the failure by AbbVie to pay the End of Stage 1 Payment pursuant to Section 7.2.1 (End of Stage 1 Payment) or the Lead Optimization Payment pursuant to Section 7.2.3 (Lead Optimization Payment).
1.183“Residual Reserved Period” has the meaning set forth in Section 2.9.1 (No Exercise of Option).
1.184“Return Site” has the meaning set forth in Section 4.2.1 (Substituted VTPs).
1.185“ROFN Exercise Notice” has the meaning set forth in Section 9.4 (Exercise of ROFN).
“ROFN Exercise Period” has the meaning set forth in Section 9.3 (ROFN Transaction Notice).
1.187“ROFN Transaction Agreement” has the meaning set forth in Section 9.5 (ROFN Transaction).
1.188“Rollover VTP” has the meaning set forth in Section 2.9.1 (No Exercise of Option).
1.189“Royalty Term” has the meaning set forth in Section 7.7.2 (Royalty Term).
1.190“Second Request” means a request for additional information or documentary material, as described in 16 C.F.R. § 803.20.
1.191“Segregation” has the meaning set forth in Section 15.3.2 (Assignment). The words “Segregate” and “Segregates” shall have the correlative meaning.
1.192“Selection Activities” has the meaning set forth in Section 2.2.1(c) (Stage 1).
1.193“Selection Criteria” has the meaning set forth in Section 2.2.1(c) (Stage 1).

1.194“Selling Party” has the meaning set forth in Section 1.142 (Net Sales).
1.195“Stage” has the meaning set forth in Section 2.1 (Research Plan).
1.196“Stage 1” has the meaning set forth in Section 2.2.1(a) (Stage 1).
1.197“Stage 1 End Date” has the meaning set forth in Section 2.2.1(b) (Stage 1).
1.198“Stage 1 Minimum VTPs” has the meaning set forth in Section 2.2.1(c) (Stage 1).
1.199“Stage 1 Shortfall” has the meaning set forth in Section 2.2.2(b) (Stage 2).
1.200“Stage 2” has the meaning set forth in Section 2.2.2(a) (Stage 2).
1.201“Stage 2 End Date” has the meaning set forth in Section 2.2.2(b)(Stage 2).
1.202“Stage 2 Minimum VTPs” has the meaning set forth in Section 2.2.2(b) (Stage 2).
1.203“Stage 2 Shortfall” has the meaning set forth in Section 2.2.3(b) (Stage 3).
1.204“Stage 3” has the meaning set forth in Section 2.2.3(a) (Stage 3).
1.205“Stage 3 End Date” has the meaning set forth in Section 2.2.3(b) (Stage 3).
1.206“Stage 3 Minimum VTPs” has the meaning set forth in Section 2.2.3(b) (Stage 3).
1.207“Stage 3 Payment” has the meaning set forth in Section 7.2.4 (Stage 3 Payment).
1.208“Sublicense Agreement” has the meaning set forth in Section 4.3 (Sublicensing Rights).
1.209“Sublicensee” has the meaning set forth in Section 4.3 (Sublicensing Rights).
1.210“Substituted VTP” has the meaning set forth in Section 2.9.3 (No Exercise of Option).
1.211“Substitution Right” has the meaning set forth in Section 2.10(b) (Substitution Rights).
1.212“Target Criteria” means the success criteria that a Qualified Target Pair must meet in order to be a Validated Target Pair, as agreed to by the Parties and set forth in the Research Plan. For clarity, the Target Criteria includes the Selection Criteria.
1.213“Target Disclosure” means, individually or collectively, a High Impact Disclosure and/or a Low Impact Disclosure, as applicable.
1.214“Target Expression Data” has the meaning set forth in Section 2.4.1 (Responsibility).
1.215“Target Pair Competing Program” has the meaning set forth in Section 8.1.2 (Target Pair Exclusivity).
1.216“Target Pair Review Group” has the meaning set forth in Section 3.9 (Working Groups).
1.217“Term” has the meaning set forth in Section 14.1 (Term).

1.218“Territory” means worldwide.
1.219“Third Party” means any Person that is neither a Party nor an Affiliate of a Party.
1.220“Third Party Claims” has the meaning set forth in Section 13.1 (Indemnification by AbbVie).
1.221“Third Party Infringement Claim” has the meaning set forth in Section 10.6 (Infringement Claims by Third Parties).
1.222“Third Party Patent Right” has the meaning set forth in Section 7.9.1 (General Third Party IP Offsets).
1.223“Third Party Payments” has the meaning set forth in Section 7.9.1 (General Third Party IP Offsets).
1.224“Third Party Right” means any Patent Right, trade secret or other Intellectual Property Right of a Third Party in any Country.
1.225“Trademark” means any trademark, service mark, trade name, brand name, sub-brand name, trade dress, product configuration, program name, delivery form name, certification mark, collective mark, logo, tagline, slogan, design or business symbol, that functions as an identifier of source or origin, whether or not registered, and all statutory and common law rights therein, and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.
1.226“Transaction Notice” has the meaning set forth in Section 9.3 (ROFN Transaction Notice).
1.227“Tumor Type Competing Program” has the meaning set forth in Section 8.1.1 (Tumor Type Exclusivity).
1.228“Tumor Type Exclusivity” has the meaning set forth in Section 8.1.1 (Tumor Type Exclusivity).
1.229“Unblocking IP” has the meaning set forth in Section 4.1.5 (Unblocking License).
1.230“Unblocking License” has the meaning set forth in Section 4.1.5 (Unblocking License).
1.231“United States” or “U.S.” means the United States of America and all of its territories and possessions.
1.232“Updated Disclosure Schedule” has the meaning set forth in Section 12.6 (Bring Down Limitation).
1.233“Valid Claim” means (a) a claim of any issued and unexpired Patent Right whose validity, enforceability, or patentability has not been affected by any of the following: (i) irretrievable lapse, abandonment, revocation, cancellation, dedication to the public, or disclaimer; or (ii) a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, governmental agency, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding, or decision being final and unappealable or unappealed within the time allowed for appeal; and (b) a claim of a pending patent application only if such claim is filed and prosecuted in good faith and no more than [***]  have elapsed from the earliest priority filing date to which such claim entitles. For clarity, a holding, finding or decision being final and unappealable or unappealed means a holding, finding or decision from which no appeal (other than a petition to the United States Supreme Court for a writ of certiorari or a similar appeal the consideration of which is subject to the discretion of the higher court) can be or has been taken.
1.234“Validated Target Pair” or “VTP” means a Proposed VTP (or, for clarity, an Additional Proposed VTP) with respect to which (a) [***] confirmed the achievement of VTP Verification, or (b) AbbVie has waived its right in writing to conduct the Selection Activities and apply the Selection Criteria. For clarity, [***]. If [***], shall be deemed to be a VTP (or, if applicable, Rollover VTP).  For clarity, a VTP shall also include any Abandoned VTP for which AbbVie has exercised an Option pursuant to Section 2.3 (VTP Verification Dispute; Abandoned VTPs) or the Abandoned VTP Buy-Back Option pursuant to Section 9.2 (Abandoned VTP Buy-Back Option), as applicable.
1.235“Voting Stock” has the meaning set forth in Section 1.45 (Change of Control).
1.236“VTP Selection Period” means (a) with respect to each Validated Target Pair other than a Rollover VTP, the time period of [***]  commencing on the date of Immunome’s delivery of the complete, corresponding Data Package for the applicable Validated Target Pair under Section 2.4.3 (Diligence; Data Package Submission; Information Requests), and (b) with respect to each Rollover VTP, the time period commencing on the date of delivery of the complete, corresponding Data Package for the applicable Rollover VTP and expiring [***], in each case ((a) and (b)), subject to extension under Section 2.4.3(b) (Diligence; Data Package Submission; Information Requests).
1.237“VTP Verification” has the meaning set forth in Section 2.2.1(c) (Stage 1).
1.238“Withholding Party” has the meaning set forth in Section 7.15.2 (Withholding Taxes).
1.239“Withholding Tax Action” has the meaning set forth in Section 7.15.2 (Withholding Taxes).
1.240“Working Group” has the meaning set forth in Section 3.9 (Working Groups).
ARTICLE 2
DEVELOPMENT; OPTION
2.1Research Plan
. The initial Research Plan is attached as Exhibit A hereto. During the Research Term, each Party will perform and complete certain Development activities allocated to such Party under the Research Plan in accordance with the terms of this Agreement and the Research Plan. During the Research Term, either Party may propose an amendment to the Research Plan by submitting such proposed amendment in writing to the JRC for review and approval, subject to Section 3.5 (Decision-Making). Upon approval of such proposed amendment in writing by the JRC, the Research Plan will be deemed to be amended by such amendment. The Research Term and the activities conducted under the Research Plan shall be divided into three (3) stages, as described in Section 2.2 (Stages of the Research Plan) (each, a “Stage”).
2.2Stages of the Research Plan.
2.2.1Stage 1.
(a)Stage 1 of the Research Plan (“Stage 1”) shall focus on the Development and characterization of the Stage 1 Minimum VTPs.

(b)Stage 1 shall commence on the Effective Date and shall end [***] thereafter, provided that at least [***] Validated Target Pairs and corresponding Data Packages have been delivered by Immunome to AbbVie (the “Stage 1 Minimum VTPs”). If Immunome has not delivered to AbbVie at least the Stage 1 Minimum VTPs by the date that is [***] following the start of Stage 1, then Stage 1 shall continue until the earlier of (i) the date that Immunome delivers the Stage 1 Minimum VTPs or (ii) the date that is [***] thereafter (the initial [***] period and the extension period, if any, the “Stage 1 End Date”). [***].
(c)During Stage 1, Immunome will identify Qualified Target Pairs and shall promptly present to AbbVie Proposed VTPs along with corresponding Data Packages as and when such Proposed VTP becomes available, as set forth in more detail in Section 2.4.3 (Diligence; Data Package Submission; Information Requests). [***], after receipt of the Proposed VTP and the corresponding Data Package, to confirm that such Proposed VTP meets the Target Criteria (such achievement, the “VTP Verification”). [***] may complete the VTP Verification by [***] (the “Selection Activities”) directed to meeting the selection criteria [***] and specified in the Research Plan (the “Selection Criteria”) during the VTP Selection Period, subject to Section 2.6.1(a) (Grant of Options).  In the event that [***] a Proposed VTP delivered by Immunome does not achieve VTP Verification, Immunome shall be required to present to AbbVie further Proposed VTPs in order to meet its Stage 1 Minimum VTPs obligation until the Stage 1 End Date (subject to AbbVie’s right to confirm that such Proposed VTPs are Validated Target Pairs in accordance with this Section 2.2.1(c) (Stage 1)); provided that [***] may, in good faith (and no later than [***]  following [***] notification that VTP Verification has not been achieved), dispute [***]  determination that a Proposed VTP has not achieved VTP Verification, as set forth in Section 2.3 (VTP Verification Dispute; Abandoned VTPs).
(d)On a VTP-by-VTP basis, during the applicable VTP Selection Period, AbbVie shall have the right to exercise up to [***] Options from the Validated Target Pairs delivered by Immunome in Stage 1 as set forth in more detail in Section 2.6 (Options) and subject to Section 2.9 (No Exercise of Option).
(e)If Immunome delivers to AbbVie the Stage 1 Minimum VTPs prior to the date that is [***] following the start of Stage 1, Immunome shall continue to carry out activities under the Research Plan (subject to Section 2.2.5 (Futility)) [***]. Any Additional Proposed VTP that is confirmed [***] as a Validated Target Pair by achieving VTP Verification and is a Rollover VTP shall be available for AbbVie’s exercise of an Option in Stage 2, and shall count towards the Stage 2 Minimum VTPs; provided that with respect to any Additional Proposed VTP that [***] determines has not achieved VTP Verification, [***]  may, in good faith (and no later than [***] following [***] notification that VTP Verification has not been achieved), dispute such determination in accordance with Section 2.3 (VTP Verification Dispute; Abandoned VTPs). [***].
(f)AbbVie may, in its sole discretion [***] elect to proceed to Stage 2 by making the End of Stage 1 Payment at any time, [***]. If AbbVie elects not to make the End of Stage 1 Payment on or before the Stage 1 End Date, then (A) the Research Term shall expire; (B) all exclusivity obligations shall expire except [***]; (C) the right of first negotiation set forth in ARTICLE 9 (Buy-Back Option; Right of First Negotiation) shall expire; and (D) Immunome shall have no obligation to generate any further Validated Target Pairs. For clarity, this Agreement shall remain in force with respect to any Validated Target Pairs that are already the subject of an Option.
2.2.2Stage 2.
(a)Stage 2 of the Research Plan (“Stage 2”) shall focus on the Development and characterization of the Stage 2 Minimum VTPs.

(b)Stage 2 shall commence on the day immediately following the later of (x) the Stage 1 End Date, and (y) the date AbbVie has made the End of Stage 1 Payment in accordance with Section 2.2.1(f) (Stage 1), and shall end [***]  thereafter; provided that Immunome has delivered to AbbVie (i) [***]  Validated Target Pairs and corresponding Data Packages, [***]and corresponding Data Packages, and (iii) to the extent applicable, a Validated Target Pair and corresponding Data Package for [***](collectively, the “Stage 2 Minimum VTPs”). If Immunome has not delivered to AbbVie at least the Stage 2 Minimum VTPs by the date that is [***]  following the start of Stage 2, then Stage 2 shall continue until the earlier of (A) the date that Immunome delivers the Stage 2 Minimum VTPs or (B) the date that is [***]  thereafter (the initial [***]  period and the extension period, if any, the “Stage 2 End Date”). [***]For clarity, any Rollover VTPs from Stage 1 shall count toward the Stage 2 Minimum VTPs.
(c)During Stage 2, Immunome will continue to identify Qualified Target Pairs and shall promptly present to AbbVie Proposed VTPs along with corresponding Data Packages as and when such Proposed VTP becomes available, as set forth in more detail in Section 2.4.3 (Diligence; Data Package Submission; Information Requests). [***] after receipt of the Proposed VTP in which to confirm that such Proposed VTP achieves VTP Verification during the VTP Selection Period, subject to Section 2.6.1(a) (Grant of Options). If [***] reasonably determines that a Proposed VTP delivered by Immunome does not achieve VTP Verification, Immunome shall be required to present to AbbVie further Proposed VTPs in order to meet its Stage 2 Minimum VTPs obligation until the Stage 2 End Date (subject to AbbVie’s right to confirm that such Proposed VTPs are Validated Target Pairs in accordance with this Section 2.2.2(c) (Stage 2)); provided that [***] may, in good faith (and no later than [***] following [***]  notification that VTP Verification has not been achieved), dispute [***]  determination that a Proposed VTP has not achieved VTP Verification, as set forth in Section 2.3 (VTP Verification Dispute; Abandoned VTPs).
(d)On a VTP-by-VTP basis, during the applicable VTP Selection Period, AbbVie shall have the right to exercise up to [***] Options from the Validated Target Pairs delivered by Immunome during Stage 2 as set forth in more detail in Section 2.6 (Options) and subject to Section 2.9 (No Exercise of Option).  Notwithstanding the foregoing, if AbbVie does not exercise an Option for [***]  VTPs delivered by Immunome in Stage 1, [***] provided that as long as Immunome has met the Stage 1 Minimum VTPs obligation, Immunome’s Stage 2 Minimum VTPs obligation shall not be altered by AbbVie’s right to exercise such additional Options from Stage 1 during Stage 2.
(e)If Immunome delivers to AbbVie the Stage 2 Minimum VTPs prior to the date that is [***] following the start of Stage 2, then Immunome shall continue to carry out activities under the Research Plan and [***] Any Additional Proposed VTP that is confirmed [***] as a Validated Target Pair by achieving VTP Verification and is a Rollover VTP, to the extent not used by AbbVie to exercise a Substitution Right prior to the Stage 2 End Date, shall be available for AbbVie’s exercise of an Option in Stage 3, and shall count toward the Stage 3 Minimum VTPs; provided that with respect to any Additional Proposed VTP that [***] determines has not achieved VTP Verification, [***]  may, in good faith (and no later than [***] following [***] notification that VTP Verification has not been achieved), dispute such determination in accordance with Section 2.3 (VTP Verification Dispute; Abandoned VTPs). [***].
(f)AbbVie may, in its sole discretion (regardless of whether the Stage 2 Minimum VTPs were delivered to AbbVie), elect to proceed to Stage 3 by making the Lead Optimization Payment at any time, but in no event later than the earlier of (i) [***] from the date on which Immunome delivers the corresponding Data Package for the [***] Validated Target Pair in Stage 1 (i.e., the date on which Immunome delivered to AbbVie the corresponding Data Package in accordance with Section 2.4.3(a) (Diligence; Data Package; Information Requests) for a Proposed VTP that was confirmed by [***] as achieving VTP Verification, to be the [***] Validated Target Pair in Stage 1 as set forth in Section 2.2.1(c) (Stage 1)), or (ii) [***] following notice to Immunome of achievement of completion of [***] on all of the

Stage 1 Validated Target Pairs for which AbbVie has exercised an Option. If AbbVie elects not to make the Lead Optimization Payment on or before such date and Immunome has delivered the Stage 2 Minimum VTPs, then: (A) the Research Term shall expire; (B) all exclusivity obligations shall expire except [***]; (C) the right of first negotiation set forth in ARTICLE 9 (Buy-Back Option; Right of First Negotiation) shall expire; and (D) Immunome shall have no obligation to generate any further Validated Target Pairs.
2.2.3Stage 3.
(a)Stage 3 of the Research Plan (“Stage 3”) shall focus on the Development and characterization of the Stage 3 Minimum VTPs.
(b)Stage 3 shall commence on the day immediately following the Stage 2 End Date, provided AbbVie has made the Lead Optimization Payment in accordance with Section 2.2.2(f) (Stage 2), and shall end [***] thereafter; provided that Immunome has delivered to AbbVie (i) (A) [***] Validated Target Pairs and corresponding Data Packages if AbbVie does not elect to make the Stage 3 Payment or (B) [***] Validated Target Pairs and corresponding Data Packages if AbbVie elects to make the Stage 3 Payment, [***] and corresponding Data Package for [***] (collectively, the “Stage 3 Minimum VTPs”). If Immunome has not delivered at least the Stage 3 Minimum VTPs to AbbVie by the date that is [***] following the start of Stage 3, then Stage 3 shall continue until the earlier of (A) the date that is [***]  thereafter, and (B) the date that Immunome delivers the Stage 3 Minimum VTPs (the initial [***] period and the extension period, if any, the “Stage 3 End Date”). For clarity, any Rollover VTPs from Stage 2, to the extent not used by AbbVie to exercise a Substitution Right prior to the end of Stage 2, shall count toward the Stage 3 Minimum VTPs.
(c)During Stage 3, Immunome will continue to identify Qualified Target Pairs and shall promptly present to AbbVie Proposed VTPs along with corresponding Data Packages as and when such Proposed VTP becomes available, as set forth in more detail in Section 2.4.3 (Diligence; Data Package Submission; Information Requests). [***] after receipt of the Proposed VTP in which to confirm that such Proposed VTP achieves VTP Verification during the VTP Selection Period, subject to Section 2.6.1(a) (Grant of Options). In the event that [***] reasonably determines that a Proposed VTP delivered by Immunome does not achieve VTP Verification, Immunome shall be required to present to AbbVie further Proposed VTPs in order to meet its Stage 3 Minimum VTPs obligation until [***]  (subject to [***] that such Proposed VTPs are Validated Target Pairs in accordance with this Section 2.2.3(c) (Stage 3)); provided that with respect to any Additional Proposed VTP that [***] determines has not achieved VTP Verification, [***] may, in good faith (and no later than [***] following [***] notification that VTP Verification has not been achieved), dispute such determination in accordance with Section 2.3 (VTP Verification Dispute; Abandoned VTPs).
(d)On a VTP-by-VTP basis, during the applicable VTP Selection Period, AbbVie shall have the right to exercise up to [***] Options from the Validated Target Pairs delivered by Immunome during Stage 3, and, upon making the Stage 3 Payment, AbbVie shall have the right to exercise up to [***]  Options in the aggregate from the Validated Target Pairs delivered by Immunome during Stage 3; in each case of the foregoing, as set forth in more detail in Section 2.6 (Options) and subject to Section 2.9 (No Exercise of Option). Notwithstanding the foregoing, if AbbVie does not exercise an Option for [***] VTPs delivered by Immunome in Stage 2, [***] provided that as long as Immunome has met the Stage 2 Minimum VTPs obligation, Immunome’s Stage 3 Minimum VTPs obligation shall not be altered by AbbVie’s right to exercise such additional Options from Stage 2 during Stage 3.
(e)If Immunome achieves the Stage 3 Minimum VTPs prior to the date that is [***] following the start of Stage 3, but AbbVie has not yet exercised ten (10) Options, and the Research Term has not expired, then Immunome shall continue to carry out activities under the Research Plan and

[***] for the remainder of the Research Term. Any Additional Proposed VTP that that is confirmed by [***]  as a Validated Target Pair by achieving VTP Verification shall be available for AbbVie’s exercise of any of its remaining Options or Substitution Rights; provided that [***]  may, in good faith (and no later than [***] following [***] notification that VTP Verification has not been achieved), dispute [***]  determination that a Proposed VTP does not achieve VTP Verification, as set forth in Section 2.3 (VTP Verification Dispute; Abandoned VTPs).
2.2.4Residual VTPs. If, upon the expiration of the Research Term, AbbVie (a) has exercised fewer than ten (10) Options, and/or (b) has not exhausted its Substitution Rights, AbbVie shall have the right to exercise either an Option (in the case of subclause (a)), and/or a Substitution Right (in the case of subclause (b)) with respect to any Validated Target Pairs that remain at the end of the Research Term and that are still within the applicable VTP Selection Period or Residual Reserved Period (the “Residual VTPs”). [With respect to any other Residual VTPs that remain after AbbVie’s exercise of ten (10) total Options and [***] total Substitution Rights, if any, [***].In such case, the Parties shall [***]  providing for such [***] provided that [***].
2.2.5Futility. Notwithstanding the time periods allocated for each of Stage 1, Stage 2 and Stage 3 set forth in this Section 2.2 (Stages of the Research Plan), if, at any time for a given Stage, Immunome determines, in good faith, that it will not be able to deliver the minimum VTPs specified for such Stage because of scientific or technical infeasibility, and Immunome notifies AbbVie with respect to such scientific or technical infeasibility, then the Parties shall discuss, for a reasonable period (not to exceed [***]) through the JRC, the steps to be taken, including whether it is possible to modify the Research Plan in order to achieve the Aggregate Minimum VTP Obligation. [***].
2.3VTP Verification Dispute; Abandoned VTPs.  If [***], the Parties shall [***].  With respect to [***], (such VTP, an “Abandoned VTP”) (a) Immunome shall [***] with respect to such Abandoned VTP.  Notwithstanding the foregoing, on an Abandoned VTP-by-Abandoned VTP basis, if [***], and in such case, such Abandoned VTP shall [***] shall apply, mutatis mutandis, as if [***].  If, during such [***]  period [***] shall apply to each Abandoned VTP [***].
2.4Conduct of Research Activities.
2.4.1Responsibility.
(a)Immunome will have sole responsibility for conducting and completing all activities set forth under the Research Plan, unless otherwise specified as being performed by AbbVie in the Research Plan. [***] in the performance of its activities under the Research Plan, and to the extent applicable, [***] in the performance of activities specifically allocated to AbbVie under the Research Plan, [***]. The Research Plan sets forth a plan for each of Stage 1, Stage 2 and Stage 3, along with an anticipated timeline for the applicable Stage.
(b)It is the Parties’ intent that under the Research Plan, Immunome shall initially evaluate larger numbers of Antibody-target pairs to develop the list of Qualified Target Pairs. [***]   shall be responsible for the selection of the Antibody-target pairs to be included in the Research Plan as Qualified Target Pairs; [***].
2.4.2License Grant.
(a)Immunome (on behalf of itself and its Affiliates), hereby grants to AbbVie and its Affiliates, a limited, non-exclusive, royalty-free, transferable (in accordance with Section 15.3 (Assignment)), sublicensable (subject to Section 4.3 (Sublicensing Rights)) license (or sublicense, as applicable) under the Immunome Background IP and Immunome Improvements that are necessary for AbbVie to perform the research activities, and solely for AbbVie to conduct such activities, allocated to AbbVie under the Research Plan.
(b)Subject to the terms and conditions of this Agreement, during the Research Term, AbbVie hereby grants to Immunome a limited, non-exclusive, fully paid-up, royalty-free license under AbbVie Background IP that is necessary for Immunome to perform the research activities, and solely for Immunome to conduct such activities, allocated to Immunome under the Research Plan.
2.4.3Diligence; Data Package Submission; Information Requests.
(a)Immunome will [***]. Without limiting the foregoing, Immunome will deliver to AbbVie a Data Package for each Proposed VTP for consideration and application of the Selection Criteria and performance of the Selection Activities by AbbVie to confirm as a Validated Target Pair promptly after the corresponding Data Package is available.  Promptly following its generation, [***]  will deliver to [***] (which may be through the JRC) a high-level summary as determined by [***]  in order to assist in the selection of the Proposed VTP that is the subject of the applicable Data Package.  For clarity, in order to be a Validated Target Pair, the Proposed VTP must achieve VTP Verification as confirmed [***] unless application of one (1) or more of the Selection Criteria is otherwise waived [***] in writing (or the Parties agree to waive any Selection Criteria through the Target Pair Review Group).
(b)AbbVie shall have [***] after receipt of the Data Package for the Proposed VTP (or with respect to an Additional Proposed VTP presented by Immunome following exercise by AbbVie of the maximum number of Options allocated to a Stage, [***] following commencement of the subsequent Stage) in which to review such Data Package, and, if AbbVie determines in good faith that it has not received the complete Data Package, then AbbVie shall notify Immunome promptly upon determining that any data or information or Materials is missing from such Data Package, which notice shall include a list of any such information or Materials that AbbVie considers is missing from such Data Package, and Immunome shall promptly provide AbbVie such information or Materials included in AbbVie’s notice. The VTP Selection Period shall commence on the date that AbbVie receives such missing data or information or Materials, provided that in no event would Immunome be required to perform any additional studies or analyses in order to provide such missing information or Materials unless such information or Materials missing from the Data Package constitute deliverables that were required to be included in the Data Package pursuant to the Research Plan. For clarity, notwithstanding the foregoing, during the VTP Selection Period, Immunome shall respond to reasonable inquiries and shall provide AbbVie with any additional Know-How or information relating to the Proposed VTP within its possession and control that is reasonably necessary for AbbVie to evaluate its rights under the Option; provided, that in no event would Immunome be required to perform any additional studies or analyses in order to provide such additional Know-How or information. If, during such [***] period AbbVie does not deliver a notice of incomplete Data Package to Immunome, such Data Package shall be deemed to be complete as of the initial date of delivery of such Data Package and the VTP Selection Period shall commence on the initial date of delivery of such Data Package.
2.4.4Information and Reports. After the Effective Date and prior to delivery of a Data Package with respect to a Proposed VTP pursuant to Section 2.4.3(a) (Diligence; Data Package Submission; Information Requests), Immunome will (a) provide to a Working Group established by the JRC [***] during the period since the last Working Group meeting, (b) attend a [***] Working Group meeting to discuss the summary provided pursuant to subclause (a), and (c) at least [***] prior to the applicable meeting, provide to the JRC and AbbVie [***] that shall contain [***]. The Parties shall strive to ensure that Working Group meetings are at least [***]  prior to a JRC meeting.

2.4.5AbbVie Supplies. To the extent that AbbVie provides any supplies, reagents, equipment or other tangible asset (the “AbbVie Supplies”) to Immunome in connection with the Research Plan, (a) title to the AbbVie Supplies shall remain with AbbVie at all times, (b) risk of loss shall pass to Immunome while such AbbVie Supplies are possessed by or on behalf of Immunome, and (c) Immunome shall use the AbbVie Supplies solely to conduct the activities set forth in the Research Plan.
2.5IP Assignment Obligation. Except where applicable Law requires otherwise: (a) Immunome shall [***]; or (b) [***] provided that Section 6.2.3 (Subcontracting), rather than this Section 2.5 (IP Assignment Obligation), will apply to Know-How, Patent Rights, or other Intellectual Property Rights created by subcontractors performing activities on behalf of Immunome under the Research Plan.
2.6Options.
2.6.1Grant of Options. During the Term, and on a VTP-by-VTP (and for clarity, on an Abandoned VTP-by-Abandoned VTP) basis, Immunome hereby grants to AbbVie, subject to the limitations on number in each Stage as set forth in Section 2.2 (Stages of the Research Plan), an exclusive first option (up to a maximum of ten (10) in the aggregate), separately exercisable by AbbVie in its sole discretion during the applicable VTP Selection Period (or in accordance with the timeframes set forth in Section 2.3 (VTP Verification Dispute; Abandoned VTPs) or Section 9.2 (Abandoned VTP Buy-Back Option), as applicable, to cause Immunome to sell, assign, convey, transfer, and deliver all right, title and interest in and to, for all uses in the Territory and Field, the Option Package Assets (each such an option, an “Option”). During the applicable VTP Selection Period, unless waived by AbbVie in writing, AbbVie may conduct the Selection Activities and apply the Selection Criteria for the purpose of allowing AbbVie to confirm whether such Proposed VTP is a Validated Target Pair and to evaluate its rights under the applicable Option, and for no other purpose, subject to the following:
(a)AbbVie and its Affiliates may conduct Selection Activities through one (1) or more Third Party service providers in accordance with Section 6.2 (Subcontracting).
(b)AbbVie hereby covenants on behalf of itself and its Affiliates that, unless and until AbbVie exercises the applicable Option, neither AbbVie nor any of its Affiliates will (and AbbVie and its Affiliates shall require that no Third Party service providers conducting any Selection Activities will) (i) transfer or disclose, or cause to be transferred or disclosed, the corresponding Data Package (in whole or in part) to any Third Party (except to Third Party service providers or Affiliates performing Selection Activities on AbbVie’s behalf in accordance with this Section 2.6.1 (Grant of Option)), or (ii) use the Data Package (in whole or in part) for any purpose other than to confirm whether such Proposed VTP (or an Additional Proposed VTP, as applicable) is a Validated Target Pair and/or to evaluate AbbVie’s rights under the applicable Option, and for no other purpose.
2.6.2Exercise of Option.
(a)On a VTP-by-VTP (and for clarity, on an Abandoned VTP-by-Abandoned VTP) basis, [***]]AbbVie may exercise an Option during the applicable VTP Selection Period (or the time periods set forth in Section 2.3 (VTP Verification Dispute; Abandoned VTPs) or Section 9.2 (Abandoned VTP Buy-Back Option), as applicable) by, subject to Section 2.8 (HSR), providing written notice thereof to Immunome (each such notice, an “Exercise Notice”). If AbbVie exercises an Option, AbbVie will pay to Immunome the Option Exercise Fee in accordance with Section 7.3 (Option Exercise Fee), [***].
(b)Immunome will provide to AbbVie an Updated Disclosure Schedule with respect to Immunome’s representations and warranties set forth in Section 12.2 (Representations, Warranties and Covenants of Immunome) within [***] following Immunome’s delivery to AbbVie of the applicable Data Package with respect to a Validated Target Pair (or, as applicable, [***] following delivery to AbbVie of the applicable Abandoned VTP Package); provided that upon the Option Effective Date, Immunome will promptly (and no later than [***] thereafter) notify AbbVie in writing if any of the representations and warranties set forth in Section 12.2 (Representations, Warranties and Covenants of Immunome) are no longer true and correct in any material respects and will update the Updated Disclosure Schedule to reflect any such change. For clarity, AbbVie reserves the right to revoke its Exercise Notice as a result of any update to an Updated Disclosure Schedule; provided that [***].
2.7Activities under Research Plan after Option Effective Date. If AbbVie exercises an Option with respect to a QTP or a Proposed VTP prior to the completion of activities required under the Research Plan for such QTP or Proposed VTP, then, unless otherwise requested by AbbVie in writing, Immunome will remain responsible for completing all such remaining activities required under the Research Plan for such QTP or Proposed VTP during the Research Term in accordance with the terms of Section 2.4 (Conduct of Research Activities).
2.8HSR.
2.8.1If AbbVie determines in its sole discretion prior to the delivery of the Exercise Notice or Abandoned VTP Buy-Back Exercise Notice, as applicable, for an Option or Abandoned VTP Buy-Back Option that the transactions to be consummated upon the exercise of the Option require HSR Filings, AbbVie may provide (a) the Exercise Notice for the Option to Immunome prior to the end of the applicable VTP Selection Period or, with respect to an Abandoned VTP pursuant to Section 2.3 (VTP Verification Dispute; Abandoned VTPs), within [***]  of [***] determination that the applicable Proposed VTP has failed to achieve VTP Verification, or (b) an Abandoned VTP Buy-Back Exercise Notice prior to the end of the applicable Abandoned VTP Buy-Back Exercise Period, which notice shall include AbbVie’s irrevocable binding commitment to complete the exercise of the Option or Abandoned VTP Buy-Back Option, subject only to HSR Clearance and the terms of this Section 2.8 (HSR), and the applicable VTP Selection Period (or such [***] period referred to in the foregoing subclause (a), or Abandoned VTP Buy-Back Exercise Period, as applicable) shall automatically be extended for so long as is necessary for AbbVie to obtain HSR Clearance (the “HSR Extension Period”).
2.8.2If HSR Filings are required, each Party shall use commercially reasonable efforts to prepare and file its respective HSR Filing as promptly as is practicable and advisable, with the goal of filing the HSR Filings within [***]  after Immunome receiving the Exercise Notice for the applicable Option or promptly thereafter.
2.8.3If the exercise by AbbVie of an Option under Section 2.6.2 (Exercise of Option) requires the making of filings under the HSR Act, then all rights and obligations related to the exercise of the Option (including payment of any Option Exercise Fee or Abandoned VTP Buy-Back Fee) and the selling, assignment, conveyance, transfer, and delivery of the applicable Option Package Assets shall be tolled until the HSR Clearance.
2.8.4Nothing in this Section 2.8 (HSR) or otherwise in this Agreement shall require either Party to (a) offer, accept or agree to sell, divest (including through a license or a reversion of licensed or assigned rights), hold separate, transfer, or dispose of any assets, operations, rights, product lines, or businesses, or interests therein, of itself or any of its Affiliates (or consent to any of the foregoing actions), (b) offer, accept or agree to any restraint, prohibition or limitation on the ownership, operation or conduct of all or any portion of the businesses or assets of itself or any of its Affiliates in any part of the world, or (c) litigate or otherwise formally oppose any determination (whether judicial or administrative in nature) by a Governmental Authority seeking to impose any of the restrictions referenced in clause (a) or (b) above;

provided that neither Party shall agree to or effectuate any remedy without the prior written consent of the other Party.
2.9No Exercise of Option.
2.9.1If AbbVie does not deliver an Exercise Notice for an Option for a Validated Target Pair during the applicable VTP Selection Period, then, except as otherwise set forth in this Agreement, such Validated Target Pair shall no longer be available for exercise of an Option by AbbVie, provided that (a) such Validated Target Pair shall still count towards Immunome’s Validated Target Pair delivery obligations for the Stage in which the applicable Data Package was delivered to AbbVie, and (b) for the [***] period following the expiration of the VTP Selection Period (the “Residual Reserved Period”), such Validated Target Pair (an “Available Substitute VTP”) shall remain available for AbbVie to select by the exercise of a Substitution Right, as set forth in Section 2.10 (Substitution Rights). For clarity, AbbVie may not subsequently exercise an Option for a VTP for which it did not deliver an Exercise Notice, other than by exercising the Substitution Right during the Residual Reserved Period. For further clarity, a Validated Target Pair that is delivered by Immunome as to which AbbVie is unable to exercise its Option because it has already exercised the maximum number of Options allotted under a particular Stage shall be rolled over to and available for exercise as an Option in the subsequent Stage (such VTP, a “Rollover VTP”). Each Rollover VTP shall count towards Immunome’s Validated Target Pair delivery obligations for the subsequent Stage into which such Validated Target Pair rolls over, provided that the VTP Selection Period for such Rollover VTP shall start at the commencement of such subsequent Stage, notwithstanding the fact that AbbVie shall have the right to commence conducting Selection Activities prior to commencement of the next Stage.
2.9.2If AbbVie does not exercise its Substitution Right with respect to an Available Substitute VTP during the Residual Reserved Period, then such Available Substitute VTP shall thereafter become a “Rejected VTP,” and at such point, (a) Immunome shall have the right to independently progress a program of research and development in connection with such Rejected VTP, subject to AbbVie’s right of first negotiation, as set forth in ARTICLE 9 (Buy-Back Option; Right of First Negotiation), and (b) Immunome may use the summary Target Expression Data previously provided by AbbVie as part of the Research Plan for Immunome’s Exploitation of the Rejected VTP (subject to AbbVie’s right of first negotiation in ARTICLE 9 (Buy-Back Option; Right of First Negotiation)).
2.9.3For clarity, a Validated Target Pair for which AbbVie has exercised an Option that is later substituted out and replaced by AbbVie with an Available Substitute VTP (i.e., AbbVie exercised its applicable Option and thereafter substituted that Validated Target Pair for an Available Substitute VTP) (a “Substituted VTP”) shall no longer be subject to the exclusivity obligations otherwise described herein, or to the right of first negotiation, as of the date of substitution and Immunome shall have the right to progress development with respect to such Substituted VTP itself or with a Third Party.
2.9.4For further clarity, this Section 2.9 (No Exercise of Option) shall not apply with respect to Abandoned VTPs, which shall be subject to Section 9.2 (Abandoned VTP Buy-Back Option).
2.10Substitution Rights.
(a)Subject to Section 2.2.4 (Residual VTPs) and Section 4.2 (Substituted VTPs), during the Research Term and following the Stage 1 End Date, AbbVie shall have the right to substitute up to [***] Validated Target Pairs (in the aggregate) for which it has exercised an Option at any time prior to completion of Lead Optimization for such Validated Target Pair by replacing such Validated Target Pair(s) with alternative Validated Target Pairs, without further cost and without utilizing another Option. For clarity, AbbVie shall be able to substitute, in place of a Validated Target Pair that was the subject of an Option, any then-existing Validated Target Pair discovered and characterized by Immunome under the Research Plan for which AbbVie has not previously exercised an Option that remains within (i) the VTP Selection Period, or (ii) the Residual Reserved Period, for such Validated Target Pair, in accordance with the terms of this Section 2.10 (Substitution Rights). AbbVie’s Substitution Right may only be separately exercisable once for each of up to [***] Validated Target Pairs (in the aggregate) for which AbbVie has exercised an Option.
(b)AbbVie shall have the following substitution rights for Validated Target Pairs (each, a “Substitution Right”): (i) [***] Substitution Right may be exercised following the Stage 1 End Date but prior to payment of the Lead Generation Payment, and (ii) [***] additional Substitution Rights may be exercised following (A) the Stage 1 End Date and (B) payment of the Lead Generation Payment, for a total of [***] Substitution Rights in the aggregate. For clarity, if AbbVie does not exercise its [***] Substitution Right prior to payment of the Lead Generation Payment, such Substitution Right may still be exercised at any time following the Lead Generation Payment. No Substitution Right may be exercised for a Validated Target Pair following the completion of Lead Optimization for such Validated Target Pair.
(c)Notwithstanding anything herein to the contrary, (i) [***] with respect to any Residual VTPs as set forth in Section 2.2.4 (Residual VTPs) until completion of Lead Optimization for the last Validated Target Pair delivered by Immunome, and (ii) [***], provided that such Rejected VTP is not, at the time requested by AbbVie, the subject of [***].  Notwithstanding the foregoing, Immunome shall not be required to conduct any research activities (including, for clarity, to generate and provide any additional VTPs to AbbVie) following the expiration of the Research Term even if AbbVie has unexercised Substitution Rights at the end of the Research Term.
2.10.2For further clarity, this Section 2.10 (Substitution Rights) shall not apply with respect to Abandoned VTPs, which shall be subject to Section 9.2 (Abandoned VTP Buy-Back Option).
2.11Target Disclosures.
2.11.1Target Disclosure Determination.  The Parties intend to evaluate, during the activities under the Research Plan, through the Target Pair Review Group, whether any Included Target is the subject of a Target Disclosure in accordance with this Section 2.11(Target Disclosures).
2.11.2Initial Target Disclosure Prior to Option Effective Date. During the conduct of activities under the Research Plan, on an Included Target-by-Included Target basis, if the Parties agree in writing, at any time prior to the Option Effective Date (including during the VTP Selection Period), that an Included Target is already the subject of a Target Disclosure (the “Initial Target Disclosure”), and (a) if such Initial Target Disclosure is a Low Impact Disclosure, and such Low Impact Disclosure occurs prior to the Proposed VTP Commitment Point, (i) the Parties may mutually agree that [***], or (ii) the Parties may agree in writing that [***].  If the Parties agree in writing that [***], then the activities under the Research Plan shall be unaffected, and Immunome shall continue to generate a Data Package for such Included Target (unless there is a subsequent High Impact Disclosure under Section 2.11.4(a) (Subsequent Target Disclosure Prior to Option Exercise)), and [***] shall be unaffected by such Low Impact Disclosure (unless impacted by (A) a subsequent High Impact Disclosure prior to Option Effective Date, in which case Section 2.11.4(a) (Subsequent Target Disclosure Prior to Option Exercise) shall apply, (B) a subsequent Low Impact Disclosure prior to Option Effective Date, in which case Section 2.11.4(b) (Subsequent Target Disclosure Prior to Option Exercise) shall apply, or (C) further Target Disclosure following the Option Effective Date, in which case, [***] shall be reduced in accordance with Section 7.7.3 [***]), and (b) if such Initial Target Disclosure is a High Impact Disclosure, and such High Impact Disclosure occurs prior to the Proposed VTP Commitment Point, (i) the Parties may mutually agree that [***], or (ii) the Parties may agree in writing that [***]. If the Parties agree in writing that [***] then Sections 2.11.3 (No Subsequent

Target Disclosure Prior to Option Exercise) through 2.11.5 (Subsequent Target Disclosure Following Option Exercise) below will apply, as applicable.  For clarity, (x) if the first Low Impact Disclosure occurs following the Proposed VTP Commitment Point or (y) if the first High Impact Disclosure occurs following the Proposed VTP Commitment Point, then in each case ((x) or (y)), Immunome shall have the right to continue to generate a Data Package for a Proposed VTP for the applicable Included Target, and Sections 2.11.3 (No Subsequent Target Disclosure Prior to Option Exercise), 2.11.4 (Subsequent Target Disclosure Prior to Option Exercise) and 2.11.5 (Subsequent Target Disclosure Following Option Exercise) shall apply, as applicable.
2.11.3No Subsequent Target Disclosure Prior to Option Exercise.  If, between the date of the Initial Target Disclosure and the Option Effective Date, there is no further High Impact Disclosure, and AbbVie exercises its Option with respect to such Included Target, then for purposes of the reduction [***] the Target Disclosure shall be deemed a Low Impact Disclosure and Section 7.7.3(c) [***]  shall apply with respect to Products directed to such Included Target.
2.11.4Subsequent Target Disclosure Prior to Option Exercise.
(a)If, between the date of the Initial Target Disclosure and the Option Effective Date, there is a subsequent High Impact Disclosure and (i) if such High Impact Disclosure occurs after the Proposed VTP Commitment Point, Immunome shall have the right to continue to generate a Data Package for a Proposed VTP for such Included Target, or (ii) if such High Impact Disclosure occurs prior to the Proposed VTP Commitment Point, (A) the Parties may mutually agree that [***], or (B) the Parties may agree in writing that [***]. If Immunome presents a Data Package to AbbVie following subsequent High Impact Disclosures under this Section 2.11.4(a) (Subsequent Target Disclosure Prior to Option Exercise) (including if the Parties agree [***]), and AbbVie exercises its Option with respect to such Included Target, then for purposes of the reduction [***] ,[such subsequent High Impact Disclosure shall be deemed a Low Impact Disclosure, and Section 7.7.3(c) [***]  shall apply to [***] on Products directed to such Included Target, unless there is a subsequent High Impact Disclosure after the Option Effective Date (in which case, Section 7.7.3(b) [***] shall apply).
(b)If, between the date of the Initial Target Disclosure and the Option Effective Date, there is a subsequent Low Impact Disclosure and (i) if such Low Impact Disclosure occurs after the Proposed VTP Commitment Point, Immunome shall have the right to continue to generate a Data Package for a Proposed VTP for such Included Target, and (ii) if such Low Impact Disclosure occurs prior to the Proposed VTP Commitment Point, (A) the Parties may mutually agree that [***], or (B) the Parties may agree in writing that [***].  If Immunome presents a Data Package to AbbVie following subsequent Low Impact Disclosures under this Section 2.11.4(b) (Subsequent Target Disclosure Prior to Option Exercise), and AbbVie exercises its Option with respect to the applicable Validated Target Pair, then the Target Disclosure shall remain a Low Impact Disclosure, and Section 7.7.3(c) [***]  shall apply to any [***]  on Products directed to such Included Target, unless there is a further High Impact Disclosure after the Option Effective Date (in which case, Section 7.7.3(b) [***]  shall apply).
2.11.5Subsequent Target Disclosure Following Option Exercise.  If, following the Initial Target Disclosure, there is (a) a subsequent High Impact Disclosure following the Option Effective Date, then [***] shall thereafter be reduced in accordance with Section 7.7.3(b) [***]  on the basis of such High Impact Disclosure, or (b) a subsequent Low Impact Disclosure following the Option Effective Date, then [***]  shall thereafter be reduced in accordance with Section 7.7.3(c) [***]  on the basis of such Low Impact Disclosure.
2.11.6No Target Disclosure Prior to Option Effective Date. If the Parties do not agree in writing prior to the Option Effective Date that an Included Target is already the subject of a Target

Disclosure, then [***] shall be unaffected unless subsequently impacted by a Target Disclosure following the Option Effective Date, in which case, [***]  shall be subject to any reductions in accordance with Section 7.7.3 [***].
2.11.7Disagreement on Continuing with Research Plan Following Disclosure.  For clarity, if [***] under Section 2.11.2 (Initial Target Disclosure Prior to Option Effective Date) or Section 2.11.4 (Subsequent Target Disclosure Prior to Option Exercise) and Immunome disagrees; notwithstanding any other provision of this Agreement, if Immunome continues performance of the Research Plan, then [***].
ARTICLE 3
MANAGEMENT OF THE RESEARCH
3.1Joint Research Committee. Within [***]  after the Effective Date, the Parties shall establish a joint research committee (the “JRC”) to serve as the oversight and decision-making body for the activities to be conducted by the Parties pursuant to the Research Plan, as more fully described in this ARTICLE 3 (Management of the Research). The JRC shall consist of [***] representatives from each Party, each of whom shall be an employee of such Party and shall have the requisite experience, knowledge, and seniority to enable such Person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JRC. From time to time, each Party may substitute one (1) or more of its employee representatives to the JRC on written notice to the other Party.  The chairperson of the JRC will be a representative of AbbVie. From time to time, AbbVie may change the representative who will serve as chairperson on written notice to Immunome.
3.2Responsibilities. The JRC shall perform the following functions, subject to the final decision-making authority of the respective Parties as set forth in Section 3.5 (Decision-Making):
(a)oversee the activities under the Research Plan;
(b)review and decide whether to approve (and if so decided, approve in writing) any proposed amendment to the Research Plan;
(c)monitor execution of and discuss output of the Research Plan;
(d)facilitate and coordinate the exchange of information between the Parties regarding the Research Plan;
(e)establish Working Groups, if so desired by the Parties;
(f)review (i) reports submitted by Immunome under Section 2.4.4 (Information and Reports), and (ii) progress of the activities under the Research Plan, generally;
(g)serve as an initial forum for discussion of any decisions, issues or disputes arising (i) from the conduct of the activities under the Research Plan, and (ii) in any Working Group;
(h)review, discuss and make recommendations regarding QTPs to be prioritized in the Research Plan as proposed by the Target Pair Review Group;
(i)review and discuss any reasonable disputes regarding whether VTP Verification has been achieved for a given Proposed VTP;

(j)review and resolve any reports, recommendations or disputes of any Working Group;
(k)assign responsibilities that may fall within the purview of more than one (1) Working Group to a particular Working Group;
(l)determine whether the minimum Validated Target Pair requirements in a given Stage no longer warrants further research because of scientific or technical infeasibility, pursuant to Section 2.2.5 (Futility), and discuss the steps to be taken, including whether it is possible to modify the Research Plan in order to achieve such minimum VTP requirements in each Stage; and
(m)perform such other responsibilities as may be assigned to the JRC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

For clarity, the JRC shall not have any authority beyond the specific matters set forth in this Section 3.2 (Responsibilities) and, further, the JRC’s authority shall be subject to the limitations set forth in Section 3.5 (Decision-Making).

3.3Meetings and Minutes. The JRC shall meet [***]  or as otherwise agreed to by the Parties (including on an ad hoc basis), but in any event shall have at least [***]  in-person or video conference meetings per Calendar Year. To the extent the Parties agree to meet in-person, the location of any such in-person meetings shall alternate between locations designated by Immunome and locations designated by AbbVie, with AbbVie choosing the location for the first in-person meeting. The chairperson of the JRC shall be responsible for calling meetings on no less than [***]  notice. Each Party shall make all proposals for agenda items and shall provide all appropriate information with respect to such proposed items at least [***]  in advance of the applicable meeting; provided that under exigent circumstances requiring input by the JRC, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting, such consent not to be unreasonably withheld or delayed. The chairperson of the JRC shall prepare and circulate, for review and approval of the Parties, minutes of each meeting of the JRC within [***]  after the meeting. The Parties shall agree on the minutes of each meeting promptly, but in no event later than the next meeting of the JRC. Such minutes shall be deemed final upon signature by an Alliance Manager of each Party.
3.4Procedural Rules. The JRC shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement. A quorum of the JRC shall exist whenever there is present at a meeting at least [***]  representatives appointed by each Party. Representatives of the Parties on the JRC may attend a meeting either in-person or by telephone or video conference. Representation by proxy shall be allowed. The JRC shall take action by consensus of the representatives present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance, or by a written resolution signed by at least one (1) representative appointed by each Party. A reasonable number of employees or consultants of either Party who are not representatives of the Parties on the JRC, and who are involved in the activities that are the subject of discussion at the applicable JRC meeting may attend meetings of the JRC; provided that (a) such attendees (i) shall not vote or otherwise participate in the decision-making process of the JRC and (ii) are bound by obligations of confidentiality and non-disclosure equivalent to those set forth in ARTICLE 11 (Confidentiality), and (b) each Party shall have the right to reasonably excuse the other Party’s consultants from a meeting at any time.

3.5Decision-Making.  The JRC will endeavor to make decisions by consensus, with each of AbbVie and Immunome having one (1) vote. If consensus is not reached by the Parties’ representatives pursuant to such vote, then the matter may be escalated by either Party to the Executive Officers. In the event the Executive Officers are unable to resolve a dispute, [***]; provided that, (i) [***]  , (ii) [***]and (iii)  [***]. For clarity, [***]  shall not be subject to the dispute resolution mechanism set forth in Section 15.2 (Dispute Resolution). For example, [***]. For clarity and notwithstanding the creation of the JRC, each Party shall retain the rights, powers and discretion granted to it hereunder, and, except as otherwise agreed upon by the Parties in writing, the JRC shall not be delegated or vested with such rights, powers or discretion unless such delegation or vesting is expressly provided herein. The JRC shall not have the power to (A) amend, waive or modify any term of this Agreement, and no decision of the JRC shall be in contravention of any terms and conditions of this Agreement, (B) determine whether or not a Party has complied with any of its obligations under this Agreement, (C) require either Party to violate any applicable Law or any agreement that a Party has with a Third Party, or (D) determine any issue in a manner that would conflict with the express terms of this Agreement. It is understood and agreed that issues to be formally decided by the JRC are limited to those specific issues that are expressly provided in this Agreement to be decided by the JRC.
3.6Alliance Managers. Promptly after the formation of the JRC, each Party shall appoint an employee (who may not be a then-current member of the JRC) to act as alliance manager for such Party (each, an “Alliance Manager”). Each Alliance Manager shall thereafter be permitted to attend meetings of the JRC as a nonvoting observer. The Alliance Managers shall (a) be the primary point of contact for the Parties regarding the activities contemplated by this Agreement, and (b) work together to manage and facilitate the communication between the Parties under this Agreement, including the resolution (in accordance with the terms of this Agreement) of any disputes between the Parties that arise in connection with this Agreement. The Alliance Managers shall also be responsible for assisting the JRC in performing its oversight responsibilities. The name and contact information for each Party’s Alliance Manager, as well as any replacement chosen by such Party, in its sole discretion, from time to time, shall be promptly provided to the other Party in accordance with Section 15.5 (Notices). Any disagreement between the Alliance Managers of AbbVie and Immunome shall be referred to the JRC for resolution.
3.7Discontinuation of the JRC.
3.7.1Unless otherwise agreed by the Parties, on a VTP-by-VTP basis, upon AbbVie’s exercise of an Option with respect to a Validated Target Pair, the JRC shall not have any further role or oversight with respect to such Validated Target Pair.
3.7.2Upon the end of the Research Term, the role of the JRC and each Working Group shall be automatically disbanded and the Alliance Manager roles shall be automatically terminated; provided, however, that in the event that upon the expiration of the Research Term, there are unused Substitution Rights, the Alliance Manager roles shall continue until such time that AbbVie has exhausted all of its Substitution Rights subject to Section 2.10 (Substitution Rights) or until completion of Lead Optimization for the last Validated Target Pair delivered by Immunome.
3.8Interactions Between the JRC and Internal Teams. The Parties recognize that each Party possesses an internal structure (including various committees, teams and review boards) that will be involved in administering such Party’s activities under this Agreement. Nothing contained in this ARTICLE 3 (Management of the Research) shall prevent a Party from making routine day-to-day decisions relating to the conduct of those activities for which it has a performance or other obligations hereunder, in each case, in a manner consistent with the then-current Research Plan and the terms and conditions of this Agreement.

3.9Working Groups. The JRC may establish and delegate duties to other committees or directed teams (each, a “Working Group”) to oversee particular projects or activities, including a Working Group tasked with, inter alia: (a) assessing Qualified Target Pairs and proposing QTPs to be prioritized to the JRC, (b) determining whether continued activities for a Qualified Target Pair are futile or scientifically or technically infeasible, and (c) reviewing and discussing the summary level results of the Selection Activities (the “Target Pair Review Group”). Each such Working Group shall be constituted and shall operate as the JRC determines; provided that each Working Group shall have sufficient representation from each Party; provided, further, that each Working Group shall follow governance practices consistent with those applicable to the JRC (except that any dispute between the representatives of each Party on a Working Group shall be referred to the JRC for resolution in accordance with Section 3.2(g) (Responsibilities) and Section 3.5 (Decision-Making)) and the other terms and conditions of this Agreement. Working Groups may be established on an ad hoc basis for purposes of a specific project, for the term of the JRC or on such other basis as the JRC may determine; provided that, during the period that a given Working Group is in effect, such Working Group shall meet on a [***] basis or as otherwise agreed to by the Parties (including on an ad hoc basis). Each Working Group and its activities shall be subject to the oversight, review and approval of, and shall report to, the JRC. In no event shall the authority of the Working Group exceed that specified for the JRC in this ARTICLE 3 (Management of the Research).
3.10Expenses. Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate on, the JRC or other Working Group.
3.11Authority. Each Party will retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion will be delegated to or vested in the JRC or any Working Group unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.
ARTICLE 4
ASSIGNMENT OF OPTION PACKAGE ASSETS; LICENSE GRANTS
4.1Assignment and License Grants to AbbVie.
4.1.1Option Package Assets. On a VTP-by-VTP basis, upon AbbVie’s exercise of an Option with respect to a Validated Target Pair (including any Abandoned VTP upon exercise by AbbVie of the Abandoned VTP Buy-Back Option or Option pursuant to Section 2.3 (VTP Verification Dispute; Abandoned VTPs)) in accordance with Section 2.6.2 (Exercise of Option) or Section 9.2 (Abandoned VTP Buy-Back Option), as applicable, and subject to Section 2.8.3 (HSR) and Section 4.2.1 (Substituted VTPs), Immunome hereby (and shall cause its Affiliates to) sells, transfers, conveys, assigns and delivers to AbbVie all of Immunome’s and its Affiliates’ right, title and interest in and to the applicable Option Package Assets with respect to such Validated Target Pair free and clear of all Encumbrances.  Within [***]  after such Option Effective Date, and to the extent not already in AbbVie’s possession, Immunome shall deliver the applicable Option Package Assets to an AbbVie-designated location (the “Delivery Site”) [***]  and AbbVie will take delivery of the same. Title and risk of loss or damage to any Option Package Asset will pass to AbbVie [***] . If, at any time following AbbVie’s exercise of an Option, Immunome becomes aware that certain Materials, information or assets with respect to the VTP for which AbbVie had exercised its Option should have been transferred to AbbVie but was inadvertently held back and not transferred to AbbVie, it shall promptly notify AbbVie in writing [***].
4.1.2Excluded Liabilities. AbbVie shall not assume, nor shall it be liable for, or otherwise be obligated to pay, perform or discharge, any Liabilities of Immunome or its Affiliates, including any Liabilities arising from or related to the Option Package Assets prior to the exercise of the Option (such

Liabilities, the “Excluded Liabilities”). Immunome shall be solely responsible for all such Excluded Liabilities.
4.1.3Option Package License. In the event that there is any Research Program IP with respect to a Validated Target Pair (including any Abandoned VTP upon exercise by AbbVie of the Abandoned VTP Buy-Back Option or Option pursuant to Section 2.3 (VTP Verification Dispute; Abandoned VTPs)) that cannot be transferred and assigned to AbbVie at the time of Option exercise, then, on a VTP-by-VTP basis, upon AbbVie’s exercise of an Option with respect to a Validated Target Pair in accordance with Section 2.6.2 (Exercise of Option) or Section 9.2 (Abandoned VTP Buy-Back Option), as applicable, and subject to Section 2.8.3 (HSR) and Section 4.2.2 (Substituted VTPs), Immunome (on behalf of itself and its Affiliates) hereby grants to AbbVie and its Affiliates, effective as of the Option Effective Date, an exclusive, worldwide, perpetual, irrevocable (except in such instance where such VTP becomes a Substituted VTP), transferable (in accordance with Section 15.3 (Assignment)), sublicensable (subject to Section 4.3 (Sublicensing Rights)) license (or sublicense, as applicable) under all such Research Program IP not included in the Option Package Asset that (a) relates to the Validated Target Pair that is the subject of the applicable Data Package, and (b) is necessary or reasonably useful for the Exploitation of Identified Antibodies or Products, in each case ((a) and (b)), to use and practice such Research Program IP in connection with the Exploitation of Products or the Option Package Assets in connection with the Exploitation of Products (collectively, the “Option Package License”).
4.1.4Limited Grant-Back License to Immunome.  On a VTP-by-VTP basis, following AbbVie’s exercise of an Option with respect to a Validated Target Pair (including any Abandoned VTP upon exercise by AbbVie of the Abandoned VTP Buy-Back Option or Option pursuant to Section 2.3 (VTP Verification Dispute; Abandoned VTPs)), AbbVie hereby grants to Immunome, effective as of the Option Effective Date, a limited, non-exclusive, revocable, non-transferable, fully paid-up, royalty free license with the right to sublicense (solely in accordance with Section 6.2.2 (Subcontracting)) under the Research Program IP included in the applicable Option Package Asset solely as necessary for Immunome to continue to perform its obligations under the Research Plan.
4.1.5Unblocking License. Immunome (on behalf of itself and its Affiliates) hereby grants to AbbVie and its Affiliates on the Effective Date, a non-exclusive, royalty-free, transferable (in accordance with Section 15.3 (Assignment)), sublicensable (subject to Section 4.3 (Sublicensing Rights)), perpetual, irrevocable license (or sublicense, as applicable) under (a) the Immunome Background IP, Immunome Improvement Patents and Immunome Improvements, and (b) any Intellectual Property Rights Controlled by Immunome pursuant to the terms of any Product In-License Agreement (collectively, the Intellectual Property Rights in (a) and (b), the “Unblocking IP”), to the extent [***] (collectively, the “Unblocking License”). For clarity, [***].
4.2Substituted VTPs.
4.2.1On a Substituted VTP-by-Substituted VTP basis, upon AbbVie’s exercise of a Substitution Right pursuant to Section 2.10 (Substitution Right), AbbVie hereby (and shall cause its Affiliates to) sells, transfers, conveys, assigns and delivers to Immunome all of AbbVie’s and its Affiliates’ right, title and interest in and to the applicable Option Package Assets (taking into account that the amount of Materials may be less than that originally transferred to AbbVie if utilized by AbbVie prior to substitution) with respect to such Substituted VTP free and clear of all Encumbrances.  Within [***]  of AbbVie’s exercise of the applicable Substitution Right, AbbVie shall deliver the applicable Option Package Assets to an Immunome-designated location (the “Return Site”) [***]  and Immunome will take delivery of the same.  Title and risk of loss or damage to such Option Package Asset will pass to Immunome [***] .  If, at any time following AbbVie’s exercise of a Substitution Right, AbbVie becomes aware that certain materials, information or assets with respect to the applicable Substituted VTP should have been transferred to Immunome but was inadvertently held back and not transferred to Immunome, it shall promptly notify Immunome in writing [***].  In addition, (a) Immunome may use the summary [***]  previously provided by AbbVie as part of the Research Plan for Immunome’s Exploitation of the Substituted VTP, and (b) to the extent applicable, AbbVie shall assign to Immunome all of AbbVie’s and its Affiliates’ right, title and interest in and to any Patent Rights filed by AbbVie and/or its Affiliates that claim or cover the composition of matter of the specific patient-derived Antibody delivered to AbbVie in the Data Package with respect to the Substituted VTP.
4.2.2Upon AbbVie’s exercise of a Substitution Right pursuant to Section 2.10 (Substitution Right), each of the Option Package License granted to AbbVie and its Affiliates pursuant to Section 4.1.3 (Option Package License) and the Unblocking License granted to AbbVie and its Affiliates pursuant to Section 4.1.5 (Unblocking License), in each case, solely as each relates to the Substituted VTP, shall terminate.
4.3Sublicensing Rights. AbbVie shall have the right to grant and authorize sublicenses under the rights granted to it under the Option Package License and the Unblocking License to any Third Parties [***] [ (each such Third Party, a “Sublicensee”); provided that (a) each Sublicensee shall be subject to a written agreement (each, a “Sublicense Agreement”) that is consistent with the terms and conditions hereof that are applicable to AbbVie, (b) AbbVie shall remain responsible and liable for the performance of all of its Sublicensees, including payment of all amounts owed to Immunome pursuant to this Agreement in connection with activities of a Sublicensee, regardless of whether the terms of any Sublicense Agreement provide for such amount to be paid by the Sublicensee directly to Immunome, (c) AbbVie will remain directly responsible for its obligations under this Agreement, regardless of whether any such obligation is delegated, subcontracted or sublicensed to any of its Sublicensees, and (d) if AbbVie grants a Sublicensee any rights under any Patent Right within the Unblocking IP and expressly lists or recites such Patent Right in the Sublicense Agreement, then within [***]  after the execution of such Sublicense Agreement, AbbVie shall provide Immunome a written notice (i) identifying the Sublicensee  (unless prohibited from doing so) and (ii) describing the scope of the sublicense granted under such Sublicense Agreement.
4.4No Other Rights. Except as expressly provided in this Agreement, under no circumstances shall a Party or any Third Party, as a result of this Agreement, obtain any ownership interest, license right or other right in any Know-How, Patent Rights or other Intellectual Property Rights of the other Party or any of its Affiliates.
ARTICLE 5
ABBVIE ACTIVITIES
5.1AbbVie Development and Commercialization. Following the applicable Option Effective Date, with respect to the applicable Option Package Asset, other than any activities allocated to Immunome under the Research Plan, if applicable, AbbVie shall have the sole right and sole discretion to conduct [***].
ARTICLE 6
GENERAL PROVISIONS RELATING TO ACTIVITIES
6.1Compliance. All Development activities to be conducted by a Party under the Research Plan shall be conducted (a) in compliance with applicable Laws, including all applicable good laboratory practice requirements and good clinical practice requirements, (b) consistent with good scientific manner, and (c) consistent with industry practice.
6.2Subcontracting.

6.2.1AbbVie shall have the right to engage Third Party subcontractors to perform any of its activities under this Agreement (including any Selection Activities and Target Expression Data-generating activities); provided that (a) each of such Third Party subcontractor shall be bound by terms and conditions consistent with those set forth in this Agreement, including confidentiality and non-use obligations and intellectual property assignment provisions [***], (b) AbbVie shall be solely responsible for the work allocated to its Third Party subcontractors to the same extent it would if it had conducted the activities itself, and (c) AbbVie shall be liable for acts and omissions of its Third Party subcontractors hereunder, and any and all failures by such Third Party subcontractor to comply with the terms and conditions of this Agreement.
6.2.2Immunome shall have the right to subcontract its Development activities under this Agreement to any Third Party subcontractor; provided that (a) each of such Third Party subcontractor shall be bound by terms and conditions consistent with those set forth in this Agreement, including confidentiality and non-use obligations and intellectual property assignment provisions [***], (b) Immunome shall provide a written notice of engaging such Third Party subcontractor within [***]  prior to the effective date of such engagement, (c) Immunome shall be solely responsible for the work allocated to its Third Party subcontractors to the same extent it would if it had conducted the activities itself, and (d) Immunome shall be liable for acts and omissions of its Third Party subcontractors hereunder, and any and all failures by such Third Party subcontractor to comply with the terms and conditions of this Agreement.
6.2.3[***].
6.3Records and Reports.
6.3.1Each Party shall, and shall require its Affiliates and permitted subcontractors to, maintain complete, secure, current and accurate records of all work conducted pursuant to its Development activities under the Research Plan, and all Research Know-How made in conducting such activities, in each case of the foregoing, in accordance with such Party’s (or the relevant Affiliate’s or subcontractor’s) standard policies for retention of such records and applicable Law. Such records shall accurately reflect all such work done and results achieved in sufficient detail to verify compliance with its obligations under this Agreement and shall be in good scientific manner appropriate for applicable patent and regulatory purposes. Each Party shall (a) record only its Development activities performed pursuant to this Agreement and the generation of any Research Know-How in such books and records, and (b) avoid including or commingling such books and records with other records of activities performed outside the scope of this Agreement.
6.3.2In addition to reports provided by Immunome to the JRC of activities under the Research Plan, (a) AbbVie shall report to the JRC a summary of all data and results arising from AbbVie’s conduct of activities under the Research Plan (including, by way of example [***], and (b) each Party will provide high-level, summary updates of such books and records maintained by such Party pursuant to this Section 6.3 (Records and Reports) upon the other Party’s reasonable request.
ARTICLE 7
UPFRONT FEE; MILESTONES AND ROYALTIES; PAYMENTS
7.1Upfront Fee. No later than [***] following the Effective Date, AbbVie shall pay Immunome a one-time, non-refundable, non-creditable upfront payment of Thirty Million Dollars (US $30,000,000) as partial consideration for the rights and licenses granted to AbbVie hereunder. Nothing in this Section 7.1 (Upfront Fee) is intended, or should be construed, to limit AbbVie’s right to recover the foregoing amounts as damages, as applicable.
7.2One-Time Platform Access Payments.

7.2.1End of Stage 1 Payment. AbbVie may elect, in its sole discretion, to initiate Stage 2, by paying Immunome a non-refundable, non-creditable payment of [***] (the “End of Stage 1 Payment”) at any time, but in no event later than the timeframe set forth in Section 2.2.1(f) (Stage 1).
7.2.2Lead Generation Payment. AbbVie may elect, in its sole discretion, to pay Immunome a non-refundable, non-creditable payment of [***]  (the “Lead Generation Payment”) at any time, but in no event later than [***] following notice to Immunome of completion of Lead Generation on the first [***] Validated Target Pairs for which AbbVie has exercised an Option. AbbVie shall report the completion of Lead Generation on such Validated Target Pairs to Immunome within [***]  following completion thereof. Upon payment of the Lead Generation Payment, AbbVie shall have an additional [***] Substitution Rights, for a total of [***] Substitution Rights in the aggregate, as further described in Section 2.10(b) (Substitution Rights).
7.2.3Lead Optimization Payment. AbbVie may elect, in its sole discretion, to initiate Stage 3, by paying Immunome a non-refundable, non-creditable payment of [***]  (the “Lead Optimization Payment”) at any time, but in no event later than the timeframe set forth in Section 2.2.2(f) (Stage 2).  AbbVie shall report the completion of Lead Optimization on all of the Stage 1 Validated Target Pairs for which AbbVie has exercised an Option within [***]  following completion thereof.  For clarity, if the Lead Generation payment has not already been made, AbbVie shall pay the Lead Generation Payment at the same time as the payment of the Lead Optimization Payment.
7.2.4Stage 3 Payment. AbbVie may elect, in its sole discretion, to receive three (3) additional Options during Stage 3, by paying Immunome a non-refundable, non-creditable payment of [***]  (the “Stage 3 Payment”) at any time, but in no event later than [***] following AbbVie’s exercise of the Option for the [***]  Validated Target Pair from Stage 3.
7.2.5For clarity, the maximum aggregate amount payable by AbbVie pursuant to this Section 7.2 (One-Time Platform Access Payments) is Seventy Million Dollars (US $70,000,000).  Nothing in this Section 7.2 (One-Time Platform Access Payments) is intended, or should be construed, to limit AbbVie’s right to recover the foregoing amounts as damages, as applicable.
7.3Option Exercise Fee. On an Option-by-Option basis, if AbbVie exercises an Option with respect to a Validated Target Pair in accordance with Section 2.6.2 (Exercise of Option), AbbVie shall pay to Immunome a one-time, non-refundable, non-creditable payment of [***]  (the “Option Exercise Fee”) within [***]  after submitting the Exercise Notice with respect to such Option. For clarity, the maximum aggregate amount payable by AbbVie pursuant to this Section 7.3 (Option Exercise Fee) is [***], for the exercise of all of ten (10) Options by AbbVie.  Nothing in this Section 7.3 (Option Exercise Fee) is intended, or should be construed, to limit AbbVie’s right to recover the foregoing amounts as damages, as applicable.
7.4Development Milestone Payments.
7.4.1In partial consideration for the rights and licenses granted to AbbVie hereunder, within [***]  after the first achievement of each milestone event set forth in this Section 7.4 (Development Milestone Payments) with respect to a Product on an Included Target-by-Included Target basis (each, a “Development Milestone Event”) by or on behalf of AbbVie, any of its Affiliates, Licensees, or Sublicensees (other than any Dispute Settlement Licensee), AbbVie shall make a non-refundable, non-creditable milestone payment to Immunome in the amount set forth in this Section 7.4 (Development Milestone Payments) corresponding to such Development Milestone Event (each, a “Development Milestone Payment”). Each Development Milestone Payment shall be payable on an Included Target-by-Included Target basis, only upon the first achievement of the corresponding Development Milestone Event by a Product with respect to an Included Target, and no amounts shall be due for subsequent or repeated achievements of such Development Milestone Event with respect to Products directed to the same Included Target; provided that [***].
Development Milestone Event	Development Milestone Payment
[***] for a Product	[***]
[***] [***] of a Product	[***]
[***]of a Product	[***]

For clarity, the maximum aggregate amount payable by AbbVie pursuant to this Section 7.4 (Development Milestone Payments) with respect to each Product directed to the same Included Target under this Agreement in the aggregate is [***].  Nothing in this Section 7.4 (Development Milestone Payments) is intended, or should be construed, to [***].

7.4.2Reporting. AbbVie shall report the achievement of each such Development Milestone Event by or on behalf of AbbVie or any of its Affiliates, Licensees, or Sublicensees (other than any Dispute Settlement Licensee) to Immunome within [***]  after such achievement.
7.5Commercial Milestone Payments. In partial consideration for the rights granted to AbbVie hereunder, within [***] after the first achievement of each milestone event set forth in this Section 7.5 (Commercial Milestone Payments) with respect to a Product (each, a “Commercial Milestone Event”) by or on behalf of AbbVie, any of its Affiliates, Licensees or Sublicensees (other than any Dispute Settlement Licensee), AbbVie shall make a non-refundable, non-creditable milestone payment to Immunome in the amount set forth in this Section 7.5 (Commercial Milestone Payments) corresponding to such Commercial Milestone Event (each, a “Commercial Milestone Payment”). Each Commercial Milestone Payment shall be payable on an Included Target-by-Included Target basis, only upon the first achievement of the corresponding Commercial Milestone Event by a Product directed to such Included Target, and no amounts shall be due for subsequent or repeated achievements of such Commercial Milestone Event with respect to a Product directed to the same Included Target, provided that [***].
Commercial Milestone Event	Commercial Milestone Payment
[***] of a Product	[***]

Commercial Milestone Event	Commercial Milestone Payment
[***] of a Product	[***]

For clarity, the maximum aggregate amount payable by AbbVie pursuant to this Section 7.5 (Commercial Milestone Payments) with respect to each Product directed to the same Included Target under this Agreement in the aggregate is [***].  Nothing in this Section 7.5 (Commercial Milestone Payments) is intended, or should be construed, to [***] .

7.6Sales-Based Milestone Payments. In partial consideration for the rights and licenses granted to AbbVie hereunder, in the event that the aggregate Annual Net Sales of all Products directed to a given Included Target by AbbVie or any of its Affiliates, Licensees or Sublicensees (other than Dispute Settlement Licensees) in a given Calendar Year exceeds the threshold (each, an “Annual Net Sales Milestone Threshold”) set forth in the left hand column of the table in this Section 7.6 (Sales-Based Milestone Payments) (the “Annual Net Sales-Based Milestone Table”), AbbVie shall pay to Immunome a one-time, non-refundable, non-creditable milestone payment (each, an “Annual Net Sales-Based Milestone Payment”) in the corresponding amount set forth in the right hand column of the Annual Net Sales-Based Milestone Table. In the event that in a given Calendar Year [***]. Each such milestone payment shall be due within [***] after the end of the Calendar Year in which such milestone was achieved. Each Annual Net Sales-Based Milestone Payment shall be payable on a Included Target-by-Included Target basis, only upon the first achievement of such milestone with respect to an Included Target, and no amounts shall be due for subsequent or repeated achievements of such milestone with respect to any Product directed to the same Included Target, provided that [***].
Annual Net Sales Milestone Threshold	Annual Net Sales-Based Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]

For clarity, the maximum aggregate amount payable by AbbVie pursuant to this Section 7.6 (Sales-Based Milestone Payments) with respect to all Products directed to the same Included Target under this Agreement in the aggregate is [***].  Nothing in this Section 7.6 (Sales-Based Milestone Payments) is intended, or should be construed, to [***].

7.7Royalties.
7.7.1Royalty Rates. As further consideration for the rights granted to AbbVie hereunder, subject to the terms and conditions of this Agreement, including Sections 7.7.2 (Royalty Term), 7.7.3 [***] , and 7.9 (Third Party Licenses), commencing upon the First Commercial Sale of a Product in a Country during the applicable Royalty Term, AbbVie shall pay to Immunome, on a Product-by-Product basis, a royalty on the aggregate Annual Net Sales of each Product in each Country during each Calendar Year at the following rates:
Aggregate Annual Net Sales of a Product	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]

With respect to a given Product in a given Country, from and after the expiration of the Royalty Term for such Product in such Country, Net Sales of such Product in such Country will be excluded for purposes of calculating the Net Sales thresholds and ceilings set forth in this Section 7.7.1 (Royalty Rates).

7.7.2Royalty Term. Subject to Section 7.7.3 [***], on a Product-by-Product basis and Country-by-Country basis, royalty payments on Net Sales in accordance with Section 7.7.1 (Royalty Rates) of each Product in a Country shall commence upon the First Commercial Sale of such Product in such Country and shall terminate on the earlier of: (a) later of (i) the ten (10)-year anniversary of the date of the First Commercial Sale in such Country for such Product, and (ii) solely with respect to a Product that satisfies the requirements of Section 1.163(a) (Product), the date on which there is no Valid Claim covering the composition of matter of the Identified Antibody, and (b) the expiration of Regulatory Exclusivity of the Product (the “Royalty Term”).
7.7.3[***]  . Notwithstanding anything herein to the contrary, with respect to [***], and on an Option Package Asset-by-Option Package Asset basis:
(a)if [***], then AbbVie’s obligation to pay royalties on Net Sales of any Products directed to the applicable Included Target shall be reduced by [***] from the royalty rates set  forth in Section 7.7.1 (Royalty Rates) on Net Sales occurring after [***], and [***]; provided that, notwithstanding anything to the contrary provided herein, the foregoing reductions (i) shall apply solely to the Products directed to the applicable Included Target to which [***], and (ii) shall be [***]. For clarity, if any reductions are made under this Section 7.7.3(a) [***], no further reductions shall be made under this Section 7.7.3 [***]   or Section 7.9 (Third Party Licenses);
(b)if a High Impact Disclosure occurs, then (i) AbbVie’s obligation to pay royalties on Net Sales of any Products directed to the applicable Included Target shall be reduced by [***]  from the royalty rates set forth in Section 7.7.1 (Royalty Rates), (ii) [***], and (iii) [***]; and

(c)if a Low Impact Disclosure occurs, then (i) AbbVie’s obligation to pay royalties on Net Sales of any Products directed to such Included Target shall be reduced by [***] from the royalty rates set forth in Section 7.7.1 (Royalty Rates) and (ii) [***].
7.8Estimated Sales Levels. Immunome acknowledges and agrees that the sales levels set forth in Sections 7.5 (Commercial Milestone Payments), 7.6 (Sales-Based Milestone Payments), and 7.7 (Royalties) shall not be construed as representing an estimate or projection of anticipated sales of the Products, or implying any level of diligence, in the Territory and that the sales levels set forth in such Sections 7.5 (Commercial Milestone Payments), 7.6 (Sales-Based Milestone Payments), and 7.7 (Royalties) are merely intended to define AbbVie’s milestone and royalty obligations in the event such sales levels are achieved.
7.9Third Party Licenses.
7.9.1General Third Party IP Offsets.  Notwithstanding Section 7.7 (Royalties), if (a) Section 7.16.2(a) (In-License Agreements) applies, or (b) AbbVie or any of its Affiliates determines in good faith that in order to avoid infringement or misappropriation of any Patent Rights owned by a Third Party (“Third Party Patent Right”) it is [***]  to obtain a license from such Third Party in order for AbbVie, its Affiliates, Licensees and/or Sublicensees to Exploit the Validated Target Pair (including any Abandoned VTP upon exercise by AbbVie of the Abandoned VTP Buy-Back Option or Option pursuant to Section 2.3 (VTP Verification Dispute; Abandoned VTPs)) (or the Included Target or Antibody comprised therein) in a Country, and, in each case ((a) or (b)), AbbVie or any of its Affiliates actually enters into any such license, then AbbVie shall be entitled to deduct from AbbVie’s royalty payments under Section 7.7 (Royalties) for such Product in a Calendar Quarter, [***]   of the royalties, milestones and other amounts actually paid by AbbVie or any of its Affiliates to such Third Party (“Third Party Payments”) solely to the extent allocable to the Exploitation of such Validated Target Pair (including any Abandoned VTP upon exercise by AbbVie of the Abandoned VTP Buy-Back Option or Option pursuant to Section 2.3 (VTP Verification Dispute; Abandoned VTPs)) (or the Included Target or Antibody comprised therein) during such Calendar Quarter.  Except where Section 7.9.2 (Third Party [***]  IP Offsets) applies, in no event shall the [***].
7.9.2Third Party [***]  IP Offsets. Notwithstanding Section 7.9.1 (General Third Party IP Offsets), on an Option Package Asset-by-Option Package Asset basis, if a Third Party Patent Right exists that claims [***]  (including any Abandoned VTP upon exercise by AbbVie of the Abandoned VTP Buy-Back Option or Option pursuant to Section 2.3 (VTP Verification Dispute; Abandoned VTPs)) included in such Option Package Asset, and AbbVie actually enters into a license with such Third Party with respect to such Patent Right(s), then AbbVie shall be entitled to deduct from AbbVie’s royalty payments under Section 7.7 (Royalties) for such Product in a Calendar Quarter, [***]  of the Third Party Payments to such Third Party that are applicable to [***]  during such Calendar Quarter, provided that in no event shall the deductions made pursuant to this Section 7.9.2 (Third Party [***]  IP Offsets) reduce by more than [***]for a Target Disclosure) that would otherwise be owed in any Calendar Quarter.  [***]  .
7.10Floor on Royalty Reductions.  Except in connection with reductions under Section 7.7.3(a) [***]  , in no event shall AbbVie have the right to reduce the royalties payable to Immunome in any Calendar Quarter, taking into account any applicable reductions under Section 7.7.3(b) [***], Section 7.7.3(c) [***]  and any permitted offsets under Section 7.9 (Third Party Licenses), by: (a) more than [***], in the case of a Low Impact Disclosure and Third Party Patent Rights under Section 7.9.1 (General Third Party IP Offsets) or Section 7.9.2 (Third Party [***]  IP  Offsets), (b) more than [***], below the base royalties set forth in Section 7.7.1 (Royalties).
7.11Reports; Royalty Payments.  During the Term, following the First Commercial Sale of any Product in any Country, AbbVie shall furnish to Immunome a written report within [***]  after the end of each Calendar Quarter showing, on a Product-by-Product and Country-by-Country basis, that states: [***]. Additionally, AbbVie will [***]. The royalty amount shall be due and payable on the date such report is due.

7.12Financial Records. AbbVie shall, and shall cause its Affiliates, and its and their Licensees and/or Sublicensees (other than Dispute Settlement Licensees) to, keep complete and accurate records pertaining to Net Sales for the later of (a) [***]   after the end of the relevant Calendar Year to which such records pertain, (b) the expiration of the applicable tax statute of limitations (or extensions thereof), or (c) such longer period as may be required by applicable Law, in sufficient detail to enable amounts payable to Immunome hereunder to be calculated and verified.
7.13Audit; Audit Dispute.
7.13.1Audit. At the request of Immunome, AbbVie shall, and shall cause its Affiliates to, and shall use reasonable efforts to require its Licensees and/or Sublicensees to, permit an independent public accounting firm of nationally recognized standing designated by Immunome and reasonably acceptable to AbbVie at reasonable times during normal business hours and upon reasonable notice, to audit the books and records maintained pursuant to Section 7.12 (Financial Records) to ensure the accuracy of all reports and payments made hereunder. If AbbVie is unable to obtain from any Licensee and/or Sublicensee a right for Immunome to audit the books of account and records for its Licensee and/or Sublicensee at least as favorable as the audit rights Immunome has in this Agreement, AbbVie shall obtain the right to inspect and audit such Licensee’s or Sublicensee’s books and records for itself and shall exercise such audit rights on behalf of Immunome upon Immunome’s written request [***]. AbbVie will disclose the results of any such audit to Immunome in accordance with this Section 7.13.1 (Audit). Any examinations under this Section 7.13.1 (Audit) may not (a) be conducted for any Calendar Quarter more than [***]  after the end of such Calendar Quarter, (b) be conducted more than [***] in any [***] period or (c) be repeated for any Calendar Quarter (unless the results of a prior audit during such Calendar Quarter showed manifest error or fraud). The accounting firm utilized shall disclose only whether the reports are correct or not, and the specific details concerning any discrepancies. No other information shall be shared. Immunome shall treat all financial information subject to review under this Section 7.13.1 (Audit) as Confidential Information of AbbVie and shall cause its accounting firm to retain all such financial information in confidence. Except as provided below, the cost of this audit shall be borne by Immunome, unless the audit reveals a variance of [***]  , in which case, AbbVie shall bear the cost of the audit. Unless disputed pursuant to Section 7.13.2 (Audit Dispute) below, if such audit concludes that (i) additional amounts were owed by AbbVie, AbbVie shall pay the additional amounts, or (ii) excess payments were made by AbbVie, Immunome shall reimburse such excess payments, in either case ((i) or (ii)), within [***]  after the date on which such audit is completed by Immunome.
7.13.2Audit Dispute. In the event of a dispute with respect to any audit under Section 7.13.1 (Audit), Immunome and AbbVie shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***]  from the date either Party informs the other Party that it disputes the audit, the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Audit Expert”). The decision of the Audit Expert shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Audit Expert shall determine. Not later than [***]  after such decision and in accordance with such decision, AbbVie shall pay the additional amounts, or Immunome shall reimburse the excess payments, as applicable.
7.14Methods of Payments. All payments to either Party under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as the receiving Party may from time to time designate by notice to the paying Party. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s or applicable Licensee’s or Sublicensee’s standard conversion methodology consistent with Accounting Standards.

7.15Taxes.
7.15.1Income Taxes. Except as otherwise provided in this Section 7.15 (Taxes), each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.
7.15.2Withholding Taxes. If any sum due to be paid to either Party hereunder is subject to any withholding or similar tax, the Parties shall use their commercially reasonable efforts to do all such acts and things and to sign all such documents as will enable them to take advantage of any applicable double taxation agreement or treaty. In the event there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such withholding or similar tax, the payor shall remit such withholding or similar tax to the appropriate Governmental Authority, deduct the amount paid from the amount due to payee, pay the remaining amount of such payment to the payee and secure and promptly send to payee the best available evidence of the payment of such withholding or similar tax. Any such amounts deducted by the payor in respect of such withholding or similar tax shall be treated as having been paid by the payor for purposes of this Agreement. Notwithstanding the foregoing, the Parties acknowledge and agree that if the payor (or its assignee pursuant to Section 15.3 (Assignment)) is required by Law to withhold taxes in respect of any payment due under this Agreement, and if such withholding obligation arises or is increased solely as a result any action by the payor or its Affiliates after the Effective Date, including, without limitation, any assignment of this Agreement by the payor as permitted under Section 15.3 (Assignment), a Change of Control of the payor, a change in tax residency of the payor, a change in the entity making payment under this Agreement, a failure of the payor to comply with applicable Laws, or an action (other than manufacturing) that causes the payments to arise or to be deemed to arise through a branch of the payor (each, a “Withholding Tax Action”), then, notwithstanding anything to the contrary herein, any such payment shall be increased to take into account such increased withholding taxes as may be necessary so that, after making all required withholdings (including any withholdings on additional amounts), the payee (or its assignee pursuant to Section 15.3 (Assignment)) receives an amount equal to the sum it would have received had no such Withholding Tax Action occurred; provided that such increased withholding taxes shall not include withholding taxes to the extent the payee is entitled under applicable Laws to credit or deduct such withholding taxes to reduce any tax, whether or not an actual reduction in such tax is realized. If a Governmental Authority retroactively determines that a payment made by a Party to the other Party pursuant to this Agreement should have been subject to withholding or similar (or to additional withholding or similar) taxes, and such Party (the “Withholding Party”) remits such withholding or similar taxes to the Governmental Authority, including any interest and penalties that may be imposed thereon (together with the tax paid, the “Amount”), the Withholding Party will have the right (a) to offset the Amount against future payment obligations of the Withholding Party under this Agreement, (b) to invoice the other Party for the Amount (which shall be payable by the other Party within [***] of its receipt of such invoice) or (c) to pursue reimbursement of the Amount by any other available remedy.
7.15.3Indirect Taxes. All payments under this Agreement are exclusive of value added taxes, sales taxes, consumption taxes and other similar taxes (the “Indirect Taxes”). If any Indirect Taxes are chargeable in respect of any payment under this Agreement, the paying Party shall pay such Indirect Taxes at the applicable rate in respect of such payment following receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by the receiving Party in respect of those payments. The Parties shall issue invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes. If the payee directly pays any Indirect Taxes, the paying Party shall promptly reimburse the payee for such Indirect Taxes, including all reasonable related costs, promptly upon receipt of an invoice. If the Indirect Taxes originally paid or otherwise borne by the paying Party are in whole or in part subsequently determined not to have been chargeable, the receiving Party shall take all commercially reasonable steps to receive a refund of these undue Indirect Taxes from the applicable Governmental Authority or other fiscal authority and any amount of undue Indirect Taxes repaid by such authority to the receiving Party will be transferred to the paying Party within [***]  of receipt by the receiving Party, net of any out-of-pocket costs of obtaining such refund.
7.15.4Adjustment. All payments made under this ARTICLE 7 (Upfront Fee; Milestones and Royalties; Payments) and ARTICLE 13 (Indemnification; Insurance) shall be treated by the Parties as adjustments to the purchase price of the applicable Option Package Assets for all tax purposes.
7.16In-License Agreements.
7.16.1[***], including upfront payments, milestones and royalties, due to any Third Party as consideration for obtaining a license or other rights under any Patent Right or Know-How that is owned by a Third Party and is necessary or reasonably useful for Immunome to conduct its activities set forth in the Research Plan, including all financial obligations under any Platform In-License Agreements.
7.16.2If, following the Effective Date, Immunome (or any of its Affiliates) enters into a Product In-License Agreement, where the applicable Intellectual Property Right is [***]  for AbbVie or its Affiliates or its or their Licensees and/or Sublicensees to Exploit the Validated Target Pair (or the individual Included Target or Antibody that is comprised therein) included within the Option Package Assets that are the subject of an exercised Option without infringing or misappropriating any Third Party Right (a “Proposed Upstream Agreement”), Immunome will notify AbbVie in writing and provide a copy of the Proposed Upstream Agreement to AbbVie (which agreement may be reasonably redacted [***] ). Within [***] following AbbVie’s receipt of an invoice therefor and a copy of the Proposed Upstream Agreement, AbbVie will decide, in its sole discretion, whether or not to accept the applicable Third Party Rights as Immunome Background IP licensed under this Agreement and will provide Immunome with written notice of such decision.
(a)[***].
(b)[***].
ARTICLE 8
EXCLUSIVITY
8.1Immunome Exclusivity Obligation.
8.1.1Tumor Type Exclusivity. During the period beginning on the Effective Date and until the completion of the Research Term, (a) except as permitted in connection with Immunome’s performance of activities under the Research Plan, and the exercise of Immunome’s rights with respect to (i) Rejected VTPs, following expiration of the Residual Reserved Period for such Rejected VTP (including as described in Section 2.9.2 (No Exercise of Option) and Section 9.5 (ROFN Transaction)), (ii) Substituted VTPs, upon AbbVie’s exercise of a Substitution Right pursuant to Section 2.10 (Substitution Right) (including as described in Section 2.9 (No Exercise of Option)), and (iii) Abandoned VTPs, following [***]   determination that the relevant Proposed VTP has failed to achieve VTP Verification (including as described in Section 2.3 (VTP Verification Dispute; Abandoned VTPs), Section 9.2.3 (Abandoned VTP

Buy-Back Option) and Section 9.5 (ROFN Transaction)), subject to reinstatement upon AbbVie’s exercise of an Abandoned VTP Buy-Back Option or Option pursuant to Section 2.3 (VTP Verification Dispute; Abandoned VTPs) and (b) subject to the limitations described in Section 8.2 (Limitations to Exclusivity) and the remainder of this Section 8.1.1 (Tumor Type Exclusivity), Immunome shall be exclusive for any and all purposes to AbbVie with respect to [***]. For clarity, and without limiting the foregoing, Immunome shall not use patient-derived samples from any of the Collaboration Tumor Types for any purpose during the Research Term, except as permitted under this Agreement. Notwithstanding the foregoing, if Immunome first  [***]. For purposes of this Agreement, the conduct of any Development, Manufacturing or Commercialization activity by Immunome that would constitute a breach of Immunome’s obligation under this Section 8.1.1 (Tumor Type Exclusivity) shall be deemed a “Tumor Type Competing Program”.
8.1.2Target Pair Exclusivity. During the Term, (a) except as permitted in connection with Immunome’s performance of activities under the Research Plan, and the exercise of Immunome’s rights with respect to (i) Rejected VTPs, following expiration of the Residual Reserved Period for such Rejected VTP (including as described in Section 2.9.2 (No Exercise of Option) and Section 9.5 (ROFN Transaction)), (ii) Substituted VTPs, upon AbbVie’s exercise of a Substitution Right pursuant to Section 2.10 (Substitution Right) (including as described in Section 2.9 (No Exercise of Option)), and (iii) Abandoned VTPs, following [***]  determination that the relevant Proposed VTP has failed to achieve VTP Verification (including as described in Section 2.3 (VTP Verification Dispute; Abandoned VTPs), Section 9.2.3 (Abandoned VTP Buy-Back Option) and Section 9.5 (ROFN Transaction)), subject to reinstatement upon AbbVie’s exercise of an Abandoned VTP Buy-Back Option or Option exercised pursuant to Section 2.3 (VTP Verification Dispute; Abandoned VTPs), and (b) subject to the limitations described in Section 8.2 (Limitations to Exclusivity) below, Immunome shall be exclusive for any and all purposes to AbbVie with respect to [***]  provided that such exclusivity shall expire with respect to any Validated Target Pair: [***].  For purposes of this Agreement, the conduct of any Development, Manufacturing or Commercialization activity by Immunome that would constitute a breach of Immunome’s obligation under this Section 8.1.2 (Target Pair Exclusivity) shall be deemed a “Target Pair Competing Program”.
8.2Limitations to Exclusivity. Notwithstanding the foregoing, if, during the relevant Exclusivity Period, Immunome undergoes a merger, acquisition, consolidation or other similar transaction with a Third Party that, as of the effective closing of such transaction, is engaged in the conduct of a program that would be a Competing Program if conducted by Immunome, then: (a) if such transaction results in a Change of Control of Immunome, then such Third Party (as an Independent Affiliate) shall have the right to continue such Competing Program and such continuation shall not constitute a breach by Immunome of its exclusivity obligations set forth in Section 8.1 (Immunome Exclusivity Obligations), provided that (i) [***], and (ii) such Independent Affiliate Segregates such Competing Program from the activities under this Agreement, in accordance with Section 15.3.2(b) (Assignment); and (b) if such transaction does not result in a Change of Control of Immunome, then Immunome and its new Affiliate shall have [***] from the closing date of such transaction to wind down or divest such Competing Program, and its new Affiliate’s conduct of such Competing Program during such [***] period shall not constitute a breach by Immunome of its exclusivity obligations set forth in Section 8.1 (Immunome Exclusivity Obligations), provided that (i) [***] and (ii) such new Affiliate Segregates such Competing Program from the activities under this Agreement, in accordance with Section 15.3.2(b) (Assignment).
ARTICLE 9
BUY-BACK OPTION; RIGHT OF FIRST NEGOTIATION
9.1General. With respect to any Rejected VTP or Abandoned VTP, Immunome shall not, and shall cause its Affiliates to not, license, sell, or otherwise grant or transfer, including by option, to any Third Party, any rights to any Rejected VTP or Abandoned VTP without first complying with this ARTICLE 9 (Buy-Back Option; Right of First Negotiation).

9.2Abandoned VTP Buy-Back Option.
9.2.1On an Abandoned VTP-by-Abandoned VTP basis, subject to Section 2.3 (VTP Verification Dispute; Abandoned VTPs), if Immunome determines to continue Development of such Abandoned VTP, Immunome shall promptly provide AbbVie with written notice of the completion of lead generation activities (the “Abandoned VTP Lead Generation Completion Date”), together with (a) the original Data Package associated with such Abandoned VTP [***] (the package in (a) through (e), the “Abandoned VTP Package”, and such option, an “Abandoned VTP Buy-Back Option”). AbbVie may exercise the Abandoned VTP Buy-Back Option by (x) providing written notice to Immunome thereof (the “Abandoned VTP Buy-Back Exercise Notice”) and (y) paying Immunome (i) a buy-back option fee of [***] after receipt of the Abandoned VTP Package (the “Abandoned VTP Buy-Back Exercise Period”). Without limiting the foregoing, and for clarity, at any time between the date of failed VTP Verification and the Abandoned VTP Lead Generation Completion Date, AbbVie may deliver written notice to Immunome that it wishes to exercise an Abandoned VTP Buy-Back Option (even if lead generation has not yet been achieved by Immunome). If AbbVie delivers such notice, then Immunome shall prepare an Abandoned VTP Package up to the date of AbbVie’s notice, and this Section 9.2 (Abandoned VTP Buy-Back Option) shall apply, mutatis mutandis, as if such Abandoned VTP Package had been delivered following the Abandoned VTP Lead Generation Completion Date.
9.2.2If AbbVie timely delivers an Abandoned VTP Buy-Back Exercise Notice and pays the Abandoned VTP Buy-Back Fee, in each case, within the Abandoned VTP Buy-Back Exercise Period, then: (a) the applicable Abandoned VTP shall thereafter be deemed a VTP hereunder (and for clarity, shall count towards the fulfillment of Immunome’s Aggregate Minimum VTP Obligation, and as a VTP for the Stage then in progress at the time of exercise); (b) AbbVie shall be deemed to have exercised an Option with respect to such VTP (with such Option additionally including a transfer and assignment of all of Immunome’s right, title and interest in the Abandoned VTP Package and all Abandoned VTP Research Program IP); and (c) other than as modified by this Section 9.2.2 (Abandoned VTP Buy-Back Option), all of the terms applicable to the Option exercise for a VTP, and for a VTP for which AbbVie has exercised an Option (including, for clarity, any applicable amounts payable to Immunome under Section 7.2 (One-Time Platform Access Payments)), shall thereafter apply to such VTP, mutatis mutandis.
9.2.3If AbbVie (a) does not deliver an Abandoned VTP Buy-Back Exercise Notice or pay the Abandoned VTP Buy-Back Fee, in each case, during the Abandoned VTP Buy-Back Exercise Period or (b) provides written notice that it does not intend to provide an Abandoned VTP Buy-Back Exercise Notice for such Abandoned VTP, then, (i) in either case ((a) or (b)), Immunome may, but shall have no obligation to, progress Development or any other activities (or to abandon any such activities) with respect to such Abandoned VTP at its sole discretion, (ii) if AbbVie notifies Immunome in writing within the Abandoned VTP Buy-Back Exercise Period that it wishes such Abandoned VTP to be subject to AbbVie’s right of first negotiation with respect to such Abandoned VTP pursuant to the remainder of this ARTICLE 9 (Buy-Back Option; Right of First Negotiation), then such Abandoned VTP shall be deemed to be a VTP, and shall count towards Immunome’s Aggregate Minimum VTP Obligation, but shall not count towards the minimum VTP obligations for the applicable Stage of the Research Plan then in progress, and (iii) if AbbVie notifies Immunome in writing that it does not wish such Abandoned VTP to be subject to AbbVie’s right of first negotiation with respect to such Abandoned VTP, then (A) Immunome shall be free to Exploit the Abandoned VTP itself or with any Third Party without further obligations to AbbVie, (B) ARTICLE 8 (Exclusivity) shall no longer apply to such Abandoned VTP, (C) the remainder of this ARTICLE 9 (Buy-Back Option; Right of First Negotiation) shall not apply to such Abandoned VTP, and (D) such Abandoned VTP shall not be deemed to be a VTP, and shall not count towards Immunome’s Aggregate Minimum VTP Obligation under this Agreement.

9.3ROFN Transaction Notice. During a period (a) with respect to a Rejected VTP, commencing on the date of expiration of the Residual Reserved Period for the applicable Validated Target Pair and ending on the earlier of (i) the expiration of the Research Term and (ii) the [***]  anniversary of the expiration of the applicable VTP Selection Period, and (b) with respect to an Abandoned VTP, [***], and ending upon the earlier of (i) the expiration of the Research Term and (ii) the [***]  anniversary of the date of the failed VTP Verification for such Abandoned VTP (the “ROFN Exercise Period”), for each Rejected VTP or Abandoned VTP (as applicable), if Immunome or any of its Affiliates desire to license, sell or otherwise grant or transfer, including by option, any rights to a Rejected VTP or Abandoned VTP, as applicable, in any Field or Territory (excluding for clarity any transfer of rights in or to a Rejected VTP or Abandoned VTP to a Third Party under a materials transfer agreement or solely for the purposes of services conducted by a Third Party for or on behalf of Immunome in connection with Immunome’s research and development of such Rejected VTP or Abandoned VTP, as applicable), then Immunome shall provide AbbVie with written notice of such potential transaction and along with such notice, provide AbbVie with [***], and such additional information in Immunome’s possession since the provision of the original Data Package that is necessary or useful for AbbVie to determine whether it would like to exercise its right of first negotiation (each, a “Transaction Notice”).  In addition to the foregoing, AbbVie has a right to [***]  negotiate with Immunome for the purchase of, or grant of an exclusive license to Exploit, certain Residual VTPs, as set forth in Section 2.2.3(e) (Residual VTPs).
9.4Exercise of ROFN. Upon receipt of a Transaction Notice, if AbbVie wishes to enter into exclusive negotiations with Immunome to obtain the rights that Immunome wishes to grant with respect to such Rejected VTP or Abandoned VTP, as applicable, AbbVie shall provide Immunome with notice thereof (a “ROFN Exercise Notice”) within [***] after receipt of the Transaction Notice (the “Exercise Period”). If AbbVie timely delivers a ROFN Exercise Notice within the Exercise Period, the Parties shall engage in good faith negotiations for [***]  following such exercise (a “Negotiation Period”) in an attempt to agree upon a definitive agreement containing the terms and conditions pursuant to which AbbVie would receive a license, assignment, option or other grant or transfer of rights in and to, the Rejected VTP or Abandoned VTP, as applicable.
9.5ROFN Transaction. If AbbVie does not deliver a ROFN Exercise Notice during the applicable Exercise Period or provides written notice that it does not intend to provide a ROFN Exercise Notice for such Rejected VTP or Abandoned VTP, as applicable, or the Parties fail to execute and deliver during the Negotiation Period such definitive agreement, then, in each case, (a) Immunome shall thereafter be free to engage in negotiations with any Third Party for the proposed transaction (such agreement, a “ROFN Transaction Agreement”) and may enter into a ROFN Transaction Agreement with such Third Party with respect to such Rejected VTP or Abandoned VTP, as applicable, (b) Immunome’s exclusivity obligations pursuant to Section 8.1.2 (Target Pair Exclusivity) with respect to such Validated Target Pair shall immediately terminate, and (c) Immunome shall have the right to Exploit in any manner whatsoever such Rejected VTP or Abandoned VTP, as applicable, in Immunome’s sole discretion, either alone, with or through a Third Party, without any further obligations to AbbVie pursuant to this ARTICLE 9 (Buy-Back Option; Right of First Negotiation) or otherwise.
ARTICLE 10
INTELLECTUAL PROPERTY RIGHTS
10.1Ownership of Intellectual Property; Disclosure.
10.1.1Background IP.
(a)Immunome Background IP, Immunome Improvements (for clarity, regardless of inventorship) and Immunome Improvement Patents (for clarity, regardless of inventorship)

shall be solely owned by Immunome. AbbVie acknowledges that, it does not have, and will not acquire, any license or other right with respect to any Immunome Background IP, Immunome Improvements or Immunome Improvement Patents as a result of this Agreement or any activity conducted hereunder except as set forth in Section 4.1.3 (Option Package License) and Section 4.1.5 (Unblocking License). AbbVie shall assign, and hereby assigns to Immunome, all of AbbVie’s right, title and interest in and to any Immunome Improvements and Immunome Improvement Patents.
(b)AbbVie Background IP and AbbVie Improvements (for clarity, regardless of inventorship) and AbbVie Improvement Patents (for clarity, regardless of inventorship) shall be solely owned by AbbVie. Immunome acknowledges that, it does not have, and will not acquire, any license or other right with respect to any AbbVie Background IP, AbbVie Improvements or AbbVie Improvement Patents as a result of this Agreement or any activity conducted hereunder except solely to the extent necessary during the Research Term for Immunome to perform the activities allocated to it under the Research Plan. Immunome shall assign, and hereby assigns to AbbVie, all of Immunome’s right, title and interest in and to any AbbVie Improvements and AbbVie Improvement Patents.
10.1.2Immunome Platform Technology. As between the Parties, the Immunome Platform Technology, Immunome Platform Improvements (for clarity, regardless of inventorship) and Immunome Platform Improvement Patents (for clarity, regardless of inventorship) shall be solely owned by Immunome. AbbVie acknowledges that, it does not have, and will not acquire, any license or other right with respect to any Immunome Platform Technology, Immunome Platform Improvements and Immunome Platform Improvement Patents (either expressly or by implication). AbbVie shall assign, and hereby assigns to Immunome, all of AbbVie’s right, title and interest in and to any Immunome Platform Improvements and Immunome Platform Improvement Patents.
10.1.3Inventorship; Research Program IP.
(a)The determination of whether Know-How is conceived, reduced to practice, generated, discovered, developed or otherwise made by or on behalf of a Party or its Affiliates for the purpose of allocating proprietary rights (including any Intellectual Property Rights) therein, shall, for purposes of this Agreement, be made in accordance with United States patent law and other applicable Law in the United States without regard to conflict of law, irrespective of where or when such conception, reduction to practice, generation, discovery, development or making occurs.
(b)Except as set forth under Section 10.1.1 (Background IP), [***] .
10.1.4Disclosure of Inventions. During the Term, each Party shall, and shall cause its Affiliates and (sub)licensees to, promptly disclose in writing to the other Party the conception, reduction to practice, generation, discovery, development or making of any Research Know-How by such Party or any of its Affiliates or (sub)licensees.
10.2Patent Prosecution and Maintenance.
10.2.1Restriction on Immunome’s Prosecution of Patents. During the Term, neither Immunome nor its Affiliates will, or will enable any Third Party to, Prosecute and Maintain any Patent Rights covering any (a) Option Package Assets, (b) any Qualified Target Pair (with respect to such Qualified Target Pair, solely for the time period during which such Qualified Target Pair is subject to the exclusivity provisions set forth in Section 8.1.2 (Target Pair Exclusivity)), and/or (c) any Validated Target Pair (with respect to such Validated Target Pair, solely for the time period during which such Validated Target Pair is subject to the exclusivity provisions set forth in Section 8.1.2 (Target Pair Exclusivity)). For the avoidance of doubt, with respect to any Qualified Target Pair or Validated Target Pair for which the applicable Exclusivity Period has expired pursuant to Section 8.1.2 (Target Pair Exclusivity), Immunome shall have the right to Prosecute and Maintain Patent Rights covering such Qualified Target Pair or Validated Target Pair, as applicable, subject to the remainder of this Section 10.2 (Patent Prosecution and Maintenance).
10.2.2Immunome Background Patents; Immunome Improvement Patents; Immunome Platform Improvement Patents. Immunome shall have the sole right, but not the obligation, to control the Prosecution and Maintenance of (a) Immunome Background Patents, (b) Immunome Improvement Patents, and (c) Immunome Platform Improvement Patents.
10.2.3AbbVie Background Patents, AbbVie Improvement Patents. AbbVie shall have the sole right, but not the obligation, to control the Prosecution and Maintenance of (a) AbbVie Background Patents, and (b) AbbVie Improvement Patents.
10.2.4Research Patents.
(a)AbbVie shall have the sole right, but not the obligation, to Prosecute and Maintain the Research Patents that are the subject of the applicable Option Package Asset and Option Package License granted by Immunome to AbbVie pursuant to Section 4.1.3 (Option Package License) (collectively, such Research Patents, “AbbVie Prosecuted Patents”) in the Field in the Territory, at AbbVie’s discretion and sole cost and expense.
(b)Notwithstanding anything to the contrary provided herein, Immunome shall have the sole right, but not the obligation, to Prosecute and Maintain any Research Patents covering any [***] (“Immunome Prosecuted Patents”). On a Substituted VTP-by-Substituted VTP basis, upon AbbVie’s exercise of a Substitution Right pursuant to Section 2.10 (Substitution Rights), AbbVie shall promptly deliver to Immunome copies of all necessary, non-privileged files related to the Prosecution and Maintenance of such Immunome Prosecuted Patents and upon request shall take all actions and execute all documents reasonably necessary for Immunome to assume such Prosecution and Maintenance.
10.3Patent Enforcement.
10.3.1Notice. Each Party shall promptly notify, in writing, the other Party upon learning of any actual or suspected infringement of any AbbVie Background Patents, AbbVie Improvement Patents, Immunome Background Patents, Immunome Improvement Patents or Research Patents by a Third Party in the Territory (“Infringement”).
10.3.2Immunome Background Patents; Immunome Improvement Patents. Immunome shall have the sole right, but not the obligation, to enforce the Immunome Background Patents and Immunome Improvement Patents in connection with an Infringement in the Territory at its sole cost and expense.
10.3.3AbbVie Background Patents; AbbVie Improvement Patents. AbbVie shall have the sole right, but not the obligation, to enforce the AbbVie Background Patents and AbbVie Improvement Patents in connection with an Infringement in the Territory at its sole cost and expense.
10.3.4Research Patents.
(a)Following AbbVie’s exercise of an Option, AbbVie shall have the sole right, but not the obligation, to enforce any AbbVie Prosecuted Patents in connection with an Infringement in the Territory, at its sole cost and expense.  Notwithstanding anything to the contrary provided herein,

Immunome shall have the sole right, but not the obligation, to enforce any Immunome Prosecuted Patents in connection with an Infringement in the Territory, at its sole cost and expense. On a Substituted VTP-by-Substituted VTP basis, upon AbbVie’s exercise of a Substitution Right pursuant to Section 2.10 (Substitution Rights), AbbVie shall promptly deliver to Immunome copies of all necessary, non-privileged files related to the prosecution of such Infringement and upon request shall take all actions and execute all documents reasonably necessary for Immunome to assume prosecution of such Infringement.
10.3.5Recovery. Any recovery realized as a result of any claim, suit or proceeding described in this Section 10.3 (Patent Enforcement) (whether by way of settlement or otherwise) shall be first allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses). Any remainder after such reimbursement is made shall be retained by the Party that has exercised its right to bring the enforcement action; provided that, to the extent that any award or settlement (whether by judgment or otherwise) with respect to a Product is retained by AbbVie, such amounts shall be included as Net Sales hereunder with respect to such Product in the same percentage that is allocable to Net Sales as determined in such recovery.
10.4Invalidity or Unenforceability Defenses or Actions.
10.4.1Notice. Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity, unpatentability or unenforceability of any AbbVie Background Patents, AbbVie Improvement Patents, Immunome Background Patents, Immunome Improvement Patents or Research Patents by a Third Party in the Territory and of which such Party becomes aware.
10.4.2Immunome Background Patents; Immunome Improvement Patents. Immunome shall have the sole right, but not the obligation, to defend and control the defense of the validity, patentability and enforceability of the Immunome Background Patents and Immunome Improvement Patents in the Territory, at its sole cost and expense.
10.4.3AbbVie Background Patents; AbbVie Improvement Patents. AbbVie shall have the sole right, but not the obligation, to defend and control the defense of the validity, patentability and enforceability of the AbbVie Background Patents and AbbVie Improvement Patents in the Territory, at its sole cost and expense.
10.4.4Research Patents.
(a)Following AbbVie’s exercise of an Option, AbbVie shall have the sole right, but not the obligation, to defend and control the defense of the validity, patentability and enforceability of the AbbVie Prosecuted Patents, at its discretion and its own cost and expense.
(b)Immunome shall have the sole right, but not the obligation, to defend and control the defense of the validity, patentability and enforceability of the Immunome Prosecuted Patents, at its discretion and its own cost and expense.
(c)Notwithstanding anything herein to the contrary, the defense of any challenge of validity, invalidity, enforceability or patentability of any of the Research Patents that is raised in an Infringement action shall be controlled by the Party who controls the prosecution of such Infringement under Section 10.3 (Patent Enforcement).
10.5Cooperation. The Parties agree to cooperate fully in the Prosecution and Maintenance, enforcement and defense of the AbbVie Prosecuted Patents at AbbVie’s expense and the Immunome

Prosecuted Patents at Immunome’s expense, in each case, pursuant to this ARTICLE 10 (Intellectual Property Rights). Cooperation shall include:

(a)executing all papers and instruments, or requiring its employees or contractors to execute such papers and instruments, so as to (i) effectuate the ownership of intellectual property set forth in Section 4.1 (Assignment and License Grants to AbbVie) and Section 10.1 (Ownership of Intellectual Property; Disclosure); (ii) enable the other Party to Prosecute and Maintain Patent Rights in the Territory; and (iii) obtain and maintain any patent extensions, supplementary protection certificates, and the like with respect to the AbbVie Prosecuted Patents and Immunome Prosecuted Patents, as applicable, in the Territory, in each case ((i), (ii), and (iii)) to the extent provided for in, and in accordance with, this Agreement;
(b)consistent with this Agreement, assisting in any assignment or license registration processes with applicable Governmental Authorities that may be available in the Territory for the protection of a Party’s interests in Intellectual Property Rights as set forth in this ARTICLE 10 (Intellectual Property Rights);
(c)promptly informing the other Party of any matters coming to such Party’s attention that may materially affect the Prosecution and Maintenance, enforcement or defense of any such AbbVie Prosecuted Patents and Immunome Prosecuted Patents, as applicable, in the Territory; and
(d)in connection with any of the foregoing, making its employees available at reasonable business hours.
10.6Infringement Claims by Third Parties. If the Manufacture, sale, or use of a Product in the Territory pursuant to this Agreement results in, or may result in, any claim, suit, or proceeding by a Third Party alleging patent infringement by a Party (or its Affiliates) (a “Third Party Infringement Claim”), such Party shall promptly notify the other Party thereof in writing. Unless the Party against whom a Third Party Infringement Claim is filed seeks indemnification for such Third Party Infringement Claim pursuant to ARTICLE 13 (Indemnification; Insurance), as between the Parties, the alleged infringing Party shall have the right, but not the obligation, at its sole cost and expense, using counsel of its own choice, to control the defense and settlement of any Third Party Infringement Claim. Where a Party controls such an action, the other Party shall, and shall cause its Affiliates to, assist and cooperate with the controlling Party, as such controlling Party may reasonably request from time to time, in connection with its activities set forth in this Section 10.6 (Infringement Claims by Third Parties), including executing legal papers and cooperating in the defense, furnishing a power of attorney solely for such purpose, joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making available its employees as well as inventors, applicable records and documents (including laboratory notebooks) with respect to the relevant Patent Rights; provided that the controlling Party shall reimburse such other Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith. Each Party shall keep the other Party reasonably informed of all material developments in connection with any such claim, suit or proceeding. Any recoveries by a Party of any sanctions awarded to such Party and against a Third Party asserting a Third Party Infringement Claim shall be applied as follows: such recovery shall be applied first to reimburse each Party for its reasonable out-of-pocket costs of defending such claim, suit, or proceedings, and the balance shall be retained by the Party controlling the defense of such Third Party Infringement Claim; provided that, [***].
10.7Product Trademarks. AbbVie shall have the sole and exclusive right to determine and, at its sole cost and expense, shall own all right, title and interest in and to the Trademarks that are used in connection with any Product anywhere in the world.

10.8Inventor’s Remuneration. Each Party shall be solely responsible for any remuneration that may be due such Party’s inventors under any applicable inventor remuneration laws.
10.9International Nonproprietary Name. As between the Parties, AbbVie shall have the sole right and responsibility to select the International Nonproprietary Name or other name or identifier for any Product. AbbVie shall have the sole right and responsibility to apply for submission to the World Health Organization for the International Nonproprietary Name, and submission to the United States Adopted Names Council for the United States Adopted Name.
ARTICLE 11
CONFIDENTIALITY
11.1Product Information.
11.1.1Immunome recognizes that by reason of AbbVie’s rights under this Agreement, AbbVie has an interest in Immunome maintaining the confidentiality of certain information of Immunome. Accordingly, Immunome acknowledges that, with respect to each Option, any [***] (collectively, the “Product Information”) shall be deemed the Confidential Information of AbbVie following AbbVie’s exercise of such Option, and as of the Option Effective Date, (A) AbbVie shall be deemed to be the disclosing Party with respect to Product Information under this ARTICLE 11 (Confidentiality) and (B) Immunome shall be deemed to be the receiving Party with respect thereto under this ARTICLE 11 (Confidentiality). For further clarification, with respect to each Option, to the extent any Product Information is disclosed by Immunome to AbbVie pursuant to this Agreement, such information shall, subject to the other terms and conditions of this ARTICLE 11 (Confidentiality), constitute Confidential Information of Immunome prior to AbbVie’s exercise of such Option (i.e., prior to the Option Effective Date, Immunome shall be deemed to be the disclosing Party with respect to Product Information under this ARTICLE 11 (Confidentiality) and AbbVie shall be deemed to be the receiving Party with respect thereto under this ARTICLE 11 (Confidentiality)), provided that Immunome agrees that [***].
11.1.2Notwithstanding anything to the contrary provided herein, AbbVie acknowledges that any Know-How [***] shall be deemed Immunome’s Confidential Information, and (a) such information shall not constitute Product Information following [***], and (b) Immunome shall be deemed the disclosing Party and AbbVie shall be deemed the receiving Party with respect thereto, in each case, under this ARTICLE 11 (Confidentiality).
11.2Confidentiality Obligations; Exceptions. At all times during the Term and for a period of [***]  following termination or expiration hereof in its entirety, each Party shall, and shall cause its officers, directors, employees and agents (“Representatives”) to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or is necessary or useful for the performance of, or the exercise of such Party’s rights under, this Agreement, and in each case, subject to the terms of this ARTICLE 11 (Confidentiality). Notwithstanding the foregoing, to the extent the receiving Party can demonstrate by documentation or other competent proof, the confidentiality and non-use obligations under this Section 11.2 (Confidentiality Obligations) with respect to any Confidential Information shall not include any information that:
11.2.1has been published by a Third Party or otherwise is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the receiving Party or any of its Representatives;

11.2.2has been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information;
11.2.3is subsequently received by the receiving Party from a Third Party without restriction and without breach of any agreement between such Third Party and the disclosing Party; or
11.2.4has been independently developed by or for the receiving Party without reference to, or use or disclosure of, the disclosing Party’s Confidential Information and without any breach of this Agreement by the receiving Party or any of its Representatives.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination is in the public domain or in the possession of the receiving Party.

11.3Permitted Disclosures.
11.3.1Each Party may disclose the Confidential Information of the other Party to the extent that such disclosure is:
(a)in the reasonable opinion of the receiving Party’s legal counsel, required to be disclosed pursuant to applicable Law or a valid order of a court of competent jurisdiction or other supra national, federal, national, regional, state, provincial and local governmental body of competent jurisdiction, (including by reason of filing with securities regulators, but subject to Section 11.5 (Public Announcements)); provided that the receiving Party shall first have given prompt written notice (and to the extent possible, at least [***]  notice) to the disclosing Party and giving the disclosing Party a reasonable opportunity to take whatever action it deems necessary to protect its Confidential Information (for example, quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or governmental body or, if disclosed, be used only for the purposes for which the order was issued). In the event that no protective order or other remedy is obtained, or the disclosing Party waives compliance with the terms of this Agreement, the receiving Party shall furnish only that portion of Confidential Information that the receiving Party is advised by counsel is legally required to be disclosed;
(b)made by or on behalf of the receiving Party to the Regulatory Authorities as required in connection with any filing, application or request for any Regulatory Approval in accordance with the terms of this Agreement; provided that reasonable measures shall be taken to assure confidential treatment of such Confidential Information to the extent practicable and consistent with applicable Law; or
(c)made by or on behalf of the receiving Party to a patent authority as may be necessary or useful for purposes of preparing, obtaining, defending or enforcing a Patent Right in accordance with the terms of this Agreement; provided that reasonable measures shall be taken to assure confidential treatment of such Confidential Information, to the extent such protection is available.
11.3.2Each Party or its Affiliates may disclose the Confidential Information of the other Party to its or their advisors, consultants, clinicians, vendors, service providers, contractors, existing or prospective research partners, Licensees or Sublicensees as may be necessary or useful in connection with the Exploitation of the Identified Antibodies or Products, or otherwise in connection with the performance of its obligations or exercise of its rights as contemplated by this Agreement; provided that (a) each of such Person to whom disclosure is made shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information that are no less restrictive than the obligations of confidentiality and non-use of the receiving Party pursuant to this ARTICLE 11 (Confidentiality) and (b) the receiving Party shall remain responsible and liable for any failure by any of the foregoing Persons to treat such Confidential Information as required under this ARTICLE 11 (Confidentiality).
11.3.3Each Party may disclose the existence and terms of this Agreement to the extent that such disclosure is:
(a)made by the receiving Party or its Affiliates to their respective external financial and legal advisors who have a need to know the existence and terms of this Agreement and are either under professional codes of conduct giving rise to expectations of confidentiality and non-use or under written agreements of confidentiality and non-use, in each case, no less restrictive than those set forth in this Agreement; provided that the receiving Party shall remain responsible and liable for any failure by such financial and external legal advisors to treat such Confidential Information as required under this ARTICLE 11 (Confidentiality); or
(b)made by the receiving Party or its Affiliates to potential or actual investors or acquirers as may be necessary in connection with their evaluation of such potential or actual investment or acquisition; provided that (i) such potential or actual investors or acquirers shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information that are no less restrictive than the obligations of confidentiality and non-use of the receiving Party pursuant to this ARTICLE 11 (Confidentiality) and (ii) the receiving Party shall remain responsible and liable for any failure by such potential or actual investors or acquirers to treat such Confidential Information as required under this ARTICLE 11 (Confidentiality), provided that the Research Plan shall be redacted from any such disclosure unless the non-disclosing Party provides its prior written consent (not to be unreasonably withheld).
11.4Use of Name. Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo, or Trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, or other form of publicity without the prior written approval of such other Party in each instance. The restrictions imposed by this Section 11.4 (Use of Name) shall not prohibit either Party from making any disclosure identifying the other Party that, in the opinion of the disclosing Party’s counsel, is required by applicable Law; provided that such Party shall submit the proposed disclosure identifying the other Party in writing to the other Party as far in advance as reasonably practicable so as to provide a reasonable opportunity to comment thereon, and any such disclosure will be subject to Section 11.5 (Public Announcements) or Section 11.6 (Publications), as applicable.
11.5Public Announcements. The Parties have agreed upon the content of a press release announcing that they have entered into this Agreement, which may be issued by the Parties in the form attached hereto as Schedule 11.5 (Form of Press Release[s]), at a mutually agreed upon time. Neither Party shall issue any other release or public disclosure regarding this Agreement without the other Party’s consent, except for any such disclosure that is, in the opinion of the disclosing Party’s counsel, required by applicable Law or the rules of a stock exchange on which the securities of such Party is listed. If a Party is, in the opinion of its counsel, required by applicable Law or the rules of a stock exchange on which its securities are listed to make such a public disclosure, such Party shall submit the proposed disclosure (together with the reasons for the disclosure requirement and notification of the time and place where the disclosure shall be made) in writing to the other Party as far in advance as reasonably practicable so as to provide a reasonable opportunity to comment thereon, and such Party shall consider the other Party’s comments thereon in good faith. Notwithstanding the foregoing, AbbVie, its Affiliates and its and their

Licensees and/or Sublicensees shall have the right to publicly disclose research, development and commercial information (including with respect to regulatory matters) regarding the Identified Antibodies and Products; provided that (a) such disclosure is subject to the provisions of ARTICLE 11 (Confidentiality) with respect to Immunome’s Confidential Information and (b) AbbVie shall not use the name of Immunome (or insignia, or any contraction, abbreviation or adaptation thereof) without Immunome’s prior written permission.

11.6Publications. Prior to AbbVie’s exercise of an Option, and without limiting Section 11.1.1 (Product Information) with respect to Product Information, neither Party shall publish, present, or otherwise disclose, and each Party shall cause its Affiliates and any Third Party subcontractors and its and their employees and agents not to disclose any information relating to any activities under the Research Plan, any Option Package Asset, or any Product, in each case, without the prior written consent of the other Party.  Following AbbVie’s exercise of an Option and, with respect to the Option Package Asset that is the subject of such Option, the foregoing restriction shall only apply to Immunome.  For clarity, Immunome and its Affiliates may (subject in all cases to the confidentiality obligations set forth in this ARTICLE 11 (Confidentiality)) publish, present, or otherwise disclose information relating to [***]. For clarity, this Section 11.6 (Publications) is intended to cover disclosures made for the purposes of academic or scientific publication, or participation in scientific conferences. With respect to each Option, as of the Option Effective Date, AbbVie shall have the right to freely publish, present or otherwise disclose any material related to the Research Plan, Option Package Assets, or the Exploitation of Identified Antibodies or Products; provided that (i) such publication, presentation, or other disclosure is subject to the provisions of ARTICLE 11 (Confidentiality) with respect to Immunome’s Confidential Information, (ii) such publication appropriately recognizes each Party’s contribution to any Intellectual Property Right that is the subject of such publications, in accordance with good academic publication practice, and (iii) subject to Section 11.4 (Use of Name), AbbVie shall not use the name of Immunome (or insignia, or any contraction, abbreviation or adaptation thereof) without Immunome’s prior written permission.
11.7Return of Confidential Information. Upon the effective date of the expiration or termination of this Agreement for any reason, either Party may request in writing, and the other Party shall either, with respect to Confidential Information to which such first Party does not retain rights under the surviving provisions of this Agreement: (a) as soon as reasonably practicable, destroy all copies of such Confidential Information in the possession of the other Party and confirm such destruction in writing to the requesting Party; or (b) as soon as reasonably practicable, deliver to the requesting Party, at the other Party’s expense, all copies of such Confidential Information in the possession of the other Party; provided that the other Party shall be permitted to retain one (1) copy of such Confidential Information in its secure archives for the sole purpose of performing any continuing obligations hereunder, as required by applicable Law. Notwithstanding the foregoing, such other Party also shall be permitted to retain such additional copies of or any computer records or files containing such Confidential Information that have been created solely by such Party’s automatic archiving and back up procedures, to the extent created and retained in a manner consistent with such other Party’s standard archiving and back up procedures, but not for any other use or purpose.
11.8Survival. All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 11.2 (Confidentiality Obligations).
ARTICLE 12
REPRESENTATIONS AND WARRANTIES
12.1Representations and Warranties of Both Parties. Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:

12.1.1such Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;
12.1.2such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
12.1.3this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity);
12.1.4the execution, delivery and performance of this Agreement by such Party do not conflict with and do not violate: (a) such Party’s charter documents, bylaws or other organizational documents; (b) in any material respect, any agreement or any provision thereof, or any instrument or understanding, oral or written, to which it is a party or by which it is bound; (c) any applicable Law; or (d) any order, writ, judgment, injunction decree, determination or award of any court, governmental body or administrative or other agency having jurisdiction over such Party; and
12.1.5it is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.
12.2Representations, Warranties and Covenants of Immunome. Immunome hereby represents, warrants and covenants to AbbVie, as of (a) the Effective Date, and (b) the Option Effective Date for each Option Package Asset, except [***], and except [***] which is given solely as of each Option Effective Date.  For clarity, any representation or warranty made as of an Option Effective Date with respect to one or more Option Package Assets is made only with respect to the specific Option Package Asset delivered on such Option Effective Date:
12.2.1As of the Effective Date, Immunome (a) owns or controls all Immunome Background IP and Immunome Platform Technology, and has good and marketable title to the Materials that are in Immunome’s possession and control free and clear of all Encumbrances, (b) is entitled to provide such Materials and grant the licenses specified herein with respect to such Immunome Background IP, in connection with activities under the Research Plan, and (c) has the right to use all Know-How and Patent Rights necessary for Immunome to fulfill its obligations hereunder, including the Immunome Background IP and Immunome Platform Technology;
12.2.2As of each Option Effective Date, Immunome (a) has good and marketable title to the applicable Option Package Asset, and the right to transfer such Option Package Asset to AbbVie, free and clear of all Encumbrances, (b) is entitled to grant the licenses specified herein with respect to such Option Package Asset, and (c) has the right, and at all times between the Effective Date and the Option Effective Date had the right, to use all Know-How and Patent Rights necessary for Immunome to fulfill its obligations hereunder with respect to such Option Package Asset, including the Immunome Background IP and Immunome Platform Technology;
12.2.3The use of the Intellectual Property Rights licensed to Immunome under Platform In-License Agreements is not necessary for the Exploitation of Identified Antibodies or Products, as contemplated to be conducted by AbbVie hereunder;

12.2.4[***];
12.2.5All Immunome Background Patents and Immunome Improvement Patents existing as of such date (the “Existing Patent Rights”) are (a) subsisting and are not invalid or unenforceable, in whole or in part, (b) Controlled by Immunome or one of its Affiliates, free of any Encumbrance, lien or claim of ownership by any Third Party, and (c) filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment. [***]. All Existing Patent Rights existing as of the Effective Date are listed on Schedule 12.2.5 (Existing Immunome Background Patents);
12.2.6All of the Platform In-License Agreements existing as of such date are listed on Schedule 12.2.6 (Existing Platform In-License Agreements), and, to the extent permitted under such Platform In-License Agreements, true and complete copies of the Platform In-License Agreements have been provided to AbbVie (other than with respect to redactions of financial and commercially sensitive terms), and (a) the licenses granted to Immunome or its Affiliates in the Platform In-License Agreements are in full force and effect and by their terms and are sublicensable to AbbVie as contemplated by this Agreement, (b) there are no challenges to, or violation of the rights granted to Immunome or its Affiliates thereunder by any Third Party, (c) Immunome or its Affiliate, if applicable, is not in breach under any of the Platform In-License Agreements, nor, to Immunome’s Knowledge, is any counterparty thereto, (d) neither Immunome nor any of its Affiliates has received any notice of breach under any of the Platform In-License Agreements from the counterparty thereto, (e) to Immunome’s Knowledge, no facts or circumstances exist that would reasonably be expected to give rise to any such challenge, violation or breach, and (f) this Agreement is fully consistent with and does not constitute a breach of any Platform In-License Agreement;
12.2.7All of the Product In-License Agreements existing as of such date are listed on Schedule 12.2.7 (Existing Product In-License Agreements) (as such list may be updated at each Option Effective Date), and, to the extent permitted under such Product In-License Agreements, true and complete copies of the Product In-License Agreements have been provided to AbbVie (other than with respect to redactions of financial and commercially sensitive terms), and (a) the licenses granted to Immunome or its Affiliates in the Product In-License Agreements are in full force and effect and by their terms and are sublicensable to AbbVie as contemplated by this Agreement, (b) there are no challenges to, or violation of the rights granted to Immunome or its Affiliates thereunder by any Third Party, (c) Immunome or its Affiliate, if applicable, is not in breach under any of the Product In-License Agreements, nor, to Immunome’s Knowledge, is any counterparty thereto, (d) neither Immunome nor any of its Affiliates has received any notice of breach under any of the Product In-License Agreements from the counterparty thereto, (e) to Immunome’s Knowledge, no facts or circumstances exist that would reasonably be expected to give rise to any such challenge, violation or breach, and (f) this Agreement is fully consistent with and does not constitute a breach of any Product In-License Agreement;
12.2.8During the Term, Immunome shall not, [***];
12.2.9During the Term, Immunome shall not, and shall cause its Affiliates not to, encumber or diminish the rights granted to AbbVie hereunder with respect to any of Immunome’s Patent Rights that are the subject of the Option Package License granted to AbbVie hereunder;
12.2.10[***];
12.2.11[***];
12.2.12The Existing Patent Rights represent [***]. All Intellectual Property Rights licensed to Immunome or its Affiliates pursuant to the Platform In-License Agreements and Product In-

License Agreements, as applicable, are Controlled by Immunome and the rights and obligations of the Parties hereunder are fully consistent with, and are not limited in any material respect by, the Platform In-License Agreements or Product In-License Agreements, as applicable.
12.2.13Neither Immunome nor any of its Affiliates has entered into any agreement, whether written or oral, (excluding agreements described in Section 12.2.6 or 12.2.7 (Representations, Warranties and Covenants of Immunome) and excluding confidentiality and non-disclosure agreements entered into in the normal course) that (a) grants any Third Party any rights that are inconsistent with the rights granted to AbbVie hereunder, or (b) expressly pertains to the [***], in each case ((a) and (b)) that assigned, transferred, licensed, conveyed or otherwise encumbered Immunome’s right, title or interest in or to any of the foregoing and, solely with respect to [***];
12.2.14(a) No claim or litigation has been brought or asserted in writing by any Person alleging that (i) the Existing Patent Rights, the Immunome Background Know-How or any Research Patents are invalid or unenforceable or (ii) the conception, development, reduction to practice, disclosing, copying, making, assigning or licensing of the Existing Patent Rights, the Immunome Background Know-How or the Research Know-How, or the Exploitation of the applicable Option Package Asset as contemplated herein, violates, infringes, constitutes misappropriation or otherwise conflicts or interferes with or would violate, infringe or otherwise conflict or interfere with, any intellectual property or proprietary right of any Person, nor, (b) to Immunome’s Knowledge, do any facts or circumstances exist that would be reasonably expected to give rise to any such claims;
12.2.15To Immunome’s Knowledge, no Person is infringing or threatening to infringe, or misappropriating or threatening to misappropriate, the Existing Patent Rights, the Immunome Background Know-How, the Research Patents or the Research Know-How, and the conception, development, or reduction to practice of any Identified Antibodies, Existing Patent Rights, Immunome Background Know-How, or Research Know-How as contemplated under the Research Plan, do not violate, infringe, misappropriate or otherwise conflict or interfere with any intellectual property or proprietary right of any Third Party;
12.2.16Each of the Existing Patent Rights [***];
12.2.17There are no pending or, to Immunome’s Knowledge, alleged or threatened, (a) inter partes reviews, post-grant reviews, interferences, re-examinations or oppositions involving the Existing Patent Rights that are in or before any patent authority (or other Governmental Authority performing similar functions), or (b) any inventorship challenges involving the Existing Patent Rights that are in or before any patent or other Governmental Authority;
12.2.18Each Person who has or has had any rights in or to any Existing Patent Rights or any Immunome Background Know-How or Research Know-How has assigned and has executed an agreement assigning its entire right, title and interest in and to such Existing Patent Rights, Immunome Background Know-How, or Research Know-How;
12.2.19To Immunome’s Knowledge, all works of authorship and all other materials subject to copyright protection included in Immunome Background Know-How and Research Know-How are original and were either created by employees of Immunome or its Affiliates within the scope of their employment or are otherwise works made for hire, or all right, title, and interest in and to such materials have been legally and fully assigned and transferred to Immunome or such Affiliate, and all rights in all inventions and discoveries made, developed, or conceived by an employee or independent contractor of Immunome or any of its Affiliates during the course of their employment (or other retention) by Immunome or such Affiliate, and relating to or included in Immunome Background Know-How or Research Know-

How, have been or will be assigned in writing to Immunome or such Affiliate. To Immunome’s Knowledge, all current and former employees and current and former independent contractors of Immunome or its Affiliates have no right to receive additional compensation for any of the Immunome Background IP, Immunome Improvement, the Research Know-How or the Research Patents, including (as applicable) any right to receive compensation in connection with any provision under any applicable Laws of any applicable jurisdiction;
12.2.20The inventions claimed by the Existing Patent Rights are not the subject of any licenses, options, or other rights of any Governmental Authority, within or outside the United States, due to such Governmental Authority’s funding of research and development or otherwise (other than any right to receive payments or any law of general application that applies to personal property generally, e.g., takings laws).
12.2.21Without limiting the generality of Section 12.2.20 (Representations, Warranties and Covenants of Immunome), the inventions claimed by the Existing Patent Rights (a) were not conceived, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States or any agency thereof, (b) are not a “subject invention” as that term is described in 35 U.S.C. § 201(e), and (c) are not otherwise subject to the provisions of the Bayh-Dole Act;
12.2.22[***];
12.2.23[***];
12.2.24Immunome and its Affiliates have generated, prepared, maintained and retained all necessary permits, approvals or other authorizations that are required to be maintained or retained with respect to the conduct of its activities under this Agreement, all in accordance with, to the extent applicable to the relevant activities, good laboratory, manufacturing and clinical practice, and applicable Law.;
12.2.25The Immunome Platform Technology is not, nor will it be, necessary for the use and Exploitation of the data or information to be provided in any Data Package, including any Validated Target Pairs that are Developed by or on behalf of Immunome or its Affiliates on or after the Effective Date in the conduct of activities under the Research Plan;
12.2.26Neither Immunome nor its Affiliates is a party to any agreement with any Governmental Authority that refers or relates to the Immunome Background IP, Immunome Improvements, Research Patents, Research Know-How, any Validated Target Pair or relates to any activity contemplated hereunder and, solely with respect to Immunome Background IP and Immunome Improvements, in a manner that would conflict with the rights granted to AbbVie under this Agreement or with respect to the applicable Option Package Asset;
12.2.27None of the Immunome Background IP, Immunome Platform Technology, Immunome Improvements, Research Know-How, or Research Patents are subject to any restriction that would require any Development, Manufacturing or Commercialization activities under this Agreement to occur in a certain location or otherwise restrict the conduct of such activities with respect to location, or the Person conducting such activities;
12.2.28Immunome and its Affiliates have conducted and will conduct, and their respective contractors and consultants have conducted and will conduct, all Development activities allocated to Immunome under the Research Plan hereunder in compliance with good laboratory, manufacturing and clinical practice as defined in CFR (in each case to the extent applicable to the activities under the Research

Plan) and applicable Law (including all applicable Data Security and Privacy Laws), including with respect to obtaining any required patient consents, authorizations, and similar permissions necessary for the collection, processing, and use of any biological specimens and/or Personal Data related thereto required for the performance of this Agreement;
12.2.29 [***];
12.2.30In the last [***], Immunome has not received written notice of any alleged material violation from a Governmental Authority or other Third Party of any Data Security and Privacy Laws and has no Knowledge of facts that would give rise to such a violation;
12.2.31Immunome is not under investigation by any Governmental Authority for a violation of Data Security and Privacy Laws;
12.2.32Neither Immunome nor any of its Affiliates, nor, to Immunome’s Knowledge, any of its or their respective officers, employees or agents has (a) committed an act, (b) made a statement, or (c) failed to act or make a statement that, in any case ((a), (b) and (c)), that (i) would be or create an untrue statement of material fact or fraudulent statement to the FDA or any other Governmental Authority with respect to the Exploitation of the Identified Antibodies or the Products or (ii) could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies in the Territory;
12.2.33[***];
12.2.34During the Term, Immunome will not grant any license relating to the [***] that would conflict with the rights or licenses granted to AbbVie hereunder;
12.2.35To Immunome’s Knowledge, no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable Laws currently in effect, is or will be necessary for, or in connection with, the consummation of the transaction contemplated by this Agreement or any other agreement or instrument anticipated to be executed in connection herewith, or for the performance by Immunome of its obligations under this Agreement and such other agreements, except as may be required to obtain HSR Clearance or pursuant to any applicable antitrust or competition Law;
12.2.36Immunome and its Affiliates have not ever been and are not currently the subject of a proceeding that could lead to it or its Affiliates becoming a Debarred Entity, Excluded Entity or Convicted Entity and Immunome and its Affiliates will not use in any capacity, in connection with the obligations to be performed under this Agreement, any person who is a Debarred Individual, Excluded Individual or a Convicted Individual. Immunome further covenants that if, during the Term, Immunome or an Affiliate of Immunome becomes a Debarred Entity, Excluded Entity or Convicted Entity, or is listed on the FDA’s Disqualified/Restricted List or if any of their respective employees or agents performing any of Immunome’s obligations hereunder becomes a Debarred Individual, Excluded Individual or a Convicted Individual, or is added to the FDA’s Disqualified/Restricted List, then Immunome shall immediately notify AbbVie and AbbVie shall have the option, at its sole discretion, to either, immediately on notice: (a) prohibit such Person from performing work under this Agreement, (b) terminate all work being performed or to be performed by Immunome, or (c) terminate this Agreement in its entirety; and
12.2.37[***].

12.3Covenants of Immunome. From and after the Effective Date, Immunome shall not, and shall cause its Affiliates not to, (a) knowingly misappropriate or infringe any valid and enforceable Third Party Right in connection with the activities allocated to Immunome under this Agreement, or  (b) enter into any agreement, whether written or oral, with respect to, or otherwise assign, transfer, license, convey or otherwise encumber (including by granting any covenant not to sue) any Research Know-How or Research Patents that are included in the relevant Option Package Asset or an Option Package License, or any, Immunome Background IP, Immunome Improvements, Product that is inconsistent with the rights and licenses granted to AbbVie and its Affiliates hereunder. Immunome further hereby covenants to AbbVie that in performing its obligations under this Agreement, Immunome, its Affiliates, and its and their (sub)licensees, shall comply with all applicable Law, including all anti-corruption Laws.
12.4Disclaimer. Except as otherwise expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY THAT ANY PATENT RIGHTS ARE VALID OR ENFORCEABLE, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.
12.5Anti-Bribery and Anti-Corruption Compliance. Immunome represents, warrants, and covenants to AbbVie in connection with this Agreement that it and its Affiliates (a) have complied and will comply with all applicable Laws, rules, regulations and industry codes governing bribery, money laundering, and other corrupt practices and behavior (including, as applicable, the U.S. Foreign Corrupt Practices Act and UK Bribery Act), and (b) will not, directly or indirectly, offer, give, pay, promise to pay, or authorize the payment of any bribes, kickbacks, influence payments, or other unlawful or improper inducements to any Person in whatever form (including gifts, travel, entertainment, contributions, or anything else of value). AbbVie may terminate this Agreement in its entirety immediately on notice to Immunome in the event that AbbVie receives any information which it in good faith determines, in its sole discretion, to be evidence of an actual, alleged, possible or potential breach by Immunome or its Affiliates of any representation, warranty, or covenant provided in this Section 12.5 (Anti-Bribery and Anti-Corruption Compliance). In the event of such termination, AbbVie shall have no liability to Immunome for any charges, fees, reimbursements, or other compensation or claims under this Agreement, including for services previously performed.
12.6Bring Down Limitations. The disclosures set forth in any updated Schedule 12.2 (Immunome Disclosure Schedule) (an “Updated Disclosure Schedule”) shall be limited to [***]. The Parties agree that any disclosure made by Immunome pursuant to any Updated Disclosure Schedule shall not be deemed to amend or supplement the Initial Disclosure Schedule or any earlier Updated Disclosure Schedule for any purpose hereunder, including for purposes of the indemnification provisions under Section 13.2 (Indemnification by Immunome). For clarity, (x) an exception made by Immunome in any Updated Disclosure Schedule may not cure a deficiency in the Initial Disclosure Schedule or any prior Updated Disclosure Schedule, (y) any disclosure made in any Updated Disclosure Schedule cannot cure a breach of any covenant or obligation of Immunome hereunder, including for purposes of the indemnification provisions under Section 13.2 (Indemnification by Immunome), and (z) no disclosure made in any Updated Disclosure Schedule that relates to or reflects any such breach by Immunome shall be deemed to qualify any representation or warranty hereunder.
ARTICLE 13
INDEMNIFICATION; INSURANCE
13.1Indemnification by AbbVie. Subject to Section 13.3 (Procedure), AbbVie shall indemnify, hold harmless and defend Immunome and its Affiliates, and its or their respective directors, officers, employees, and agents, from and against any and all Liabilities, damages, losses, costs and expenses, including the reasonable fees of attorneys and other professional advisors (collectively, “Losses”), to the extent arising out of or resulting from any suits, investigations, claims, actions, proceedings or demands of Third Parties (“Third Party Claims”) arising from or occurring as a result of:

13.1.1the negligence, recklessness or willful misconduct of AbbVie, any of its Affiliates or Licensees or any Sublicensee, or its or their respective directors, officers, employees, or agents, in connection with performance by or on behalf of AbbVie of AbbVie’s obligations or exercise of AbbVie’s rights under this Agreement;
13.1.2any material breach of this Agreement, including any representation or warranty or covenant, by AbbVie; or
13.1.3the Development, Commercialization, Manufacture, or other Exploitation conducted by or on behalf of AbbVie, any of its Affiliates or Licensees, Sublicensees or Distributors, of any Identified Antibody or Product in or for the Territory (excluding Exploitation carried out by Immunome, any of its Affiliates, sublicensees or distributors hereunder, if any), including (a) any product Liability, personal injury, property damage or other damage, or (b) infringement of any Patent Rights or other Intellectual Property Rights of any Third Party;

except, in each case (Section 13.1.1, Section 13.1.2 and Section 13.1.3), to the extent that Immunome has an obligation to indemnify AbbVie for Losses pursuant to Section 13.2 (Indemnification by Immunome), as to which Losses each Party shall indemnify the other Party to the extent of their respective Liability for such Losses.

13.2Indemnification by Immunome. Subject to Section 13.3 (Procedure), Immunome shall indemnify, hold harmless and defend AbbVie and its Affiliates, its and their Licensees and/or Sublicensees and Distributors and its or their respective directors, officers, employees and agents, from and against any and all Losses to the extent arising out of or resulting from any Third Party Claims arising from or occurring as a result of:
13.2.1the negligence, recklessness or willful misconduct of Immunome or any of its Affiliates or subcontractors, or its or their respective directors, officers, employees, or agents, in connection with performance by or on behalf of Immunome of Immunome’s obligations or exercise of Immunome’s rights under this Agreement;
13.2.2any material breach of this Agreement, including any representation or warranty or covenant, by Immunome;
13.2.3any breach or alleged breach of the Platform In-License Agreements and Product In-License Agreements by Immunome;
13.2.4the infringement or misappropriation of any Patent Rights or other Intellectual Property Rights of any Third Party that arises from the practice of the Research Program IP, Immunome Platform Technology, Immunome Background IP or Immunome Improvements by or on behalf of Immunome or its Affiliates, or the infringement or misappropriation by or on behalf of Immunome or its Affiliates of any Third Party’s Intellectual Property Rights in connection with its conduct of activities under this Agreement or the Exploitation of any Substituted VTP or Rejected VTP;
13.2.5the Development, Commercialization, Manufacture, or other Exploitation by or on behalf of Immunome of any (a) QTP, (b) Proposed VTP, (c) VTP, (d) Substituted VTP, (e) Abandoned VTP, or (f) Rejected VTP that is no longer within the Residual Reserved Period or ROFN Exercise Period;

except, in each case (Section 13.2.1, Section 13.2.2, Section 13.2.3, Section 13.2.4 and Section 13.2.5), to the extent that AbbVie has an obligation to indemnify Immunome for Losses pursuant to Section 13.1 (Indemnification by AbbVie), as to which Losses each Party shall indemnify the other Party to the extent of their respective Liability for such Losses.

13.3Procedure.
13.3.1Notice. All indemnification claims in respect of a Party, its Affiliates or, in the case of AbbVie, its or their Licensees and/or Sublicensees or Distributors, or its or their respective directors, officers, employees and agents (each, an “Indemnitee”) shall be made solely by such Party (the “Indemnified Party”). The Indemnified Party shall give prompt written notification (an “Indemnification Claim Notice”) to the Party from whom indemnification is sought (the “Indemnifying Party”) promptly after receiving written notification of any Third Party Claim for which indemnification may be sought (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Third Party Claim as provided in this Section 13.3 (Procedure) shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent the Indemnifying Party will have been actually and materially prejudiced as a result of such failure or delay to give notice). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Third Party Claims, including any Losses with respect thereto.
13.3.2Control of Defense.
(a)In General. Subject to Section 10.4 (Infringement Claims by Third Parties), at its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [***] after the Indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party which shall be reasonably acceptable to the Indemnified Party. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall cooperate with the Indemnifying Party (as further described in Section 13.3.2(d) (Cooperation)), at the Indemnifying Party’s cost and expense (including by promptly delivering to the Indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim). Should the Indemnifying Party assume the defense of a Third Party Claim, except as provided in Section 13.3.2(b) (Right to Participate in Defense), the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim unless specifically requested in writing by the Indemnifying Party in accordance with the immediately preceding sentence. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any Losses incurred by the Indemnifying Party in its defense of the Third Party Claim.
(b)Right to Participate in Defense. Without limiting Section 13.3.2(a) (In General), any Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided that such employment shall be at the Indemnified Party’s own expense unless (i) the employment thereof, and the assumption by the Indemnifying Party of such expense, has been specifically authorized by the Indemnifying Party in writing, (ii) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section

13.3.2(a) (In General) (in which case the Indemnified Party shall control the defense), or (iii) the interests of the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under applicable Law, ethical rules or equitable principles.
(c)Settlement. With respect to any Losses (i) relating solely to the payment of money damages in connection with a Third Party Claim, (ii) that do not result in the Indemnified Party (or its Indemnitees, as applicable) becoming subject to injunctive or other relief, (iii) that do not require an admission of wrongdoing by the Indemnified Party (or its Indemnitees, as applicable) and (iv) that do not otherwise adversely affect the business of the Indemnified Party in any manner and (v) as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 13.3.2(a) (In General), the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). If the Indemnifying Party does not assume and conduct the defense of a Third Party Claim as provided above, the Indemnified Party may defend against such Third Party Claim. The Indemnified Party shall not admit any Liability with respect to, or settle, compromise or dispose of, any Third Party Claim without the prior written consent of the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement, compromise or other disposition of a Loss by an Indemnified Party that is reached without the written consent of the Indemnifying Party.
(d)Cooperation. In the event that the Indemnifying Party assumes the defense or prosecution of any Third Party Claim, the Indemnified Party shall, and shall cause each Indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.
(e)Expenses. Except as provided above (including pursuant to Section 13.3.2(b) (Right to Participate in Defense)), the reasonable and verifiable costs and expenses incurred by the Indemnified Party in connection with any Third Party Claim shall be reimbursed on a Calendar Quarter basis in arrears by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party (as further described in Section 13.3.2(a) (In General)).
13.4Insurance. Immunome shall obtain and carry in full force and effect the minimum insurance requirements set forth herein from an insurance company properly licensed to provide the required insurance. Such insurance (a) shall be primary insurance with respect to Immunome’s participation under this Agreement, (b) shall be issued by a recognized insurer rated by [***]or better, or an insurer pre-approved in writing by AbbVie, and (c) shall list AbbVie as an additional insured thereunder. Immunome shall provide AbbVie with [***]  written notice prior to any cancellation, non-renewal or material change thereof.

13.4.1Required Coverage by Immunome. The types of insurance and minimum limits with respect to Immunome shall include at least the following:
(a)Worker’s Compensation with statutory limits in compliance with the Worker’s Compensation laws of the state or states in which Immunome has employees in the United States.
(b)Employer’s Liability coverage with a minimum limit of [***] per occurrence.
(c)General Liability Insurance (either as primary or through an umbrella policy) with a minimum limit of [***]  per occurrence and [***] in the aggregate.

Immunome shall at all times maintain in force any insurance policy that is required by any federal, state, national or other such applicable Law that may govern or have jurisdiction over any provision of this Agreement and at all times remain fully compliant with any such applicable Law.

13.4.2Certificates of Insurance. Upon request by AbbVie, Immunome shall provide Certificates of Insurance evidencing compliance with the above requirements of this Section 13.4 (Insurance). The insurance policies shall be under an occurrence form, but if only a claims-made form is available to AbbVie, then Immunome shall continue to maintain such insurance after the expiration or termination of this Agreement for the longer of (a) a period of [***] following termination or (b) expiration of this Agreement in its entirety.
13.5Limitation of Liability. EXCEPT (A) FOR A BREACH OF ARTICLE 8 (EXCLUSIVITY) OR ARTICLE 11 (CONFIDENTIALITY), (B) AS PROVIDED UNDER SECTION 15.10 (EQUITABLE RELIEF), OR (C) TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY FOR CLAIMS THAT ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 13 (INDEMNIFICATION; INSURANCE), NEITHER IMMUNOME NOR ABBVIE, NOR ANY OF THEIR RESPECTIVE AFFILIATES, LICENSORS, LICENSEES OR SUBLICENSEES, SHALL BE LIABLE TO THE OTHER PARTY, ITS AFFILIATES, LICENSEES OR SUBLICENSEES FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.
ARTICLE 14
TERM AND TERMINATION
14.1Term. This Agreement shall commence as of the Effective Date and, unless terminated earlier, shall continue in full force and effect until the expiration of the last to expire Royalty Term with respect to all Products in all Countries (the “Term”); provided that if, AbbVie has not exercised at least one (1) Option, and has not made any payment to move to the next Stage, then this Agreement shall expire when all VTP Selection Periods expire for the VTPs delivered in such Stage.
14.2Termination.
14.2.1Termination for Cause.

(a)Material Breach. If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) has materially breached this Agreement, then the Non-Breaching Party may deliver notice of such material breach to the Breaching Party (a “Default Notice”). If the Breaching Party does not dispute that it has committed a material breach of this Agreement, then, (i) with respect to any breach arising from a failure to make a payment under this Agreement, if the Breaching Party fails to cure such breach within [***] after receipt of the Default Notice or (ii) with respect to any other breach, if the Breaching Party fails to cure such breach within [***] after receipt of the Default Notice, or if such compliance cannot be fully achieved within such [***] period and the Breaching Party has failed to commence compliance or has failed to use diligent efforts to achieve full compliance as soon thereafter as is reasonably possible, then in each case, the Non-Breaching Party may terminate this Agreement in its entirety upon written notice to the Breaching Party.
(b)Disagreement as to Material Breach. If the Breaching Party disputes that it has materially breached a material obligation under this Agreement, the dispute shall be resolved pursuant to Section 15.2 (Dispute Resolution).  If, as a result of the application of such dispute resolution procedures, the Breaching Party is determined to be in material breach of this Agreement (an “Adverse Ruling”), then if the Breaching Party fails to complete the actions specified by the Adverse Ruling to cure such material breach within [***] after such ruling (or, if the breach cannot reasonably be cured within such [***] period, the Breaching Party has failed to achieve full compliance as soon thereafter as is reasonably possible, not to exceed an additional [***] period (with the grant of such extension period being subject to the continued use of diligent efforts by the Breaching Party to cure such breach)) is determined to have occurred, then the Non-Breaching Party may terminate this Agreement in its entirety upon written notice to the Breaching Party.
14.2.2Termination by AbbVie. AbbVie may terminate this Agreement in its entirety for any or no reason upon [***] prior written notice to Immunome.
14.2.3Termination for Insolvency. In the event that either Party (a) files for protection under bankruptcy or insolvency Laws, (b) makes an assignment of all or a substantial portion of its assets for the benefit of creditors, (c) appoints or suffers appointment of a receiver or trustee over all or substantially all of its property that is not discharged within [***] after such filing, (d)  files for or is subject to any dissolution or liquidation proceeding that is not discharged within [***] after the filing thereof, or (e) files a petition under any bankruptcy or insolvency act or has any such petition filed against it that is not discharged within [***] of the filing thereof, then in each case ((a) through (e)), the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.
14.2.4Termination for Anti-Bribery or Anti-Corruption Non-Compliance. AbbVie may terminate this Agreement in its entirety in accordance with Section 12.5 (Anti-Bribery and Anti-Corruption Compliance).
14.2.5Termination for Debarment. AbbVie may terminate this Agreement in its entirety in accordance with Section 12.2.36 (Representations, Warranties and Covenants of Immunome).
14.2.6Termination for Failure or Delay to Obtain HSR Clearance. AbbVie may terminate this Agreement, on an Option Package Asset basis, with respect to an Option Package Asset upon written notice to Immunome in the event that (a) either Party receives a Second Request following AbbVie’s exercise of the applicable Option, or (b) due to a failure or delay in obtaining HSR Clearance, the applicable Option Package Assets are not sold, transferred, conveyed, assigned and delivered to AbbVie in accordance with Section 4.1 (Assignment and License Grants to AbbVie) within [***] following AbbVie’s exercise of the applicable Option.

14.3Modification in Lieu of Termination. If, at any time during the Term, AbbVie has the right to terminate this Agreement pursuant to [***] then AbbVie may, by written notice to Immunome prior to the date that otherwise would have been the effective date of termination, elect to continue this Agreement as modified by this Section 14.3 (Modification in Lieu of Termination), in which case, effective as of the date AbbVie delivers such notice of such election to Immunome:
14.3.1the rates payable by AbbVie to Immunome pursuant to Section 7.7  (Royalties) with respect to any Net Sales of (a) Products for which AbbVie has exercised its Option prior to the date of AbbVie’s written notice electing to continue this Agreement shall not be modified, and (b) Products for which AbbVie exercises its Option thereafter shall be based on rates that are [***] of the applicable rates set forth in Section 7.7 (Royalties), in each case ((a) and (b)), subject to (i) applicable deductions under Section 7.7.3 [***]  and Section 7.9 (Third Party Licenses) and (ii) the floor set forth in Section 7.10 (Floor on Royalty Reductions); and
14.3.2[***];
14.3.3Except in the case of reductions applicable for [***], AbbVie may not reduce any payments to Immunome as a result of the application of Sections 14.3.1 (Modification in Lieu of Termination) and 14.3.2 (Modification in Lieu of Termination) (taken together with any other reductions applicable under Sections 7.7.3(b) [***] ), 7.7.3(c) [***]  and 7.9 (Third Party Licenses)) to less than [***] of the [***] that would have been payable to Immunome (prior to the application of any reductions or offsets) under [***], provided that, for clarity, [***].
14.3.4[***]
14.3.5all other provisions of this Agreement shall remain in full force and effect without change.
14.4Effects of Termination of Agreement.
14.4.1Without limiting any other legal or equitable remedies that either Party may have under this Agreement, in the event of a termination of this Agreement in its entirety by AbbVie pursuant to Section 14.2.2 (Termination by AbbVie) (a) Immunome shall return (to AbbVie or its designee) or destroy, in AbbVie’s sole discretion, all AbbVie Supplies within [***], (b) AbbVie shall return to Immunome within [***] all data, information and materials transferred to AbbVie in any Data Package delivered prior to the effective date of termination for which the Option was not exercised, and (c) all licenses, options and other rights granted by one Party to the other under this Agreement shall immediately terminate; provided that (i) all payment obligations pursuant to Sections 7.4 (Development Milestone Payments), 7.5 (Commercial Milestone Payments), 7.6 (Sales-Based Milestone Payments), and 7.7 (Royalties) in connection with any Identified Antibodies and Products arising from Option Package Assets for which an Option was exercised prior to the effective date of termination shall remain in force without any reduction, except as otherwise set forth in this Agreement, (ii) to the extent not already sold, transferred, conveyed, assigned and delivered following AbbVie’s exercise of any applicable Option prior to the effective date of termination, Immunome hereby sells, transfers, conveys, assigns and delivers to AbbVie all of Immunome’s right, title and interest in and to the applicable Option Package Assets free and clear of all Encumbrances, (iii) in connection with the foregoing subclause (ii), Section 4.1.2 (Excluded Liabilities) shall apply, and (iv) the Option Package License and Unblocking License shall survive with respect to all Option Package Assets acquired by AbbVie.
14.4.2Without limiting any other legal or equitable remedies that either Party may have under this Agreement, in the event of a termination of this Agreement by AbbVie on an Option Package

Asset basis pursuant to Section 14.2.6 (Termination for Failure or Delay to Obtain HSR Clearance), (a) all rights and licenses granted by either Party to the other Party under this Agreement with respect to such Option Package Asset will immediately terminate, (b) Immunome shall return (to AbbVie or its designee) or destroy, in AbbVie’s sole discretion, all AbbVie Supplies with respect to such Option Package Asset within [***], and (c) AbbVie shall return to Immunome all data, information and materials transferred to AbbVie in the Data Package for the applicable Option Package Assets within [***].
14.4.3Without limiting any other legal or equitable remedies that either Party may have under this Agreement, in the event of a termination of this Agreement by Immunome pursuant to Section 14.2.1 (Termination for Cause) or Section 14.2.3 (Termination for Insolvency), all licenses, options and other rights granted by any Party to the other under this Agreement shall immediately terminate; provided that, (a) Immunome shall promptly transfer, convey, assign and deliver all of Immunome’s rights title and interest to all applicable Option Package Assets to the extent not already transferred, conveyed, assigned and delivered to AbbVie following AbbVie’s exercise of the applicable Option prior to the effective date of termination, free and clear of all Encumbrances, (b) in connection with the foregoing subclause (a), Section 4.1.2 (Excluded Liabilities) shall apply, (c) the Option Package License and the Unblocking License shall survive with respect to the Option Package Assets acquired by AbbVie, subject to AbbVie’s payment to Immunome of all amounts (including, for clarity, milestones and royalties) payable under this Agreement in connection with the Exploitation of Identified Antibodies or Products arising from such Option, and (d) Immunome shall return (to AbbVie or its designee) or destroy, in AbbVie’s sole discretion, all AbbVie Supplies within [***].
14.4.4Without limiting any other legal or equitable remedies that either Party may have under this Agreement, in the event of a termination of this Agreement in its entirety by AbbVie pursuant to Section 14.2.1 (Termination for Cause), Section 14.2.3 (Termination for Insolvency), Section 14.2.4 (Termination for Anti-Bribery or Anti-Corruption Non-Compliance), or Section 14.2.5 (Termination for Debarment), except as set forth in subclause (c) below, all licenses, options and other rights granted by any Party to the other under this Agreement shall immediately terminate, and in the event that the effective date of termination occurs during the Research Term, Immunome shall immediately cease performance of any activities under the Research Plan; provided that: (a) Immunome shall promptly transfer, convey, assign and deliver all of Immunome’s rights title and interest to all applicable Option Package Assets to the extent not already transferred, conveyed, assigned and delivered to AbbVie following AbbVie’s exercise of the applicable Option prior to the effective date of termination, free and clear of all Encumbrances, (b) in connection with the foregoing subclause (a), Section 4.1.2 (Excluded Liabilities) shall apply, (c) all rights and licenses granted to AbbVie hereunder under the Option Package License and Unblocking License with respect to the Identified Antibodies and Products, as applicable, shall become irrevocable and perpetual rights and licenses, subject to AbbVie’s payment to Immunome of the amounts set forth in Sections 7.4 (Development Milestone Payments), 7.5 (Commercial Milestone Payments), 7.6 (Sales-Based Milestone Payments) and 7.7 (Royalties) in connection with the Exploitation of Identified Antibodies or Products arising from Option Package Assets for which an Option was exercised prior to the effective date of termination, which shall remain in force without any reduction, except as otherwise set forth in this Agreement, and (d) Immunome shall return (to AbbVie or its designee) or destroy, in AbbVie’s sole discretion, all AbbVie Supplies within [***].
14.5Accrued Rights; Surviving Provisions of the Agreement.
14.5.1Accrued Rights. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of either Party prior to such termination or expiration, including the payment obligations under ARTICLE 7 (Upfront Fee; Milestones and Royalties; Payments), and any and all damages or remedies arising from any breach hereunder. Such termination or expiration shall not relieve any Party from obligations which are expressly indicated to survive expiration or termination of this Agreement.
14.5.2Surviving Provisions of the Agreement. Without limiting Section 14.5.1 (Accrued Rights), the provisions of ARTICLE 1 (Definitions) (to the extent the definitions apply to the surviving provisions), Section 4.1.3 (Option Package License) (to the extent applicable to Option Package Assets assigned to AbbVie prior to the effective date of termination), Section 4.1.5 (Unblocking License) (to the extent applicable to Option Package Assets assigned to AbbVie prior to the effective date of termination), Section 4.3 (Sublicensing Rights), Section 4.4 (No Other Rights), Section 6.3 (Records and Reports) (with respect to any retention obligations), Section 7.4 (Development Milestone Payments) through Section 7.15.4 (Adjustment) (inclusive, solely to the extent applicable to an accrued right otherwise contemplated by Section 14.5.1 (Accrued Rights)), Section 10.1 (Ownership of Intellectual Property; Disclosure) (but excluding Section 10.1.4 (Disclosure of Inventions)), ARTICLE 11 (Confidentiality) (for the time period set forth therein, but excluding Section 11.5 (Public Announcements)), Section 11.6 (Publications), Section 12.2.36 (Representations, Warranties and Covenants of Immunome) (with respect to notice to AbbVie), Section 12.4 (Disclaimer), the last sentence of Section 12.5 (Anti-Bribery and Anti-Corruption Compliance), ARTICLE 13 (Indemnification; Insurance) (but excluding Section 13.4 (Insurance)), Section 14.4 (Effects of Termination) through Section 14.5 (Accrued Rights; Surviving Provisions of the Agreement) (inclusive), and ARTICLE 15 (Miscellaneous) (but excluding Section 15.3 (Assignment)) shall survive the termination of this Agreement in its entirety or expiration of this Agreement for any reason, in accordance with their respective terms and conditions, and for the duration stated, and where no duration is stated, shall survive indefinitely.
ARTICLE 15
MISCELLANEOUS
15.1Governing Law; Service.
15.1.1Governing Law. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the Laws of the State of New York without reference to conflicts of laws principles; provided that all questions concerning (a) inventorship and ownership of Patent Rights under this Agreement shall be determined in accordance with Section 10.1 (Ownership of Intellectual Property; Disclosure) and (b) the construction or effect of Patent Rights shall be determined in accordance with the Laws of the Country in which the particular Patent Right has been filed or granted, as the case may be. The provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement or any subject matter hereof.
15.1.2Service. Each Party further agrees that service of any process, summons, notice or document by certified mail to its address set forth in Section 15.5 (Notices) shall be effective service of process for any action, suit, or proceeding brought against it under this Agreement in any such court.
15.2Dispute Resolution. Except for disputes resolved by the procedures set forth in Section 3.5 (Decision Making), Section 7.13.2 (Audit Dispute) or Section 15.10 (Equitable Relief), any dispute between the Parties arising out of, in connection with or relating to this Agreement, or any document or instrument delivered in connection herewith (a “Dispute”), shall be resolved pursuant to this Section 15.2 (Dispute Resolution).
15.2.1General. Any Dispute shall first be referred to the Executive Officers of the Parties, who shall confer in good faith on the resolution of the issue. Any final decision mutually agreed to by the Executive Officers shall be conclusive and binding on the Parties. If the Executive Officers are not able to agree on the resolution of any such Dispute within [***] (or such other period of time as mutually agreed by the Executive Officers) after such Dispute was first referred to them, then, except as otherwise set forth in Section 15.2.2 (ADR), either Party shall have the right, by written notice to the other Party, to initiate an arbitration (“ADR”) pursuant to the procedures set forth in Section 15.2.2 (ADR) for purposes of fully and finally resolving such Dispute.
15.2.2ADR. Subject to Section 15.2.1 (General) and Section 15.2.3 (Intellectual Property Disputes), any ADR proceeding under this Agreement shall take place pursuant to the procedures set forth in Schedule 15.2.2 (ADR).
15.2.3Intellectual Property Disputes. Unless otherwise agreed by the Parties in writing, a Dispute between the Parties relating to the validity, enforceability or patentability of any Patent Right, Trademark or other Intellectual Property Rights, if not resolved in accordance with Section 15.2.1 (General), shall not be subject to ADR and shall be submitted to a court or patent office of competent jurisdiction in the relevant Country in which such Patent Right, Trademark, or other Intellectual Property Right, was issued or, if not issued, in which the underlying patent or other application was filed. Each Party hereby submits to the jurisdiction of such court or patent or other applicable intellectual property office and irrevocably waives any assertion that the case should be heard in a different venue or forum. In case of a Dispute between the Parties with respect to inventorship, the Parties shall jointly select a patent attorney registered before the United States Patent and Trademark Office and submit such Dispute to the mutually selected patent attorney for resolution under United States patent law. The decision of such patent attorney with respect to inventorship shall be final, and the Parties agree to be bound by the decision and share equally the expenses of such patent attorney.
15.2.4Adverse Ruling. Any determination pursuant to this Section 15.2 (Dispute Resolution) that a Party is in material breach of its material obligations hereunder shall specify a (nonexclusive) set of actions to be taken to cure such material breach, if feasible.
15.2.5Interim Relief. Notwithstanding anything herein to the contrary, nothing in this Section 15.2 (Dispute Resolution) shall preclude either Party from seeking interim or provisional relief, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute, if necessary to protect the interests of such Party. This Section shall be specifically enforceable.
15.3Assignment.
15.3.1This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred (except as provided in Section 6.2 (Subcontracting)), whether by operation of law or otherwise, in whole or in part, by either Party without the written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided that (a) AbbVie shall have the right, without such consent, to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates, Licensees, Sublicensees or Distributors, and (b) each Party shall have the right, without such consent, to assign any or all of its rights and delegate any or all of its obligations hereunder to [***]. All validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party. Any purported assignment in violation of this Section 15.3.1 (Assignment) shall be void.
15.3.2AbbVie agrees that, notwithstanding any provision of this Agreement to the contrary, if Immunome undergoes a Change of Control, AbbVie will not have any rights under this Agreement with respect to any Patent Right, Know-How or other Intellectual Property Rights or other proprietary rights that are owned or otherwise Controlled by an Independent Affiliate as long as: (a) such Independent Affiliate’s Intellectual Property Rights or other proprietary rights (i) are [***] , (ii) are and (iii)

were [***]; and (b) during the Term, Immunome establishes, and Immunome causes such Independent Affiliate and their respective Affiliates to establish internal safeguards and firewalls to ensure that any activities performed in connection with a Competing Program are segregated from any activities under this Agreement, by ensuring that [***]; provided that, the requirements described in the foregoing subclauses (i) and (ii) shall apply to [***] (the conduct of such activities under this subclause (b) with respect to a given Competing Program, “Segregation”). Additionally, in the event of a Change of Control of Immunome during the Research Term, [***].
15.3.3Applicability of 11 U.S.C. § 365(n). All rights and licenses granted under or pursuant to this Agreement, including all rights and licenses to use improvements or enhancements developed during the Term, are intended to be, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”) or any analogous provisions in any other country or jurisdiction, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that the licensee of such rights and licenses under this Agreement shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, including Section 365(n) of the Bankruptcy Code, or any analogous provisions in any other country or jurisdiction. All of the rights granted to either Party under this Agreement shall be deemed to exist immediately before the occurrence of any bankruptcy case in which the other Party is the debtor.
15.4Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics or pandemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts, or other labor disturbances (whether involving the workforce of the non performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any Governmental Authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement) and for so long as such failure or delay continues to be caused by or result from such force majeure event; provided that, (a) the non-performing Party promptly provides written notice to the other Party of such force majeure event, which notice states the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect; (b) the suspension of performance is of no greater scope and no longer duration than is necessary; and (c) the non-performing Party uses commercially reasonable efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable. For as long as any force majeure circumstance continues, the non-performing Party will, at the other Party’s reasonable request (provided no more frequently than [***] during the period of such non-performance or delay), provide the other Party written summaries of its mitigation efforts and its estimates of when normal performance under the Agreement will be able to resume. If the performance of any such obligation under this Agreement is delayed owing to such a force majeure for any continuous period of more than [***] , the Parties shall consult in good faith with respect to an equitable solution.
15.5Notices. Any notice, request, demand, waiver, consent, approval, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if (a) delivered by hand, (b) sent by facsimile transmission (with transmission confirmed), or (c) by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in this Section 15.5 (Notices) or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 15.5 (Notices). Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter. This Section 15.5 (Notices) is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

If to Immunome,

addressed to:	Immunome, Inc.

665 Stockton Drive, Suite 300,
Exton, PA 19341
Attn: Chief Executive Officer
Email: [***]
Attn: Chief Legal Officer
[***] with a copy (which shall not constitute notice) to:

Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304

Attn: [***]
Email: [***]

If to AbbVie,

addressed to:	AbbVie Global Enterprises Ltd. c/o Harbour Fiduciary Services Ltd.

Thistle House, 4 Burnaby Street

Hamilton Pembroke HM 11

Bermuda

with a copy (which shall not constitute notice) to:

AbbVie Inc.

1 North Waukegan Road

North Chicago, IL 60064

Facsimile: [***]
Attn: Executive Vice President, General Counsel, and Secretary

15.6Export Clause. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party or any of its Affiliates under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with applicable Law.
15.7Waiver; Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by applicable Law or otherwise available except as expressly set forth herein.

15.8Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.
15.9Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and that most nearly implements the Parties’ original intentions. To the fullest extent permitted by applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid, or unenforceable in any respect.
15.10Equitable Relief.
15.10.1Each Party acknowledges and agrees that the restrictions, rights and obligations set forth in ARTICLE 10 (Intellectual Property Rights) and ARTICLE 11 (Confidentiality) are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, rights and obligations and that any breach or threatened breach of any provision of such Articles may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of such Articles, the Non-Breaching Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such Non-Breaching Party may be entitled in law or equity. Both Parties agree to waive any requirement that the other (a) post a bond or other security as a condition for obtaining any such relief and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Nothing in this Section 15.10.1 (Equitable Relief) is intended or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.
15.10.2Immunome acknowledges and agrees that the restrictions, rights and obligations set forth in ARTICLE 8 (Exclusivity) are reasonable and necessary to protect the legitimate interests of AbbVie and that AbbVie would not have entered into this Agreement in the absence of such restrictions, rights and obligations and that any breach or threatened breach of any provision of such Section or Articles may result in irreparable injury to AbbVie for which there will be no adequate remedy at law. In the event of an Immunome breach or threatened breach of any provision of such Section or Articles, AbbVie shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which AbbVie may be entitled in law or equity. Immunome agrees to waive any requirement that AbbVie (a) post a bond or other security as a condition for obtaining any such relief and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Nothing in this Section 15.10.2 (Equitable Relief) is intended or should be construed, to limit AbbVie’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.
15.11Entire Agreement; Amendments. This Agreement, together with the Schedules and Exhibits attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior and contemporaneous agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby (including that certain Bilateral Confidential Disclosure Agreement, effective as of [***], by and between the Parties or their respective Affiliates, as amended (the “CDA”)). Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement. No amendment, modification, release, or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.
15.12Relationship of the Parties. It is expressly agreed that Immunome, on the one hand, and AbbVie, on the other hand, shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture, or agency, including for all tax purposes. Neither Immunome, on the one hand, nor AbbVie, on the other hand, shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other Party to do so. All Persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.
15.13Headings; Construction; Interpretation. Headings and any table of contents used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions. Any reference in this Agreement to an Article, Section, subsection, paragraph, subclause, Exhibit or Schedule shall be deemed to be a reference to any Article, Section, subsection, paragraph, subclause, Exhibit or Schedule, of or to, as the case may be, this Agreement. Except where the context otherwise requires, (a) any definition of or reference to any agreement, instrument or other document refers to such agreement, instrument other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any Law refers to such Law includes all rules and regulations thereunder and any successor Law, in each case, as from time to time enacted, repealed or amended, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof, (d) the words “include,” “includes,” “including,” “exclude,” “excludes,” and “excluding,” shall be deemed to be followed by the phrase “but not limited to,” “without limitation” or words of similar import, (e) the word “or” is used in the inclusive sense (and/or), (f) words in the singular or plural form include the plural and singular form, respectively, (g) references to any gender refer to each other gender, (h) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement, (i) a capitalized term not defined herein but reflecting a different part of speech than a capitalized term that is defined herein shall be interpreted in a corresponding manner, (j) all references to “will” are interchangeable with the word “shall” wherever context requires and shall be understood to be imperative or mandatory in nature, and (k)

whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days.

15.14Books and Records. Any books and records to be maintained under this Agreement by a Party or its Affiliates or its or their Licensees and/or Sublicensees (other than Dispute Settlement Licensees) shall be maintained in accordance with applicable Accounting Standards.
15.15English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.
15.16Parties in Interest. Except as provided in ARTICLE 13 (Indemnification; Insurance), all of the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable solely by the Parties and their respective successors, heirs, administrators and permitted assigns and they shall not be construed as conferring any rights on any other Persons.
15.17Counterparts. This Agreement may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies from separate computers or printers. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

[Signature page follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Immunome, Inc.

By:/s/ Purnanand D. Sarma
Name:  Purnanand D. Sarma
Title:  President & CEO

AbbVie Global Enterprises Ltd.

By: [***]
Name: [***]
Title:  [***]

Exhibit A

Research Plan

[***]

Schedule 1.105

Existing Immunome Background Patents

[***]

Schedule 11.5

Form of Press Release

[***]

Schedule 12.2

Immunome Disclosure Schedule

[***]

Schedule 12.2.5

Existing Patent Rights

[***]

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[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Schedule 12.2.6

Existing Platform In-License Agreements

[***] [

1.	[***]
2.	[***]

[***]

3.	[***]

4.	[***].

[***]

Schedule 12.2.7

Existing Product In-License Agreements

[***]

Schedule 15.2.2

ADR Procedures

[***]

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